Exhibit 10.3

EXECUTION VERSION

COLLABORATION, OPTION AND LICENSE AGREEMENT

Between

GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 4) LIMITED

And

IDEAYA Biosciences, INC.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

COLLABORATION, OPTION AND LICENSE AGREEMENT

This Collaboration, Option and License Agreement (the “Agreement”) is made and entered into as of June 15, 2020 (“Execution Date”) and is effective as of the Effective Date (as defined below), between GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 4) LIMITED (“GSK”), and IDEAYA Biosciences, Inc., a Delaware corporation having an office at 7000 Shoreline Court, Suite 350, South San Francisco, CA 94080 (“IDEAYA”).  GSK and IDEAYA are sometimes referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, GSK, among other things, conducts programs to discover, develop, manufacture and commercialize innovative pharmaceutical medicines;

WHEREAS, IDEAYA, among other things, conducts programs to discover and develop therapeutic products for the treatment and prevention of diseases;

WHEREAS, GSK and IDEAYA desire to enter into this Agreement to collaborate with respect to three (3) Collaboration Programs, consistent with the terms and conditions set forth herein; and

WHEREAS, IDEAYA wishes to grant, and GSK wishes to accept the Option and licenses set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
Definitions

Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.

1.1

“Accounting Standards” means, with respect to GSK, IFRS, and with respect to IDEAYA, GAAP, in each case as consistently applied by the applicable Party and its Affiliates, as the same may be changed from time to time by the Parties; provided, however, that each Party shall promptly notify the other Party in the event that such Party changes its Accounting Standards pursuant to which such Party’s records are maintained, and it being understood that each Party may only use internationally recognized accounting principles (e.g., IFRS, GAAP).

1.2

“Affiliate” means, with respect to a given Party, any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls, or is controlled by, or is under common control with such Party.  For the purposes of this Section 1.2, “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

legal entity, or status as a general partner in the case of any partnership, or any other arrangement whereby a corporation or other entity controls or has the right to control the board of directors or equivalent governing body or management of another corporation or other entity.

1.3	“Aggregate Purchase Price” has the meaning set forth in the Purchase Agreement.
1.4	“Agreement” has the meaning set forth in the preamble.
1.5	“Alliance Manager” has the meaning set forth in Section 5.9.
1.6	“Allowable Expenses” has the meaning set forth in the Pre-Tax Profit or Loss Schedule.
1.7

“Applicable Law” means, individually and collectively, any and all laws, ordinances, rules, directives and regulations of any kind whatsoever of any governmental or regulatory authority within the applicable jurisdiction.

1.8

“Arising Technology” means all Patents and Know-How invented, discovered, created or developed by or on behalf of a Party solely or the Parties jointly in connection with the exercise of its or their rights or performance of its or their obligations under this Agreement.

1.9	“Balancing Payment” has the meaning set forth in Schedule 7.4.1.
1.10	“Bankruptcy Code” means Title 11 of the United States Code.
1.11	“Beneficial Ownership Limitation” has the meaning set forth in Section 7.1.2.
1.12	“Big Four Accounting Firm” means one of the following: (i) Deloitte, (ii) Ernst & Young, (iii) KPMG, or (iv) PricewaterhouseCoopers.
1.13

“Business Day” means a day that is not (a) a Saturday, Sunday or a day on which banking institutions in New York, New York or London, United Kingdom are required by Applicable Law to remain closed, or (b) the nine (9) consecutive calendar days beginning on December 24 through and including January 1 of each Calendar Year to the extent those days are not included in (a) in this Section 1.13.

1.14	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.15	“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.16	“CDA” means that certain Mutual Confidential Disclosure Agreement between GlaxoSmithKline LLC and IDEAYA effective June 4, 2019, as amended on April 23, 2020.
1.17

“Change of Control” means, with respect to a Party, an event or transaction or series of events or transactions by which: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding securities of such Party or the total voting power of such securities entitled to vote in elections of directors; (b)(i) such Party reorganizes, consolidates or comes under common control with, or merges into another Third Party entity, or (ii) any Third Party entity reorganizes, consolidates or comes under common control with, or merges into such Party, in either event of the foregoing ((i) or (ii)) where more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of such Party immediately preceding such reorganization, consolidation or merger; (c) such Party conveys, transfers or leases to a Third Party (x) all or substantially all of its assets or the control thereof, or (y) all or substantially all of its assets or business relating to this Agreement or the control thereof; or (d) any other arrangement whereby a Third Party (or group of Third Parties acting in concert) obtains control or the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management, policies or affairs of such Party; provided, however, that, notwithstanding subsections (a) through (d) above, a sale of a Party’s securities in an underwritten public offering of such Party’s securities to multiple non-affiliated investors or other financing transaction the primary purpose of which is to raise capital to fund the operations of such Party shall not constitute a Change of Control.

1.18

“Clinical Dose Expansion” means the first person dosed in an expansion cohort of the applicable Phase 1 Clinical Study for the relevant Licensed Product being conducted by a Party utilizing the recommended dose for expansion for such Licensed Product.

1.19	“Closing Date” has the meaning set forth in the Purchase Agreement.
1.20	“Co-Chair” has the meaning set forth in Section 5.7.1.
1.21	“Collaboration Budget” means the budget for conducting the corresponding Collaboration Plan as agreed by the Parties and approved by the applicable JDC and the JSC, as updated from time to time.
1.22

“Collaboration Plan” means a plan for each Collaboration Program, setting out the preclinical Development activities (and solely with respect to the MAT2A Program, the limited clinical Development activities) to be conducted by or on behalf of the Parties, including the Party responsible for each activity and any other matters pertinent to the scope of activities to be conducted under such Collaboration Plan.

1.23	“Combination Product” means a product that includes a Licensed Compound in combination with one or more pharmaceutically active ingredients that is not any

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

other Licensed Compound (the “Other Component(s)”), whether in a single formulation finished form, co-packaged, or as separate products otherwise sold under a single invoiced price. For clarity, a Companion Diagnostic shall not be considered Other Components with respect to any Licensed Compound.

1.24

“Collaboration Program” means the programs described in ARTICLE 3 of this Agreement, conducted by the Parties in accordance with mutually agreed Collaboration Plans and Collaboration Budgets (if applicable).  The Collaboration Programs include the (a) POLQ Program, (b) WRN Program, and (c) MAT2A Program.

1.25

“Commercial Manufacturing” means Manufacture of a Licensed Product (including the cost of API) or acquisition of such Licensed Product, in each case, for Commercialization of such Licensed Product in the Profit-Sharing Territory.

1.26

“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a given Licensed Product, including activities related to marketing, promoting, Commercial Manufacturing, selling, distributing, importing and exporting such Licensed Product, Launch Preparation Activities and interacting with Regulatory Authorities regarding any of the foregoing, but excluding for clarity interactions with Regulatory Authorities regarding clinical trials, obtaining Regulatory Approvals, and other Development activities (including for clarity Manufacturing activities related to Development).  “Commercialize” and “Commercializing” shall have their correlative meanings.

1.27

“Commercialization Budget” means the budget for conducting the corresponding Commercialization Plan for a given Licensed Product as presented by GSK to the applicable JCC pursuant to Section 6.2.3, and as updated on a Calendar Year basis by GSK.

1.28	“Commercialization Excess Costs” has the meaning set forth in Schedule 7.4.1.
1.29

“Commercialization Plan” means a plan for the Commercialization of WRN Products or MAT2A Products, as applicable, each in the Field in the Profit-Sharing Territory as presented by GSK to the applicable JCC pursuant to Section 6.2.3, and as updated annually by GSK.

1.30	“Commercialization Permitted Overage” has the meaning set forth in Schedule 7.4.1.
1.31

“Commercially Reasonable Efforts” means such efforts that are consistent with the efforts and resources normally used by GSK (in the case of GSK) or IDEAYA (in the case of IDEAYA) in the exercise of its reasonable business discretion relating to discovery, Development and Commercialization of a compound or product owned by it or to which it has exclusive rights, with similar characteristics as the applicable relevant Licensed Compound and Licensed Product hereunder, which is of similar market potential at a similar stage in its development or product life as such Licensed Compound or Licensed Product, taking into account

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved, profitability (including pricing and reimbursement status achieved or projected to be achieved), and other relevant factors, including technical, legal, scientific or medical factors.  For purposes of clarity, it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the product and the market(s) involved.

1.32	“Committee” means, individually, the JSC, each JDC, each JCC and the Financial Working Group or any other Subcommittee established as set forth in Section 5.6.
1.33	“Committee Deadlock” has the meaning set forth in Section 5.8.1.
1.34	“Common Stock” has the meaning set forth in Section 7.1.
1.35

“Companion Diagnostic” means a product designed for use in a diagnostic biomarker assay tailored or optimized for use with a Licensed Product, for predicting or monitoring the suitability of such Licensed Product for prophylactic or therapeutic use in human patients or defined subpopulations thereof. A Companion Diagnostic shall be intended for use (a) as a means to select or monitor the patient population for the conduct of clinical studies of such Licensed Product, (b) to predict predisposition to treatment in clinical use with such Licensed Product, or (c) to predict or monitor potential safety considerations in clinical use with such Licensed Product. Use of a Companion Diagnostic to guide use of the Licensed Product will be contingent on appropriate Regulatory Approvals for such uses as deemed necessary by the FDA or other similar Regulatory Authority with appropriate jurisdiction.

1.36	“Competing Product” has the meaning set forth in Section 10.3.1.
1.37

“Confidential Information” means any technical, business, or other information provided by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether prior to, on, or after the Effective Date, including under the CDA, including information relating to the GSK Technology, where GSK is the Disclosing Party, and information relating to the IDEAYA Technology, where IDEAYA is the Disclosing Party, or the scientific, regulatory or business affairs or other activities of the Disclosing Party.

1.38

“Control” (including variations such as “Controlled,” “Controlling” and the like) means, with respect to any material, information, or intellectual property, the possession (whether by ownership or license, other than the licenses granted hereunder) of the ability to grant a license or sublicense or other right to exploit, without violating the terms of any agreement or other arrangement with any Third Party, or any Applicable Law.

1.39	“Controlling Party” has the meaning set forth in Section 10.2.1.
1.40	“Cost Share End Date” has the meaning set forth in Section 7.5.1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.41	“Cost Share Opt Out Compounds and Products” means any Licensed Compounds and Licensed Products for which IDEAYA has exercised the IDEAYA Opt-Out.
1.42	“Cost Share Ratio” has the meaning set forth in Section 6.2.5.
1.43

“Currency Gains and Losses” means the gain or loss resulting from changes in exchange rates between the U.S. dollar and the foreign currency in which the transaction is denominated, to the extent directly attributable or reasonably allocable to a Licensed Compound or Licensed Product, and shall only include the currency gains and losses realized between the end of a Calendar Quarter and the date of invoice payment for that Calendar Quarter.

1.44

“Data” means preclinical data (including computational validation, genetic data (including genotype, phenotype and genetic sequencing data), in vitro and in vivo data), clinical data (including broad data sets, study and investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases), and regulatory, Manufacturing, biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety and quality control data, information and documentation, whether in written or electronic form.

1.45	“Data Security Breach” has the meaning set forth in Section 9.4.
1.46

“Data Sharing Initiative” means GSK’s policy initiative (as may be amended from time to time), known at the Execution Date as the “SHARE Initiative”, to provide researchers with access to clinical trial and study information, including anonymized patient level data.

1.47

“Development” means any and all activities conducted that are necessary for seeking, obtaining, or maintaining Regulatory Approvals for the Licensed Compounds and Licensed Products, which include preclinical studies and non-clinical studies, clinical studies, quality of life assessments, Companion Diagnostic development that is required by a Regulatory Authority or are reasonably necessary for Development, pharmacoeconomics, regulatory affairs, manufacturing process development, formulation development and all activities (including Manufacturing activities) performed in support of the CMC (chemistry, manufacturing and controls, or equivalent) section of an IND or NDA and other Regulatory Filings, as are set forth in any Collaboration Plan or Development Plan approved by, as applicable, the relevant JDC and the JSC. For clarity, Development excludes Commercialization activities (including Commercial Manufacture and Launch Preparation Activities). “Develop” and “Developing” shall have their correlative meanings.

1.48

“Development Budget” means the budget for conducting the corresponding portion of the Development Plan for a given Licensed Compound or Licensed Product as presented by GSK to the applicable JDC pursuant to Section 6.2.2, and as updated on an annual basis by GSK.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.49

“Development Costs” means the reasonable out-of-pocket costs and internal costs incurred by a Party or its Affiliates after the Effective Date that are consistent with the respective Development activities of such Party that are directly attributable or reasonably allocable to the Development of a Licensed Product (including Manufacturing Costs incurred in connection with such pre-clinical or clinical Development activities, but excluding Manufacturing Costs incurred in connection with Commercial Manufacture, even if conducted prior to Regulatory Approval of such Licensed Product), in accordance with, as applicable, (a) the Collaboration Plan and Collaboration Budget applicable to the WRN Program, (b) the Development Plan and Development Budget applicable to the WRN Compound and WRN Product, and (c) solely if the Option Closing Date occurs (i) the Development Plan and Development Budget applicable to the MAT2A Compound and MAT2A Product and (ii) all Interim MAT2A Activities incurred after the Option Closing Date, including in each case of the foregoing all Third Party invoiced costs and expenses incurred for activities specified in the applicable Collaboration Plan (and corresponding Collaboration Budget) or the Development Plan (and corresponding Development Budget). For purposes of this definition (A) out-of-pocket costs means the actual amounts paid by a Party or its Affiliate to a Third Party for specific external Development activities conducted for the relevant Licensed Compound or Licensed Product, including all filing fees required for and other costs associated with, any Regulatory Filings and all applicable Patent Costs pursuant to Section 10.2.3 and (B) internal costs means the applicable FTE Rate multiplied by the number of FTE hours utilized in the relevant period on activities directly relating to Development in accordance with the applicable Collaboration Plan or Development Plan. For clarity Development Costs excludes all costs incurred in connection with Commercialization of Licensed Products.

1.50

“Development Plan” means a plan, as presented by GSK to the applicable JDC pursuant to Section 6.2.2, and as updated on an annual basis by GSK as set forth in this Agreement, governing the Development of each of (a) WRN Compound(s) and WRN Product(s) in the Field in the Territory and (b) solely if the Option Closing Date occurs, the MAT2A Compound(s) and MAT2A Product(s) in the Field in the Territory.  For clarity, the Development Plan for the relevant Licensed Compounds and Licensed Products shall not duplicate the Development activities conducted or to be conducted pursuant to the relevant Collaboration Plan for such Licensed Compounds and Licensed Products, unless required by a Regulatory Authority or, are reasonably necessary for the Development of the Licensed Compounds and Licensed Products.

1.51	“Development Reports” has the meaning set forth in Section 6.2.7.
1.52	“Disclosing Party” has the meaning set forth in the definition of “Confidential Information.”
1.53	“Dollars” or “$” means the official currency of the United States of America.
1.54	“DOJ” has the meaning set forth in Section 2.2.
1.55	“Effective Date” has the meaning set forth in Section 2.1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.56	“EMA” means the European Medicines Agency, or any successor entity thereto performing similar functions for the European Union or the United Kingdom.
1.57	“Entity” has the meaning set forth in Section 7.14.4.
1.58	“European Union” means the economic, scientific and political organization of member states in Europe, as it may be constituted from time to time, including Switzerland and the United Kingdom.
1.59	“Excess Costs” has the meaning set forth in Section 7.3.2(b).
1.60	“Execution Date” has the meaning set forth in the preamble.
1.61	“Exercise Period” has the meaning set forth in Section 8.1.
1.62	“FDA” means the U.S. Food and Drug Administration, or any successor entity thereto performing similar functions in the United States.
1.63	“Field” means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human or animal disease.
1.64	“Financial Report” has the meaning set forth in Schedule 7.3.1.
1.65	“Financial Working Group” has the meaning set forth in Section 5.5.
1.66

“First Commercial Sale” means, with respect to a given Licensed Product in a country, the first commercial sale in an arms-length transaction of such Licensed Product by or on behalf of GSK, its Affiliate or Sublicensee in such country following receipt of applicable Regulatory Approval of such Licensed Product in such country; provided, however, that First Commercial Sale shall not include any transfer of a product (a) between or among GSK and its Affiliates or its Sublicensees or (b) for purposes of patient assistance programs, treatment IND sales, named patient sales, compassionate use sales or the like, provided, in case of (b), such product is sold at a price no greater than GSK’s fully burdened cost of manufacture, distribution and selling.

1.67

“Force Majeure” means any event beyond the reasonable control of the affected Party, including: embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics (including pandemics), fire, floods, earthquakes or other acts of nature; or acts, omissions or delays in acting by any governmental authority (including the refusal of any Regulatory Authority to issue required Regulatory Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party), and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.68	“FTC” has the meaning set forth in Section 2.2.
1.69

“FTE” means, with respect to employees of a Party or its Affiliates, the equivalent of the work of one (1) full time person for one (1) year (consisting of at least a total of [***] ([***]) hours per year, or such other number as may be agreed to by the Parties). Overtime, and work on weekends, holidays and the like shall not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. If any person works partially on other work in a given Calendar Year, then the full-time equivalent to be attributed to such person’s work hereunder shall be equal to the percentage of such person’s total work time in such Calendar Year that such person spent working on activities contemplated under this Agreement. FTE efforts shall not include the work of general corporate personnel.  Each Party shall track FTEs of its personnel using such Party's standard practices and methodologies.

1.70

“FTE Rate” means, unless otherwise agreed by the unanimous decision of the Financial Working Group or mutually by the Parties in writing, commencing on the Effective Date, $[***] per FTE. The FTE Rate shall be increased or decreased on each anniversary of the Effective Date by a percentage equivalent to the change over the preceding twelve (12)-month period in the Consumer Price Index for All Urban Consumers (All Items), or any successor to such published measure, not seasonally adjusted, as published by the U.S. Department of Labor Bureau of Labor Statistics. For clarity, the FTE Rate is “fully burdened” and covers base salary, target bonus (yearly bonus based on achievement of personal/corporate targets), plus benefits including holiday allowance, pension, medical, risk, share-based payments and other remuneration-based benefits, tax and social security, facilities, travel expenses, and IT allocation.

1.71	“GAAP” means generally acceptable accounting standards, principles, and procedures as issued by the Financial Accounting Standards Board (FASB).
1.72

“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) FDA regulations and guidelines for good clinical practice, as promulgated by the FDA under 21 CFR Parts 50, 54, 56, 312 and 812, (b) as set forth in European Commission Directive 2001/20/EC relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into law by European Commission Directive 2005/28/EC laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, (c) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the EU, (d) the Declaration of Helsinki (2008), and (e) any further amendments or clarifications with respect to any of the foregoing and any equivalents thereto in the country in which clinical studies of a product are conducted.

1.73	“Generic Product” means, with respect to a Licensed Product, any pharmaceutical product that has the same active pharmaceutical ingredient as a Licensed Product

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

and that is distributed by a Third Party under an MAA approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product.

1.74

“GLP” means all applicable Good Laboratory Practice standards, including, as applicable: (a) FDA regulations and guidelines for good laboratory practice, as promulgated by the FDA under 21 CFR Part 58; (b) European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time as well as any Rules Governing Medicinal Products in the European Community Vol. III, ISBN 92.825 9619-2 (ex - OECD principles of GLP); and (c) any further amendments or clarifications with respect to any of the foregoing and any equivalents thereto in the country in which pre-clinical or clinical studies of a product are conducted.

1.75	“GLP Toxicology Study” means a pre-clinical toxicity safety study conducted under GLP with respect to the applicable Licensed Compound to generate data to support filing of an IND.
1.76

“GMP” means all applicable Good Manufacturing Practices, including: (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice; (b) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601, 610 and 820; (c) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Laws in any relevant country, each as may be amended and Applicable from time to time.

1.77

“Government Official” (where “government” means all levels and subdivisions of governments, i.e. local, regional, national, administrative, legislative, executive, or judicial, and royal or ruling families) means (a) any officer or employee of a government or any department, agency or instrumentality of a government (which includes public enterprises, and entities owned or controlled by the state); (b) any officer or employee of a public international organization such as the World Bank or United Nations; (c) any officer or employee of a political party, or any candidate for public office; (d) any individual defined as a government or public official under Applicable Laws (including anti-bribery and corruption laws) and not already covered by any of the above; or (e) any individual acting in an official capacity for or on behalf of any of the above.  “Government Official” includes any individual with close family members who are Government Officials (as defined above) with the capacity, actual or perceived, to influence or take official decisions affecting the business of a Party.

1.78	“GSK” has the meaning set forth in the preamble.
1.79	“GSK Arising Know-How” has the meaning set forth in Section 10.1.3.
1.80	“GSK Arising Patents” has the meaning set forth in Section 10.1.3.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.81	“GSK Arising Technology” means GSK Arising Know-How and GSK Arising Patents.
1.82	“GSK Existing Patents” has the meaning set forth in Section 10.1.1.
1.83	“GSK Existing Know-How” has the meaning set forth in Section 10.1.1.
1.84	“GSK Existing Technology” has the meaning set forth in Section 10.1.1.
1.85	“GSK Indemnitees” has the meaning set forth in Section 14.1.1.
1.86	“GSK MAT2A Preclinical Activities” has the meaning set forth in Section 3.2.1(b).
1.87	“GSK Patents” has the meaning set forth in Section 10.2.3.
1.88	“GSK PRMT Product” means a compound that is a Type 1 protein arginine methyl transferase inhibitor that is Controlled by GSK.
1.89

“GSK Technology” means (a) all GSK Existing Technology, (b) all GSK Arising Technology Controlled by GSK during the Term, and (c) GSK’s joint ownership interest in Joint Arising Technology Controlled by GSK during the Term, in each case that are necessary or reasonably useful for IDEAYA’s conduct of activities under a Collaboration Plan or that are disclosed to IDEAYA for purposes of the foregoing.

1.90

“GSK Termination Technology” means (a) all GSK Existing Technology, (b) all GSK Arising Technology Controlled by GSK, (c) GSK’s joint ownership interest in Joint Arising Technology Controlled by GSK and (d) subject to [***], in each case that are (i) [***] or (ii) otherwise [***].

1.91	“Hatch-Waxman Act” has the meaning set forth in Section 10.3.1.
1.92	“HSR Act” has the meaning set forth in Section 2.2.
1.93	“HSR Clearance Date” has the meaning set forth in Section 2.2.
1.94	“HSR Filing” has the meaning set forth in Section 2.2.
1.95	“ICC Rules” has the meaning set forth in Section 15.2.
1.96	“IDEAYA” has the meaning set forth in the preamble.
1.97	“IDEAYA Arising Know-How” has the meaning set forth in Section 10.1.4.
1.98	“IDEAYA Arising Patents” has the meaning set forth in Section 10.1.4.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.99	“IDEAYA Arising Technology” means IDEAYA Arising Know-How and IDEAYA Arising Patents.
1.100	“IDEAYA Existing Patents” has the meaning set forth in Section 10.1.1.
1.101	“IDEAYA Existing Know-How” has the meaning set forth in Section 10.1.1.
1.102	“IDEAYA Existing Technology” has the meaning set forth in Section 10.1.1.
1.103	“IDEAYA Indemnitees” has the meaning set forth in Section 14.1.2.
1.104	“IDEAYA Opt-Out” has the meaning set forth in Section 7.5.1.
1.105

“IDEAYA Technology” means (a) all IDEAYA Existing Technology, (b) all IDEAYA Arising Technology Controlled by IDEAYA during the Term, and (c) IDEAYA’s joint ownership interest in Joint Arising Technology Controlled by IDEAYA during the Term, in each case, that are necessary or reasonably useful for the making, having made, using, selling, offering for sale and importing Licensed Compounds and Licensed Products in the Field in the Territory.

1.106	“IFRS” means the International Financial Reporting Standards as adopted by the European Union, applied on a consistent basis.
1.107	“Increased Withholding Taxes” has the meaning set forth in Section 7.14.2.
1.108

“IND” means an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 CFR Part 312, or any equivalent filing with any relevant Regulatory Authority in any jurisdiction.

1.109	“Indemnifying Party” has the meaning set forth in Section 14.1.3.
1.110	“Indemnitee” has the meaning set forth in Section 14.1.3.
1.111	“Infringement” has the meaning set forth in Section 10.3.1.
1.112	“Infringement Notice” has the meaning set forth in Section 10.3.1.
1.113

“Initiation” means, with respect to any (a) clinical study, including a [***], the first patient dosed in such clinical trial, and (b) GLP Toxicology Study, first dosing in an animal species in such GLP Toxicology Study.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.114

“Institutional Review Board” means an institutional review board (“IRB”) or independent ethics committee (“IEC”) that reviews the methods proposed for research and development activities to ensure such methods satisfy ethical requirements.

1.115	“Interim MAT2A Activities” has the meaning set forth in Section 3.2.1(c).
1.116	“Interim MAT2A Operating Period” has the meaning set forth in Section 3.2.1(c).
1.117

“Internal Policies” means, with respect to a Party, such Party’s health care compliance, ethical, reputational, anti-bribery and corruption and other policies applicable to such Party’s activities under this Agreement, and any standard operating procedures implementing such policies, including the codes of conduct of any self-regulatory body of which that Party is a member.

1.118	“Joint Arising Technology” has the meaning set forth in Section 10.1.5.
1.119	“Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 5.4.1.
1.120	“Joint Development Committee” or “JDC” has the meaning set forth in Section 5.2.1.
1.121	“Joint Steering Committee” or “JSC” has the meaning set forth in Section 5.1.1.
1.122

“Know-How” means proprietary and confidential trade secrets, models, discoveries, ideas, Data and other types of data, databases, results, assays, instructions, processes, techniques, formulas, algorithms, Materials, inventions, computational models, human-relevant disease models, computer software (including source code), predictive model implementations, data analytic tools, biotechnology hardware and associated algorithms and methodologies, methods of use, expert knowledge and information.

1.123“Launch Preparation Activities” means all Commercialization activities undertaken with respect to a relevant Licensed Product in the Territory prior to First Commercial Sale and in preparation for First Commercial Sale of such Licensed Product in the Territory.  Launch Preparation Activities shall exclude all Development activities.

1.124	“Licensed Compound” means (a) solely if the Option Closing Date occurs, a MAT2A Compound, (b) a WRN Compound, or (c) a POLQ Compound.
1.125

“Licensed Product” means (a) solely if the Option Closing Date occurs, a MAT2A Product, (b) a WRN Product, or (c) a POLQ Product. For clarity, if a given Licensed Product contains (i) [***] or (ii) [***], such Licensed Product shall be considered to be multiple Licensed Products for the purposes of this Agreement, [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.126	“Losses” has the meaning set forth in Section 14.1.1.
1.127

“Major Indication” means (a) each type of cancer for which Regulatory Approval for a Licensed Product is being sought or has been obtained by GSK, its Affiliates, or their Sublicensees that is [***] or (b) a [***].  For clarity, [***] shall count as [***]; provided, however, that, for clarifying purposes:

(i)the [***], or the [***], shall [***]; and

(ii)the determination whether a [***] is a separate Major Indication shall be guided by generally accepted medical treatment and standards in the field of oncology, as such may develop during the Term.

1.128

“Manufacture” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, serialization, labeling, shipping, and holding of any product, or any component or intermediate thereof, including process development, process qualification and validation, scale-up, qualification, validation, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.  “Manufacturing” shall have a correlative meaning.

1.129“Manufacturing Cost” means, with respect to a Licensed Product, GSK’s reasonable and necessary FTE Costs and Third Party invoiced cost, determined in accordance with IFRS, and the terms and conditions of this Agreement, incurred in Manufacturing or acquisition of such Licensed Product, in each case to the extent [***], which shall be:

1.129.1for such Licensed Product (or components thereof) Manufactured [***]; and

1.129.2for such Licensed Product (or components thereof) Manufactured [***].  Such costs include the following costs incurred by GSK or its Affiliates:

(a)“[***]” are, for purposes of ongoing cost accounting purposes, budgeted unit costs of [***], and consistent with customary practice; and

(b)“Cost Variances” are actual costs of Manufacturing [***], and consistent with customary practice (including volume variances, variable overhead spending variances and fixed overhead spending variances).

“Manufacturing FTE Costs” means, as applicable with respect to any period, the FTE Rate(s) for Manufacturing activities, multiplied by the number of FTEs performing such Manufacturing activities under this Agreement, respectively, during such period.

Manufacturing Cost shall not include [***].  Subject to the foregoing, all Manufacturing Costs shall be calculated [***].  In addition, Manufacturing Costs shall exclude costs that result from the [***]. Only the portion of Manufacturing Cost of each Licensed Product that is associated with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

such Licensed Product for use in Commercialization in the Profit-Sharing Territory shall be included in the definition of Pre-Tax Profit or Loss.

1.130

“Marketing Approval Application” or “MAA” means an NDA or any corresponding application in the applicable country or jurisdiction outside of the United States, including, with respect to the European Union, an application for Regulatory Approval filed with the EMA pursuant to the centralized approval procedure, or with the applicable national Regulatory Authority of a country in the European Union with respect to the mutual recognition procedure, decentralized procedure or any other national approval and with respect to Japan, an application for Regulatory Approval filed with the MHLW.

1.131

“MAT2A Combination Study” means a Phase 1 Clinical Study combining a MAT2A Product with any pharmaceutical preparation, substance, formulation or dosage which is comprised of or contains a GSK PRMT Product.

1.132

“MAT2A Compound” means any compound that modulates the MAT2A Target [***] that is Controlled by IDEAYA as of the Execution Date or otherwise discovered by either Party in the course of performing its activities under this Agreement, including any [***], metabolites, prodrugs, isomers, enantiomers, esters, salts, hydrates, solvates, or polymorphs thereof.

1.133	“MAT2A CTCSA” has the meaning set forth in Section 3.2.1(b).
1.134	“MAT2A Development Costs” has the meaning set forth in Section 6.2.4.
1.135	“MAT2A Development Program” has the meaning set forth in Section 5.2.1.
1.136	“MAT2A Patents” has the meaning set forth in Section 10.2.1.
1.137

“MAT2A Product” means any pharmaceutical preparation, substance, formulation or dosage which is comprised of or contains a MAT2A Compound (whether or not such MAT2A Compound is the sole active ingredient).

1.138	“MAT2A Program” has the meaning set forth in Section 3.1.
1.139

“MAT2A Program Costs” means all Development Costs incurred by IDEAYA or its Affiliates in the performance of the MAT2A Program in accordance with the applicable Collaboration Plan up to and until the Option Package Delivery Date. For the avoidance of doubt, the costs of conducting the MAT2A Combination Study shall be borne by GSK as set out in this Agreement and the MAT2A CTCSA and are not included in the MAT2A Program Costs; provided that, if the MAT2A Combination Study is conducted by IDEAYA as a combination arm of its Phase 1 Clinical Study of the MAT2A Product that also includes a Phase 1 MAT2A Monotherapy Study arm, then GSK will only pay for such combination arm and control arm, and not the Phase 1 MAT2A Monotherapy Study arm of such  Phase 1 Clinical Study.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.140	“MAT2A Program Diligence Data” has the meaning set forth in Section 8.1.
1.141	“MAT2A Target” means methionine adenosyltransferase II alpha.
1.142	“Material Receiving Party” means the Party receiving Materials from the other Party as contemplated in Section 3.2.5(a).
1.143

“Materials” means any chemical or biological substances, including any biological or chemical compounds, drug products, human samples, or other materials, regardless of the route of transfer, which are supplied by a Party or its nominee to the other Party or its nominee for use in the conduct of activities under this Agreement, including any applicable Collaboration Plan or Development Plan.

1.144	“Materials Transferring Party” means the Party providing Materials to the other Party as contemplated in Section 3.2.5(a).
1.145	“MTR” has the meaning set forth in Section 3.2.5(a).
1.146	“MHLW” means the Ministry for Health, Labor and Welfare of Japan, or the Pharmaceutical and Medical Devices Agency (the “PMDA”), or any successor to either of them, as the case may be.
1.147	“NDA” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA.
1.148

“Net Sales” means, with respect to a Licensed Product during a stated time period, the gross invoiced sales amounts for such Licensed Product sold by or on behalf of GSK, its Affiliates or Sublicensees in arm’s length transactions to Third Parties (but not including sales relating to transactions by and between GSK, its Affiliates or Sublicensees) less the following deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated to the extent that such amounts are deducted from gross invoiced sales amounts as reported by GSK in its financial statements in accordance with IFRS, applied on a consistent basis:

(a)credits or allowances actually granted for a damaged Licensed Product, returns or rejections of the Licensed Product, price adjustments, and billing errors;

(b)governmental and other rebates (or equivalents thereof) to national, state/provincial, local and other governments, their agencies and purchasers, and reimbursers, or to trade customers;

(c)normal and customary trade, cash and quantity discounts, allowances, and credits actually allowed or paid;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d)commissions allowed or paid to Third Party distributors, brokers or agents other than sales personnel, sales representatives and sales agents employed or engaged by GSK;

(e)transportation costs, including insurance, for outbound freight related to delivery of the Licensed Product to the extent included in the gross amount invoiced; and

(f)non-recoverable sales taxes, value added taxes, and other taxes directly linked to the sales of the Product to the extent included in the gross amount invoiced; and

(g)any other items actually deducted from gross invoiced sales amounts as reported by GSK in its financial statements in accordance with IFRS, applied on a consistent basis.

Upon any sale or other disposal of the Licensed Product that should be included within Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for purposes of calculating the Net Sales under this Agreement, the Licensed Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for the Licensed Product in the country in which such sale or other disposal occurred.

Notwithstanding the foregoing, (i) Net Sales shall not include disposals of the Licensed Product for, or use of the Licensed Product in, clinical or pre-clinical trials, given as free samples, or distributed at no charge to patients unable to purchase the Licensed Product and (ii) Net Sales shall not include amounts for any Licensed Product distributed for compassionate, named patient or similar use provided at no charge.

In the event a Licensed Product containing specific Licensed Compound(s) is sold as a Combination Product in a given country, the Net Sales of such Licensed Product, solely for the purposes of determining royalty payments (and for clarity not with respect to the calculation of Net Sales of Combination Products for the purpose of determining Pre-Tax Profit or Loss for the Profit-Sharing Territory), shall be determined by multiplying the Net Sales of such Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Licensed Product containing the relevant Licensed Compound(s) as the sole active ingredient(s) when sold separately in finished form in such country and B is the weighted average sale price in that country of the product containing Other Components as the sole active ingredient when sold separately in finished form.  In the event that such weighted average sale price cannot be determined for either the Licensed Product containing the relevant Licensed Compound(s) as sole active ingredients or product containing the Other Components, each as sold separately in such country, comprising such Combination Product, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales of such Combination Product solely for purposes of determining royalty payments (and for clarity not with respect to the calculation of Net Sales of Combination Products for the purpose of determining Pre-Tax Profit or Loss for the Profit-Sharing Territory), based on the following methodology: the Net Sales of the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Combination Product will be multiplied by the fraction C/D where C equals [***] and D equals [***].

1.149

“Net Sales Territory” means (a) for POLQ Products, the Territory, and (b) for MAT2A Products and WRN Products, the Territory excluding the Profit-Sharing Territory. For clarity, effective as of the effective date of an IDEAYA Opt-Out, “Net Sales Territory” means the Territory with respect to Cost Share Opt Out Compounds and Products.

1.150	“Option” has the meaning set forth in Section 8.1.
1.151	“Option Closing Date” has the meaning set forth in Section 8.1.
1.152

“Option Data Package” means that certain Data generated from and to support the conduct of the Phase 1 MAT2A Monotherapy Study by IDEAYA pursuant to the MAT2A Program and as specifically set forth on Schedule 1.152.

1.153	“Option Exercise” has the meaning set forth in Section 8.1.
1.154	“Option Fee” has the meaning set forth in Section 7.6.
1.155	“Option Package Delivery Date” means the date on which the Option Data Package is provided by IDEAYA to GSK in accordance with this Agreement.
1.156	“Orange Book” means the FDA publication titled “Approved Drug Products with Therapeutic Equivalence Evaluations.”
1.157	“Other Component(s)” has the meaning set forth in Section 1.23.
1.158	“Other Product” has the meaning set forth in Section 2.3.2.
1.159	“Party” or “Parties” has the meaning set forth in the preamble.
1.160	“Patent Costs” means all out-of-pocket expenses (including reasonable attorneys’ fees) incurred in the preparation, prosecution, filing and maintenance of the Subject Patents.
1.161	“Patent Liaisons” has the meaning set forth in Section 5.10.
1.162

“Patents” means all patents and pending patent applications (including inventor’s certificates and utility models) and any patents issuing therefrom, in any country in the Territory, including any and all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisional and other continuing applications, supplementary protection certificates, renewals, and any and all reissues, extensions, registrations, reexaminations, extensions, confirmations, registrations and patents of addition on any of the foregoing.

1.163	“Payee” has the meaning set forth in Section 7.14.2.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.164	“Payor” has the meaning set forth in Section 7.14.2.
1.165	“Permitted Overage” has the meaning set forth in Section 7.3.2(a).
1.166

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.167

“Personally Identifiable Information (PII)” means information that can be used to distinguish or trace an individual’s identity, either alone or when combined with other personal or identifying information that is linked or linkable to a specific individual, including: (a) a first and last name; (b) a home or other physical address, including street name and name of city or town; (c) an email address or other online contact information, such as an instant messaging user identifier or a screen name that reveals an individual’s email address; (d) a telephone number; (e) a social security number; (f) a bank, loan, or credit card account number; (g) a persistent identifier, such as a customer number held in a “cookie” or processor serial number, that is combined with other available data that identifies an individual consumer; or (h) any information that is combined with any of (a) through (g) above.

1.168

“Phase 1 Clinical Study” means a human clinical trial of a product in any country, the principal purpose of which is a preliminary determination of safety in patients, that would satisfy the requirements of 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

1.169	“Phase 1 MAT2A Monotherapy Study” has the meaning set forth in Section 3.2.1(b).
1.170

“POLQ Compound” means any compound that modulates the POLQ Target [***] that is Controlled by IDEAYA as of the Execution Date or otherwise [***] and any [***], metabolites, prodrugs, isomers, enantiomers, esters, salts, hydrates, solvates, or polymorphs thereof. For clarity and without limitation, the Parties acknowledge and agree (a) that there are at least [***] ([***]) [***]: [***], and (b) [***].

1.171

“POLQ Product” means any pharmaceutical preparation, substance, formulation or dosage which is comprised of or contains a POLQ Compound (whether or not such POLQ Compound is the sole active ingredient). For clarity and without limitation, [***].

1.172	“POLQ Program” has the meaning set forth in Section 3.1.
1.173	“POLQ Program Costs” has the meaning set forth in Section 7.2.
1.174	“POLQ Report” has the meaning set forth in Section 6.1.3.
1.175	“POLQ Target” means DNA polymerase theta.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.176	“Pre-Tax Profit or Loss” has the meaning set forth in the Pre-Tax Profit or Loss Schedule.
1.177	“Pre-Tax Profit or Loss Schedule” means the schedule set forth in Schedule 7.4.1 attached hereto.
1.178	“Private Placement” has the meaning set forth in Section 7.1.2.
1.179	“Product Claims” has the meaning set forth in Schedule 7.4.1.
1.180	“Profit-Sharing Term” has the meaning set forth in Section 7.4.1.
1.181	“Profit-Sharing Territory” means the United States only with respect to any WRN Product or MAT2A Product for which the Parties are then sharing Pre-Tax Profit or Loss.
1.182	“Public Offering” has the meaning set forth in the Purchase Agreement.
1.183	“Purchase Agreement” has the meaning set forth in Section 7.1.2.
1.184	“Purchase Price” has the meaning set forth in the Purchase Agreement.
1.185	“Receiving Party” has the meaning set forth in the definition of “Confidential Information.”
1.186	“Reconciliation Procedures” has the meaning set forth in the Pre-Tax Profit and Loss Schedule.
1.187

“Registration Study” means, with respect to a given Licensed Product, any pivotal clinical study of such Licensed Product for the purpose of establishing safety and efficacy of such Licensed Product in patients with the disease or condition being studied for purposes of filing an NDA  with the FDA, as described under 21 C.F.R. §312.21(c) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study for the purpose of enabling the filing of a Marketing Approval Application equivalent to an NDA with the applicable Regulatory Authority(ies) in such jurisdiction. For the avoidance of doubt, Registration Study includes an adaptive study only at such time and to the extent such adaptive study meets the criteria of a pivotal study sufficient for registration.

1.188

“Regulatory Approval” means all approvals, licenses, registrations or authorizations of any Regulatory Authority, necessary for the Manufacturing, use, storage, import, export, transport, or Commercialization of a Licensed Product, as applicable, in a regulatory jurisdiction in the Territory, including approval of any Marketing Approval Application.

1.189	“Regulatory Authority” means the FDA, the EMA, the MHLW or any regulatory body with similar regulatory authority in any other jurisdiction anywhere in the world.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.190

“Regulatory Filing” means any filing or regulatory application or submission specifically related to a Licensed Product filed with a Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, and all correspondence with a Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with such Regulatory Authority in each case with respect to a Licensed Product in the Territory.

1.191	“Relative U.S. Market Share” has the meaning set forth in Section 6.2.5.
1.192	“Royalty Term” has the meaning set forth in Section 7.12.1.
1.193	“Senior Manager” has the meaning set forth on Section 15.1.1.
1.194	“Shared Development Costs” has the meaning set forth in Section 7.3.1.
1.195	“Subcommittee” has the meaning set forth in Section 5.6.
1.196	“Subcommittee Deadlock” has the meaning set forth in Section 5.8.1.
1.197	“Subject Patents” has the meaning set forth in Section 10.2.1.
1.198	“Sublicensee” has the meaning set forth in Section 8.4.
1.199

“Target” means each of the MAT2A Target, POLQ Target and WRN Target; provided that, if applicable, as of the expiration of the Exercise Period without GSK’s exercise of the Option hereunder, the MAT2A Target shall immediately cease to be considered a “Target”.

1.200	“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto).
1.201	“Term” has the meaning set forth in Section 11.1.
1.202	“Terminated Compounds” and “Terminated Products” has the meaning set forth in Section 12.2.
1.203

“Termination Date” means the earliest to occur of (a) [***], (b) the Closing Date, (c) the valid termination of the Purchase Agreement pursuant to the termination provisions contained therein, (d) the valid termination, prior to the Closing Date, of the obligations set forth in Section 7.1.2 of this Agreement pursuant to a written instrument signed by IDEAYA and GSK, (e) the valid termination, prior to the Closing Date, of this Agreement, pursuant to Section 2.2 hereof, or (f) a Change of Control of IDEAYA prior to the Closing Date.

1.204	“Territory” means all countries and territories in the world.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.205	“Third Party” means a person or entity other than (a) IDEAYA and its Affiliates, and (b) GSK and its Affiliates.
1.206	“Third Party Infringement Claim” has the meaning set forth in Section 10.4.1.
1.207	“[***]” means [***].
1.208	“Total Equity Commitment” has the meaning set forth in Section 7.1.2.
1.209	“True Up Costs” has the meaning set forth in Section 6.2.5.
1.210	“[***]” means a [***].
1.211	“United States” or “U.S.” means the United States and its territories and possessions.
1.212

“Valid Patent Claim” means a claim of any issued, unexpired Patent within the Joint Arising Technology, IDEAYA Existing Patents, IDEAYA Arising Patents or GSK Arising Patents that shall not have lapsed, been revoked, cancelled or abandoned, been donated to the public, finally disclaimed, nor held finally invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision and which has not been held unenforceable through disclaimer or otherwise.

1.213

“VAT” means any value added, sales, use, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing EU Council Directive 2006/112/EC.

1.214	“WRN Development Costs” has the meaning set forth in Section 6.2.4.
1.215	“WRN Development Program” has the meaning set forth in Section 5.2.1.
1.216

“WRN Compound” means any compound that modulates the WRN Target [***] that is Controlled by IDEAYA as of the Execution Date or otherwise [***], and any [***], metabolites, prodrugs, isomers, enantiomers, esters, salts, hydrates, solvates, or polymorphs thereof.  For clarity and without limitation, the Parties acknowledge and agree (a) that there are at least [***]: [***], and (b) [***].

1.217

“WRN Product” means any pharmaceutical preparation, substance, formulation or dosage which is comprised of or contains a WRN Compound (whether or not such WRN Compound is the sole active ingredient). For clarity and without limitation, [***].

1.218	“WRN Program” has the meaning set forth in Section 3.1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.219	“WRN Program Costs” means all Development Costs incurred for activities conducted in accordance with the applicable Collaboration Plan and Collaboration Budget for the WRN Program.
1.220	“WRN Target” means Werner Syndrome Helicase-Nuclease protein.

ARTICLE 2
EffectiveNess; Exclusivity

2.1

Effectiveness of the Agreement.  This Agreement shall become effective as of the HSR Clearance Date (the “Effective Date”); provided that Section 7.1.2 shall be effective and binding as of the Execution Date.

2.2

HSR Filing.  Both Parties (or their Affiliates) shall use reasonable efforts to file the appropriate notices (the “HSR Filings”) under the Hart Scott Rodino Antitrust Improvements Act (“HSR Act”) within ten (10) Business Days after the Execution Date.  The Parties shall promptly make required filings to obtain clearance under the HSR Act for the consummation of this Agreement and the transactions contemplated hereby and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the United States’ Federal Trade Commission (“FTC”) or the Antitrust Division of the United States Department of Justice (“DOJ”) and shall comply promptly with any reasonable FTC or DOJ inquiry or request of this nature; provided that neither Party shall be required to consent to the divestiture or other disposition of any of its assets or the assets of its Affiliates or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the FTC or DOJ or any Third Party with respect to the transactions contemplated by this Agreement.  Each Party shall be responsible for paying the filing fees it incurs in connection with the HSR Filings.  As used herein, the “HSR Clearance Date” means the earlier of (i) the date on which the FTC or DOJ shall notify the Parties of early termination of the waiting period under the HSR Act or (ii) the date on which the applicable waiting period under the HSR Act expires; provided that, if the FTC or DOJ commences any investigation by means of a second request or otherwise, HSR Clearance Date means the date on which any investigation opened by the FTC or DOJ has been terminated, without action to prevent the Parties from implementing the transactions contemplated by this Agreement with respect to the United States.  Notwithstanding any other provisions of this Agreement to the contrary, either Party may terminate its obligation under this Section 2.2, and this Agreement shall be void and of no further effect upon notice to the other Party, if the HSR Clearance Date has not occurred on or before the date that is one hundred twenty (120) days after the date on which both Parties have made their respective HSR Filings and the initial waiting period under the HSR Act has commenced.

2.3	Exclusivity.
2.3.1

Commencing on the Effective Date, except with respect to the Licensed Compounds and Licensed Products in accordance with and pursuant to this Agreement, on a Target-by-Target basis, and lasting solely during the Term until the earlier of (i) [***] after

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the Effective Date or (ii) [***] a Licensed Product on a per Target basis, neither Party nor any of its Affiliates shall, alone or with or for any Third Party, engage in development ([***]) or commercialize (or manufacture for such purposes) any compound whose [***] mechanism of action is modulation [***] of any Target in the Field in the Territory, subject to Section 16.3.

2.3.2

Potential Pharmaceutical Candidate.  After the first Clinical Dose Expansion for a Licensed Product, if a Party believes that a potential pharmaceutical product candidate of interest to it, if commercialized, would not be reasonably expected to diminish the sales or sales potential of such Licensed Product being Developed or Commercialized under this Agreement, (each such product candidate, an “Other Product”), and yet the development or commercialization of such Other Product may or would be prohibited by Section  2.3.1, if such Party wishes to proceed with such development or commercialization it will discuss this matter with the other Party to obtain their consent to do so.  If such Party seeks the consent of the other Party for it to proceed with the development and commercialization of the Other Product, notwithstanding the prohibition of Section 2.3.1, the other Party may not financially condition its consent if its intellectual property would not be infringed by such activities, and in any event the other Party may not unreasonably object.  Reasonable grounds for objecting to such a request are limited to that the Other Product is reasonably expected to diminish the sales or sales potential of any Licensed Product being Developed or Commercialized under this Agreement or infringement of the other Party’s intellectual property in connection therewith.

ARTICLE 3
Collaboration Programs

3.1

General.  Commencing on the Effective Date, the Parties will collaborate on three (3) separate Collaboration Programs as more fully described in this ARTICLE 3.  Specifically, the Parties shall conduct a Collaboration Program with respect to POLQ (the “POLQ Program”), a Collaboration Program with respect to WRN (the “WRN Program”) and a Collaboration Program with respect to MAT2A (the “MAT2A Program”).  The POLQ Program and WRN Program shall include only preclinical Development activities and only to the extent necessary to support the filing of an IND.  The MAT2A Program shall include preclinical activities and the Phase 1 MAT2A Monotherapy Study to generate the Option Data Package designed to allow GSK to determine whether it will exercise the Option.  For clarity, any reference in this Agreement to GSK’s rights and obligations with regard to the MAT2A Compounds and MAT2A Products (other than those set forth in Section 3.2.1(b)(1) or the MAT2A Combination Study), shall only apply if GSK has exercised the Option, and the Option Closing Date has occurred.  If GSK does not exercise the Option, this Agreement with respect to the MAT2A Target shall be deemed to be terminated pursuant to Section 6.2.8.  Each Collaboration Program will be conducted in accordance with the applicable Collaboration Plan for such Collaboration Program, including a Collaboration Budget for each of the POLQ Program and WRN Program.  A Collaboration Plan for each Collaboration Program is attached to this Agreement as Schedule 3.1. Within [***] ([***]) days of the Effective Date, the applicable JDCs shall establish a corresponding Collaboration Budget (with respect to the POLQ Program and WRN Program) for each Collaboration Program.  Each Collaboration Plan and corresponding Collaboration Budget (with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

respect to the POLQ Program and WRN Program) may be amended from time to time as set forth in this Agreement.
3.2	Conduct and Diligence of the Collaboration Programs
3.2.1

Activities. Each Party shall use its Commercially Reasonable Efforts to perform all the obligations assigned to it under each Collaboration Plan in accordance with the corresponding timelines and Collaboration Budgets (with respect to the POLQ Program and WRN Program).  Each Party shall perform (or ensure that its subcontractors and collaborators perform) each Collaboration Plan using personnel which are suitably qualified and experienced to perform the activities set out in the applicable Collaboration Plan.  Each Party shall conduct its activities in good scientific manner and in compliance with its Internal Policies, Applicable Law, including (if applicable) laws regarding the environment, safety and industrial hygiene, and GMP, GLP, GCP, informed consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.  Without limiting the generality of the foregoing:

(a)

it is anticipated that the Parties will generally share equal responsibility for activities to be conducted under the POLQ Program and WRN Program though such sharing may not be equal where a Party’s unique capabilities are leveraged for the benefit of the applicable Collaboration Program; and

(b)

subject to the terms of this Agreement, all Development activities set forth in the Collaboration Plan for the MAT2A Program shall be performed by IDEAYA, and for clarity IDEAYA shall have the sole right to conduct the Phase 1 Clinical Study for the MAT2A Product as a monotherapy, as set forth in the Collaboration Plan for the MAT2A Program (the “Phase 1 MAT2A Monotherapy Study”); provided that GSK may conduct certain preclinical activities as agreed by the JDC (the “GSK MAT2A Preclinical Activities”). IDEAYA shall ensure that patient informed consents are sufficient to convey adequate rights in the MAT2A Compounds and MAT2A Products to GSK upon Option Exercise.

(1)Notwithstanding the foregoing, GSK shall have the right to conduct, or may request IDEAYA to conduct, the MAT2A Combination Study pursuant to a separate clinical trial collaboration and supply agreement to be entered into by the Parties within [***] days after GSK provides written notification to IDEAYA of its decision to proceed with the MAT2A Combination Study regardless of which Party will conduct it (the “MAT2A CTCSA”); provided that the MAT2A CTCSA shall contain at least the terms set forth on Schedule 3.2.1(b). Except as specifically set forth in this Agreement, the MAT2A CTCSA shall contain the terms and conditions governing the conduct of the MAT2A Combination Study.

(c)

starting on the Option Package Delivery Date and continuing until the earlier of (i) the Option Closing Date or (ii) expiration of the Exercise Period without GSK exercising the Option (the “Interim MAT2A Operating Period”), notwithstanding any other provision to the contrary in this Agreement, IDEAYA may, in accordance with the principles and

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parameters outlined by the JDC, continue the Development of the MAT2A Compounds and MAT2A Products (the “Interim MAT2A Activities”).
3.2.2	Data Integrity Practices. All activities conducted under the Collaboration Plans, including the conduct of any clinical studies, will be conducted in accordance with the following practices:
(a)	Data will be generated using sound scientific techniques and processes;
(b)	Data will be accurately recorded by the persons performing the applicable development activities in accordance with data integrity practices;
(c)	Data will be analyzed appropriately without bias in accordance with data integrity practices;
(d)	Data and results from experiments and clinical studies will be stored securely such that it can be retrieved without undue burden; and
(e)

Data trails will exist to demonstrate or reconstruct without undue burden key decisions made during the performance of, presentations made about, and conclusions reached with respect to the activities undertaken in the performance of the Collaboration Plans.

(f)

At any time after the Effective Date and for so long as IDEAYA is conducting activities under any Collaboration Plan, GSK may request changes to the requirements set forth above in this Section 3.2.2 where GSK reasonably believes such changes are required to ensure that such activities are undertaken in compliance with data integrity practices, and IDEAYA shall use reasonable efforts to accommodate such changes.  GSK shall be permitted, in its sole discretion and sole cost and expense, no more than once per Calendar Year, to undertake on-site compliance audits of IDEAYA’s data integrity practices in respect of the activities performed by IDEAYA under each Collaboration Plan by providing IDEAYA with [***] days’ written notice of GSK’s intent to do so, such audits to be conducted at a time mutually convenient to both Parties. All information revealed to GSK in such audit shall be considered Confidential Information of IDEAYA.

3.2.3	Animal Welfare.
(a)

With respect to any activities conducted by or on behalf of either Party under a Collaboration Plan that involve the use of animals, including any animal studies, such Party agrees to comply with this Section 3.2.3.  The Parties shall comply with all Applicable Laws related to the care, welfare and ethical treatment of animals in the country where it is performing activities under the relevant Collaboration Plan.  The Parties further agree to comply with the “3Rs” principles – reducing the number of animals used, replacing animals with non-animal methods whenever possible and refining the research techniques used.  All work must be conducted in adherence to the core principles for animals set forth below.  Local customs, norms,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

practices or Applicable Laws may be additive to the core principles, but the Parties agree to comply and shall procure and ensure that those acting for or on behalf of each Party (including each Party’s subcontractors or collaborators) comply, at a minimum, with these core principles: [***].

(b)	If a Party is currently accredited by AAALACi, then such Party agrees to use Commercially Reasonable Efforts to maintain its AAALACi accreditation during the Term.
(c)

Each Party shall conduct its animal work only through appropriately trained and qualified staff.  Each Party shall ensure that those acting for or on its behalf (including subcontractors and collaborators) will comply with the obligations identified in this Section 3.2.3(c).

(d)

Upon reasonable advanced written notice of at least [***] days to IDEAYA, GSK (or its delegate) shall have the right to inspect, at its sole cost and expense, IDEAYA’s records solely as they relate to the conduct of animal work under a Collaboration Plan for a maximum of once per Calendar Year unless otherwise agreed by IDEAYA in writing.  The scope of the inspection may include the opportunity to view relevant SOPs, training records, building management records, animal health records, ethical review documents, and any other documents reasonably necessary to assess compliance by IDEAYA with any of the terms and conditions of this Section 3.2.3; provided that such inspection shall not extend to those parts of the records and facilities which IDEAYA can demonstrate to be subject to confidentiality arrangements with Third Parties.  To the extent that any significant deficiencies are identified as the result of such inspection, IDEAYA shall endeavor in good faith to take reasonable and practical corrective measures to remedy any such material deficiencies. All information revealed to GSK in such audits shall be considered Confidential Information of IDEAYA.

(e)

IDEAYA shall promptly provide to GSK information regarding any significant deficiencies impacting the applicable activities under a Collaboration Plan regarding its animal care and welfare program and any corrective actions taken. IDEAYA shall use reasonable efforts to cause those acting for or on its behalf (including subcontractors or collaborators) to comply with the obligations identified in this Section 3.2.3.

(f)

IDEAYA shall use reasonable efforts to assess and approve its external suppliers and distributors who supply animals to IDEAYA to (i) ascertain and confirm the quality of the animals supplied, (ii) ascertain and confirm legal requirements for the care and welfare of animals are met and (iii) ascertain and confirm that only purpose bred animals are used to conduct animal work under any Collaboration Program. IDEAYA shall ensure checks are in place to confirm healthy animals are used in the conduct of the Collaboration Programs.  GSK shall have the right to present any concerns it might have with IDEAYA’s choice of supplier of non-human primates or other animals to be engaged by IDEAYA after the Effective Date in accordance with Section 3.2.4(a).

3.2.4Subcontracting.

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(a)

Each Party may engage its Affiliates or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform certain of its obligations under the Collaboration Plans without the prior written consent of the other Party; provided that IDEAYA shall inform the applicable JDC reasonably in advance of engaging new subcontractors after the Effective Date for the purpose of performing material activities under a Collaboration Plan and the Parties shall jointly discuss any concern GSK might raise with respect to any such subcontractor.

(b)

Each Party shall cause any subcontract between a Party and any Third Party subcontractor used by such Party to perform its obligations under a Collaboration Program to provide that all intellectual property rights conceived, created or generated during the performance of such services material to the Development, Manufacture or Commercialization of the Licensed Compounds or Licensed Products contemplated by this Agreement shall be owned or Controlled by such subcontracting Party.  Any Third Party subcontractor to be engaged by a Party to perform such Party’s obligations set forth in a Collaboration Plan shall meet the qualifications typically required by such subcontracting Party for the performance of work similar in scope and complexity to the subcontracted activity.  The activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement.  The subcontracting Party will be responsible for ensuring compliance by any such Third Party subcontractor with the terms of this Agreement, as if such Third Party contractor was a Party hereunder.  Upon the reasonable request of GSK, IDEAYA shall audit its subcontractors that perform obligations under a Collaboration Plan on GSK’s behalf and at GSK’s sole expense to the extent IDEAYA has the contractual right to do so; provided that IDEAYA shall use reasonable efforts to include such right in its agreements with subcontractors that perform obligations under a Collaboration Plan entered into after the Effective Date.  All information revealed to GSK in such audits shall be considered Confidential Information of the IDEAYA.

3.2.5	Materials Transfer.
(a)

During the course of a Collaboration Program, either Party (or such Party’s designee) (the “Materials Transferring Party”) may transfer to the other Party or its designee (the “Materials Receiving Party”) certain Materials for use in connection with activities contemplated under a particular Collaboration Plan; provided, that for clarity any Material transfer contemplated in connection with the conduct of the MAT2A Combination Study shall be as set forth in the MAT2A CTCSA.  Such Materials will be provided under the terms and conditions of this Agreement and in such amount as described in the material transfer record for the particular transfer (“MTR”), in the form attached hereto as Schedule 3.2.5, which MTR shall set forth the type and name of the Materials transferred, the amount of the Materials transferred, the date of the transfer of such Materials and the proposed use of such Materials by the Material Receiving Party.

(b)

MATERIALS SUPPLIED BY THE MATERIALS TRANSFERRING PARTY HEREUNDER ARE SUPPLIED IN “AS IS” CONDITION WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE.  ANY MATERIAL DELIVERED PURSUANT TO THIS

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES.  THE MATERIALS RECEIVING PARTY WILL HANDLE THE MATERIAL ACCORDINGLY AND WILL INFORM THE MATERIALS TRANSFERRING PARTY IN WRITING OF ANY ADVERSE EFFECTS EXPERIENCED BY PERSONS HANDLING THE MATERIAL.

(c)

The Materials Receiving Party acknowledges that, except for the licenses and other express rights granted herein, it does not have any claim to the Materials supplied by the Materials Transferring Party, or any license or rights to any proprietary information or intellectual property rights in or to the Materials.  For clarity, the Materials shall remain the sole and exclusive property of the Materials Transferring Party and shall be returned or destroyed at the request of the Materials Transferring Party.

(d)	The Materials Receiving Party agrees that the Material(s):
(1)	will be used solely for, and in compliance with, the activities described in the applicable Collaboration Plan, the MTR, or this Agreement;
(2)	will be used in compliance with all Applicable Laws;
(3)	will not be used in human subjects, in clinical studies, or for diagnostic purposes involving human subjects (except as otherwise described in this Agreement);
(4)	will be used only by the Materials Receiving Party and only in the Materials Receiving Party’s laboratory, except with the prior written consent of the Materials Transferring Party;
(5)	will not be transferred to a Third Party without the prior written consent of the Materials Transferring Party; and
(6)

the Materials Receiving Party shall not reverse engineer or attempt to determine the chemical structure, make-up or sequence of, or determine the chemical or biological properties of, or make or attempt to make any analogues, progeny or derivatives of, or modifications to, such Materials except as expressly required to carry-out such Party’s obligations hereunder, including its activities pursuant to the applicable Collaboration Plan.

(e)

The Materials Receiving Party assumes all liability for damages which may arise from its use, storage or disposal of the Materials.  The Materials Transferring Party shall not be liable to the Materials Receiving Party for any loss, claim or demand made by the Materials Receiving Party, or made against the Materials Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent permitted by Applicable Law when caused by the negligence or willful misconduct of the Materials Transferring Party.  Upon termination of a Collaboration Program, as applicable, except for any continuing rights as set forth in this Agreement, the Materials Receiving Party shall discontinue its use of any Materials

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

and shall, upon direction of the Materials Transferring Party, return or destroy (and certify destruction of) any remaining Material in compliance with all Applicable Laws.

ARTICLE 4

FUNDING of THE COLLABORATION PROGRAMS

4.1

POLQ Program.  GSK shall be responsible for all POLQ Program Costs, whether incurred by GSK or its Affiliates or IDEAYA or its Affiliates after the Effective Date in the Territory, in each case in accordance with the applicable Collaboration Plan and Collaboration Budget.  GSK shall reimburse IDEAYA for POLQ Program Costs as set forth in Section 7.2.

4.2

WRN Program.  The Parties will share all WRN Program Costs, whether incurred by GSK or its Affiliates or IDEAYA or its Affiliates after the Effective Date in the Territory, in each case in accordance with the applicable Collaboration Plan and Collaboration Budget, with GSK bearing eighty percent (80%) and IDEAYA bearing twenty percent (20%) of such WRN Program Costs.  Sharing of WRN Program Costs shall be managed in accordance with Section 7.3.

4.3

MAT2A Program.  Subject to Section 6.2 IDEAYA shall be responsible for all MAT2A Program Costs incurred by it after the Effective Date in accordance with the applicable Collaboration Plan in the Territory; provided that, if GSK elects to conduct or have IDEAYA conduct the MAT2A Combination Study in accordance with this Agreement, then GSK shall be responsible for all costs thereof except that IDEAYA’s supply of all required amounts of MAT2A Compound or MAT2A Product needed for the conduct of the MAT2A Combination Study shall be at IDEAYA’s sole cost (and for clarity each Party’s respective costs incurred in connection with the conduct of the MAT2A Combination Study shall not be considered MAT2A Program Costs).  To the extent that the Parties through the JDC agree that GSK or its Affiliates may conduct GSK MAT2A Preclinical Activities in support of the MAT2A Program in accordance with Section 3.2.1(b), GSK shall solely bear the cost of such GSK MAT2A Preclinical Activities, which for clarity shall not be considered MAT2A Program Costs.

ARTICLE 5

Management of the Collaboration

5.1	Joint Steering Committee.
5.1.1

Establishment of JSC.  Within thirty (30) days of the Effective Date, the Parties shall establish a Joint Steering Committee (“Joint Steering Committee” or “JSC”), which shall be constituted in accordance with Section 5.7. The JSC shall operate in accordance with the provisions of Section 5.7 and Section 5.8. At its meetings, the JSC shall discuss, as appropriate and necessary, the matters described in Section 5.1.2 or such other matters as are reasonably requested by either Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.1.2	Responsibilities of the JSC. The JSC shall perform the following functions:
(a)	oversee and guide the overall strategic direction of the Collaboration Programs (but without modifying or limiting the rights or obligations of either Party as otherwise set forth herein);
(b)	facilitate communications between the Parties regarding the activities undertaken under each Collaboration Program;
(c)	establish, as appropriate, additional sub-committees or working groups responsible for managing specific aspects of the Collaboration Programs or Development Programs as contemplated herein;
(d)	oversee and supervise the subcommittees and resolve issues or Disputes elevated to it by the JDC, JCC, Financial Working Group, or any subcommittee the JSC may establish;
(e)	for each Collaboration Program, review and approve Collaboration Plans and Collaboration Budgets and all amendments to any of the foregoing, as submitted by the JDC;
(f)	review and approve draft Development Plans and Development Budgets, annual updates thereto, and any material amendments to the foregoing;
(g)

coordinate with the Financial Working Group, JDC or JCC, as appropriate, with respect to the reconciliation or approval, as applicable, of Shared Development Costs, Excess Costs, and the Pre-Tax Profit or Loss; and

(h)	perform such other functions as are assigned to the JSC in this Agreement, or otherwise agreed by the Parties in writing.
5.1.3

Term of JSC.  The JSC shall meet in accordance with Section 5.7.2 for so long as either (a) the Parties are conducting activities under any Collaboration Program or (b) GSK or its Affiliates or Sublicensees are Commercializing the MAT2A Product or WRN Product in the Profit-Sharing Territory.

5.2	Joint Development Committees.
5.2.1

Establishment of JDCs.  Promptly following and in no event later than thirty (30) days after the Effective Date, the Parties shall establish three (3) separate joint development committees (each a “Joint Development Committee” or “JDC”) to (a) oversee the conduct of, and coordinate the Parties’ activities with respect to each of the (1) POLQ Program, (2) WRN Program and (3) MAT2A Program, and (b) following completion of the WRN Program to establish Development Plans and Development Budgets for WRN Compounds and WRN Products (the “WRN Development Program”) and following the Option Closing Date (if

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

applicable), to establish Development Plans and Development Budgets for MAT2A Compounds and MAT2A Products (the “MAT2A Development Program”), and coordinate on the execution of the Development Plans in accordance with such Development Budgets.

5.2.2

Responsibilities of the JDCs.  Each JDC shall perform the following functions for its Collaboration Program, WRN Development Program or MAT2A Development Program, as applicable, to the extent such activities are applicable to such Collaboration Program, WRN Development Program or MAT2A Development Program, as applicable:

(a)

oversee, review and coordinate the conduct and progress of the Development of the applicable Licensed Compound or Licensed Product, as described in the applicable Collaboration Plan and in accordance with the applicable Collaboration Budget;

(b)

periodically review and update the applicable Collaboration Plan, including the Collaboration Budget and the allocation of responsibilities between the Parties, from time to time, and present such Collaboration Plan and updates, as well as other amendments thereto as agreed in accordance with this Agreement, to the JSC for review and approval in accordance with Section 5.1.2;

(c)	oversee the implementation of each Collaboration Plan, and monitor whether activities thereunder are performed in accordance with the timelines set forth therein and the terms set forth in ARTICLE 3;
(d)	review and discuss Data arising from Development activities undertaken under this Agreement;
(e)

coordinate with the Financial Working Group with respect to the reconciliation of Shared Development Costs, and review and approve Excess Costs and other budget overruns in consultation with the Financial Working Group;

(f)	review Development Reports;
(g)	manage the transfer of Know-How upon completion of Collaboration Programs and Option Exercise, including choosing the format and media for such transfer;
(h)

review draft Development Plans and Development Budgets provided by GSK, and any material amendments to the foregoing to allow IDEAYA’s representatives on the applicable JDC to comment on such Development Plans and Development Budgets for GSK’s good-faith consideration;

(i)	submit each JDC-reviewed Development Plan and Development Budget to the JSC for further review and approval;

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(j)	liaise with the Financial Working Group with respect to the calculation of Development Costs and sharing thereof; and
(k)	perform such other functions as are specifically designated to the JDC in this Agreement, or as the Parties otherwise agree in writing are appropriate to further the purposes of this Agreement.
5.3

Term of the JDCs.  The JDC for the POLQ Program shall meet in accordance with Section 5.7.2 for so long as the Parties are engaging in activities under the applicable Collaboration Plan for the POLQ Program.  The JDC for the WRN Program and WRN Development Program and the JDC for the MAT2A Program and MAT2A Development Program shall meet in accordance with Section 5.7.2 for so long as (a) the Parties are engaging in activities under the applicable Collaboration Plan, or (b) GSK and IDEAYA are sharing Development Costs under the applicable Development Plan as described in Sections 4.2 and 6.2.4, as applicable.  Prior to the Option Closing Date, the JDC role for MAT2A Program shall be a forum through which IDEAYA keeps GSK informed about its Development activities related to the MAT2A Product.  After the completion of the WRN Program and following the Option Closing Date, the applicable JDC’s role shall transition from a decision-making body to the forum through which GSK keeps IDEAYA informed about its Development activities related to the WRN Products and MAT2A Products, respectively, to facilitate transparency for planning purposes with respect to the sharing of Development Costs.

5.4	Joint Commercialization Committees.
5.4.1

Establishment of JCCs.  No later than the Initiation of the first Registration Study for the WRN Product and the first Registration Study for the MAT2A Product, respectively, and in each case with respect to the United States, the JSC will establish separate joint commercialization committees (each a “Joint Commercialization Committee” or “JCC”) for each of the WRN Product and the MAT2A Product.

5.4.2

Responsibility of the JCCs.  Each JCC shall be the forum through which GSK keeps IDEAYA informed about its Commercialization activities related to the WRN Product and MAT2A Product to facilitate transparency for planning purposes with respect to the anticipated Pre-Tax Profit and Loss.  GSK shall provide the JCC with draft Commercialization Plans and Commercialization Budgets, and any material amendments to the foregoing, for review and comment. Each JCC shall submit each JCC-reviewed Commercialization Plan and Commercialization Budget to the JSC for further review and comment. Each JCC shall liaise with the Financial Working Group with respect to the calculation of the Pre-Tax Profit or Loss and shall perform such other functions as the Parties may agree in writing are appropriate to further the purposes of this Agreement.

5.4.3

Term of the JCCs.  Each of the JCC for the WRN Product and the JCC for the MAT2A Product shall meet in accordance with Section 5.7.2 until the expiration or termination of the Profit-Sharing Term with respect to the applicable JCC’s Licensed Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.5

Financial Working Group.  Within thirty (30) days following the Effective Date, the Parties will establish a financial working group subcommittee (“Financial Working Group”) which shall work with (a) the JDCs responsible for the WRN Program, the WRN Development Program and MAT2A Development Program, (b) the JCCs responsible for the Commercialization of each of the WRN Products and MAT2A Products, and (c) the JSC with respect to the preparation of Pre-Tax Profit or Loss statements in accordance with the Reconciliation Procedures in the Pre-Tax Profit and Loss Schedule. The Financial Working Group shall include individuals from each Party with reasonable expertise in the areas of accounting, cost allocation, budgeting and financial reporting.  The Parties shall determine the appropriate number of representatives of each Party that will constitute the Financial Working Group, which shall be an equal number, and the frequency of meetings thereof.  Each Party shall designate their respective initial representatives to the Financial Working Group to allow such Financial Working Group to begin organizing information for the initial meetings of the applicable JDC and the JSC.  The Financial Working Group shall operate generally in accordance with the provisions of Section 5.7, and shall have no authority to alter or amend the terms and conditions of this Agreement.  The Financial Working Group shall meet in accordance with Section 5.7.2 for so long as either (a) the Parties are engaging in sharing of Development Costs for the WRN Program, or for the WRN Development Program or MAT2A Development Program, respectively, or (b) GSK or its Affiliates are Commercializing the MAT2A Product or WRN Product in the Profit-Sharing Territory.

5.6

Other Subcommittees. From time to time, the JSC may establish other subcommittees of the JSC to oversee particular projects or activities under this Agreement, and such subcommittees shall be constituted and have such responsibility as the JSC approves (such subcommittees, along with the other subcommittees established hereunder (each referred to herein as a “Subcommittee”)). The Subcommittees shall operate in accordance with the provisions of Section 5.7, and shall have no authority to alter or amend the terms and conditions of this Agreement.

5.7	Membership, Meetings and Meeting Minutes
5.7.1

Membership. Except as otherwise stated herein, each Committee shall be composed of three (3) representatives (or such other equal number of representatives as the Parties may agree) from each of IDEAYA and GSK.  Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Each Party’s representatives to each Committee shall be individuals suitable in seniority and experience and amongst such representatives shall be at least one representative from each Party with relevant decision-making authority to make decisions within the scope of the applicable Committee’s responsibilities; provided that it is understood that such individual may need to seek appropriate authority from the relevant Party with respect to certain matters.  For each Committee, each Party shall designate one of its representatives on such Committee to co-chair the meetings for such Committee (each, a “Co-Chair”). The Co-Chairs shall coordinate and prepare the agenda for, and ensure the orderly conduct of, the meetings of such Committee and solicit agenda items from Committee members

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and provide an agenda, along with appropriate information for such agenda, reasonably in advance of any meeting. Such agenda shall include all items requested by either Co-Chair for inclusion therein. If the Co-Chairs or another Committee member from either Party is unable to attend or participate in a meeting of such Committee, the Party whose Co-Chair or member is unable to attend may designate a substitute co-chair or other representative for the meeting.  For clarity, the Alliance Manager shall assist the Co-Chairs of the JSC with respect to the foregoing activities, and attend all meetings of the JSC as a non-voting member; provided that attendance by the Alliance Manager does not count towards either Party’s representation on the JSC.

5.7.2

Meetings. The JSC shall meet quarterly (or more or less frequently as agreed by the Parties in writing).  JSC meetings may be called at other times to resolve Committee Deadlocks in accordance with Section 5.8.1.  At least one JSC meeting per year will be in-person, unless the Parties agree to meet by an alternative mechanism (e.g., telephone or videoconference).  The JDCs, JCCs, the Financial Working Group and other Subcommittees, if any, shall each meet at least quarterly after the Subcommittee is formed, or as more or less often as otherwise agreed by the Parties in writing.  Committee meetings may be conducted by telephone, videoconference or in person. Any in-person Committee meetings shall be held on an alternating basis between IDEAYA’s and GSK’s facilities, unless otherwise agreed by the Parties in writing.  Each Party shall be responsible for its own expenses in attending such meetings and those expenses will not be included in Development Costs hereunder. As appropriate, the Committee may invite a reasonable number of non-voting employees, consultants, and scientific advisors to attend its meetings as nonvoting observers, provided that such invitees are bound by appropriate confidentiality obligations substantially similar to the ones set forth in this Agreement. Each Party may also call for special meetings of a Committee to discuss matters requested by such Party. The Alliance Managers shall provide the members of the JSC with no less than [***] Business Days’ notice of each regularly scheduled meeting and, to the extent reasonably practicable under the circumstances, no less than [***] Business Days’ notice of any special meetings of the JSC called by either Party.

5.7.3

Meeting Minutes.  Minutes will be kept of all Committee meetings.   Minutes will be sent to all members of the Committee by e-mail for review and approval within [***] days after each meeting.  The Alliance Managers will be responsible for taking and circulating minutes of each JSC meeting and for all other Committees, and the Co-Chairs will be responsible for taking and circulating minutes, in each case on a rotating basis (commencing with the Alliance Manager of GSK and the Co-Chair of each other Committee designated by GSK). If a Party’s Alliance Manager (or his or her designee) is not present at a JSC meeting and that Party is responsible for keeping minutes, such Party shall designate one of its JSC members to keep minutes.  Minutes shall record all action items and decisions of the applicable Committee.  The Committee shall formally accept the minutes of the previous Committee meeting at or before the next Committee meeting. Minutes will be deemed approved unless any member of the Committee objects to the accuracy of such minutes by providing written notice to the other members of the Committee prior to the next meeting of such Committee.  Minutes shall list action items and shall designate any issues that need to be resolved by the JSC or applicable dispute resolution process.  In the event of any such objection to the minutes that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.8	Decision-Making
5.8.1

Committee Decision Making.  Decisions of each Committee shall be made by unanimous vote, with each Party having one vote. In order to make any decision, any Committee must have present (in person or via telephone or videoconference) and voting at least one representative of each Party. Unless otherwise specified by the JSC, in the event that the JDCs, JCCs, the Financial Working Group or any other Subcommittee cannot or does not reach consensus with respect to a particular matter within the authority of such Subcommittee (a “Subcommittee Deadlock”) after endeavoring for [***] days to do so, such matter shall be referred to the JSC for discussion and attempted resolution. In the event that the JSC does not reach a decision with respect to a Subcommittee Deadlock, or if the JSC cannot or does not reach consensus with respect to any other matter within its authority, in each case, after endeavoring for [***] days to do so, then such matter (a “Committee Deadlock”) shall be decided by the Parties in accordance with Section 5.8.2 below.

5.8.2

Decision Making Authority.  The Committee Deadlock shall be submitted by either Party to the Senior Managers of both Parties.  The Senior Managers of each Party or their respective designees, shall attempt to resolve such Committee Deadlock within [***] days of submission.  If the Senior Managers (or their respective designees) cannot resolve the Committee Deadlock, then [***], any material updates or amendments to the MAT2A Program Collaboration Plan proposed by a Party to be made prior to the Option Closing Date shall be submitted to the JDC for review and comment.  Within [***] Business Days of receiving such proposed update or amendment, the JDC will, in turn, submit such reviewed updates and amendments thereto to the JSC for review and approval.  The JSC shall review and approve proposed amendments presented by the JDC to it within [***] Business Days thereafter.  Notwithstanding the foregoing, (i) [***] shall not modify the requirements for the Option Data Package unless otherwise mutually agreed by the Parties in writing and (ii) [***] with respect to the calculation  or reconciliation, as applicable, of Shared Development Costs and the Pre-Tax Profit or Loss, which for clarity any disagreement by a Committee or by the Parties with respect thereto shall be resolved in accordance with Sections 7.20 and 7.21. Neither Party shall have the right to use its final decision-making authority to resolve disputes arising out of the interpretation of this Agreement, which for clarity shall be resolved in accordance with Section 15.2.

5.8.3

Day-to-Day Decision-Making Authority. Each Party shall have decision making authority with respect to the day-to-day operational and tactical activities of such Party (and such Party’s employees, agents and subcontractors) under this Agreement, provided that such decisions are not inconsistent with the terms and conditions of this Agreement (including any applicable Collaboration Plan, Development Plan or Commercialization Plan) or the decisions and actions of the JSC, the JDCs, the JCCs, Financial Working Group or any other Subcommittee, as applicable.

5.8.4

Limitation of Powers. Each Committee will have only the powers as are specifically delegated to it under this Agreement.  The JSC is not a substitute for the rights of the Parties under this Agreement and is intended to coordinate and facilitate the activities of the Parties.  The JSC will not be involved with the day-to-day management of activities to be

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

performed by a Party under this Agreement. Matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JSC, including amendment, modification or waiver of compliance with the Agreement, which shall be made by the Parties in accordance with Section 16.9.

5.9

Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to serve as the main point of contact for each Party to exchange information, facilitate communication and coordinate the Parties’ activities hereunder (each, an “Alliance Manager”).  The Alliance Managers shall attend the meetings of the JSC.  For all other Committees, the Alliance Managers may participate in meetings but are not required to participate.  The Alliance Managers shall not be counted as members of any Committee (and shall not vote on matters discussed at any Committee meeting).  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

5.10

Patent Liaisons.  Promptly following and in no event later than thirty (30) days after the Effective Date, the Parties shall each designate representative(s) to consult with the other Party’s representative(s) with respect to Patent prosecution, maintenance, enforcement and defense matters (the “Patent Liaisons”) as more fully described in this Section 5.10.  The Patent Liaisons shall discuss, at such times, places and frequencies as either Patent Liaison determines is necessary, material issues and provide input to each other regarding determination of inventorship of Know-How hereunder, and the prosecution, maintenance, enforcement or defense of Patents comprising IDEAYA Technology, Joint Arising Technology or GSK Arising Technology as more fully described in ARTICLE 10.  All final decisions related to the prosecution, maintenance, enforcement or defense of any Patents comprising IDEAYA Technology, Joint Arising Technology or GSK Technology shall be made by the Party with the right to control such prosecution, maintenance, enforcement or defense, as applicable, as set forth in ARTICLE 10 and subject to the terms and conditions therein.

ARTICLE 6
POST-Collaboration Program and POST-option exercise responsibilities

6.1	POLQ Activities. This Section 6.1 sets forth the Parties’ responsibilities with respect to POLQ Compounds and POLQ Products after completion of the POLQ Program.
6.1.1

Responsibilities.  After completion of the POLQ Program, GSK, either itself or by or through its Affiliates, Sublicensees or subcontractors, shall be solely responsible for and have decision-making authority with respect to, all Development, Manufacturing, pharmacovigilance,  regulatory (including preparing and filing in its own name all Regulatory Filings, INDs, Marketing Approval Authorizations and any other documents in support of obtaining Regulatory Approvals) and Commercialization activities in connection with POLQ Compounds and POLQ Products in the Field in the Territory.  All costs associated with such activities shall be borne solely by GSK.  As reasonably requested by GSK from time to time during the Term, IDEAYA shall promptly provide assistance to GSK with filings and other interactions

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

with Regulatory Authorities regarding POLQ Compounds and POLQ Products; provided that GSK shall reimburse IDEAYA for any out-of-pocket expenses and FTE costs at the FTE Rate reasonably incurred in connection with such assistance.

6.1.2

Technology Transfer.  Promptly following completion of the POLQ Program, to the extent not previously transferred and delivered to GSK, IDEAYA shall transfer and deliver to GSK, at GSK’s cost (in order to enable GSK to practice under the license granted to GSK under Section 8.2.1(b)), IDEAYA Know-How and Know-How comprising Joint Arising Technology (including Materials) in its Control, in each case to the extent necessary to enable GSK to Develop, Manufacture and Commercialize POLQ Compounds and POLQ Products as contemplated under this Agreement.  Without limiting the foregoing, IDEAYA shall use Commercially Reasonable Efforts to facilitate orderly transition and uninterrupted Development of POLQ Compounds and POLQ Products. The format of, and media for exchanging, any of the foregoing information shall be decided by the JDC.

6.1.3

Reporting.  Commencing on the first anniversary of the completion of the POLQ Program and every six (6) months thereafter until (i) Regulatory Approval by the FDA of the first Marketing Approval Application for a POLQ Compound or (ii) cessation of Development of all POLQ Compounds, GSK shall provide to IDEAYA a report setting out the status of GSK’s material activities with respect to the Development of such POLQ Compounds and POLQ Products conducted for the prior year, any material issues affecting Development or timelines for Development, as well as a high-level plan showing anticipated material Development inflection points in the coming year (the “POLQ Report”).  GSK shall provide POLQ Reports to the JSC for so long as the JSC is in existence and GSK’s obligation to provide POLQ Reports has not expired.  If GSK is obligated under this Section 6.1.3 to provide POLQ Reports after expiration of the JSC term, the Alliance Managers shall act as the primary point of contact for the Parties regarding the provision of POLQ Reports.

6.2

MAT2A and WRN Activities.  This Section 6.2 sets forth the Parties’ responsibilities with respect to (a) MAT2A Compounds and MAT2A Products after the Option Closing Date (solely if applicable), and (b) WRN Compounds and WRN Products after completion of the WRN Program.

6.2.1

Responsibilities.  After (i) the Option Closing Date (solely if applicable) for Development of MAT2A Compounds and MAT2A Products and (ii) completion of the WRN Program for Development of WRN Compounds and WRN Products, respectively, GSK, either itself or by and through its Affiliates, Sublicensees or subcontractors, shall be solely responsible for and have decision-making authority with respect to, all Development, Manufacturing, pharmacovigilance, regulatory (including preparing and filing in its own name all Regulatory Filings, INDs, Marketing Approval Authorizations and any other documents in support of obtaining Regulatory Approvals) and Commercialization activities in connection with MAT2A Compounds and MAT2A Products (solely if the Option Closing Date occurs) and WRN Compounds and WRN Products, in each case, in the Field in the Territory.  Development of the applicable Licensed Products will be conducted by or on behalf of GSK in accordance with a Development Plan and associated Development Budget, each as reviewed by the applicable JDC

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

and the JSC as described in Section 6.2.2.  Commercialization of the applicable Licensed Products in the Profit-Sharing Territory will be conducted solely by or on behalf of GSK in accordance with a Commercialization Plan and associated Commercialization Budget as described in Section 6.2.3.  As reasonably requested by GSK from time to time during the Term, IDEAYA shall promptly provide reasonable assistance to GSK with respect to filings and other interactions with Regulatory Authorities regarding Licensed Compounds and Licensed Products; provided that costs of such assistance will be shared as set forth in Section 6.2.4.

6.2.2

Development Plans and Development Budgets.  GSK shall prepare and submit to the applicable JDC (i) an initial Development Plan for MAT2A Compounds and MAT2A Products, [***] and (ii) an initial Development Plan for WRN Compounds and WRN Products [***], each with a corresponding Development Budget for JDC review and comment, which comments GSK will consider in good faith. Such initial Development Plans and Development Budgets shall be comprised of the relevant Development activities contemplated for the next year [***]. Additionally, such Development Plans and Development Budgets will be updated by GSK and submitted to the JDC for review and comment not less frequently than annually thereafter.  The JDC will, in turn, submit such reviewed initial Development Plans and Development Budgets and updates thereto to the JSC for review and approval.  GSK may also develop and submit to the JDC from time to time other proposed amendments to a Development Plan, which the JDC will review and submit for approval to the JSC. The JSC shall review proposed amendments presented by the JDC and, upon completion of review and approval by the JSC, the Development Plan shall be amended accordingly. For clarity, JDC and JSC approval of the Development Plans and Development Budgets are not required for GSK to commence activities thereunder. All Development Plans and Development Budgets shall be deemed Confidential Information of GSK.

6.2.3

Commercialization Plans and Commercialization Budgets.  GSK shall prepare and submit to the applicable JCC a Commercialization Plan for the MAT2A Products (solely if the Option Closing Date occurs) and a Commercialization Plan for the WRN Products, with a corresponding Commercialization Budget at least [***] ([***]) months prior to [***] (solely if the Option Closing Date occurs) or WRN Product for review by the applicable JCC.  Such Commercialization Plans and Commercialization Budgets for each such Licensed Product will be updated by GSK not less frequently than annually following their respective First Commercial Sale.  IDEAYA’s representatives on the JCC shall have the right to comment on the Commercialization Plans and Commercialization Budgets and GSK will consider such comments in good faith.  The JCC will submit the final Commercialization Plan and Commercialization Budget to the JSC for review and comment.  GSK may also develop and submit to the applicable JCC from time to time other proposed amendments to the Commercialization Plan, which the JCC will review together with any amendments to the Commercialization Budget. The JSC shall review proposed amendments presented by the applicable JCC.  For the avoidance of doubt, provision of Commercialization Plans and Commercialization Budgets to the applicable JCC and JSC is for informational and planning purposes only.  IDEAYA’s representatives on each JCC and the JSC may comment thereon and GSK shall consider IDEAYA’s comments in good faith, but GSK shall have the final decision-making authority with respect to the Commercialization Plans and Commercialization Budgets. For clarity, JCC and JSC approval of the Commercialization

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Plans and Commercialization Budgets are not required for GSK to commence activities thereunder. All Commercialization Plans and Commercialization Budgets shall be deemed Confidential Information of GSK.

6.2.4

Funding.  Subject to Section 6.2.5 and 7.5, the Parties will share all Development Costs for the Development (excluding for clarity any Development activities conducted under any Collaboration Program and any activities conducted in connection with Commercialization and Launch Preparation Activities) of (i) solely as of the Option Closing Date, if applicable, the MAT2A Compounds and MAT2A Products (“MAT2A Development Costs”) and (ii) the WRN Compounds and WRN Products (“WRN Development Costs”), whether incurred by GSK or its Affiliates or IDEAYA or its Affiliates in the Territory after the Option Closing Date or the completion of the WRN Program, respectively, in each case in accordance with the applicable Development Plan and Development Budget, and in each case with GSK bearing eighty percent (80%) and IDEAYA bearing twenty percent (20%). For clarity, the Development Costs shared under the preceding sentence include Development Costs incurred in the conduct of any pre-clinical or clinical Development activities regarding a combination of a MAT2A Compound, MAT2A Product, WRN Compound or WRN Product, on the one hand, and a compound or product Controlled by GSK or its Affiliate (other than by way of this Agreement), on the other hand (e.g., a GSK PRMT Product).   Sharing of WRN Development Costs and MAT2A Development Costs shall be managed in accordance with Section 7.3. For further clarity, it is not expected that IDEAYA or its Affiliates will incur any MAT2A Development Costs or WRN Development Costs except as set forth in the final sentence of Section 6.2.1.

6.2.5

Cost Share Adjustment.  With respect to each Licensed Product that is Commercialized hereunder, twice during the Term following the date on which First Commercial Sale of such Licensed Product occurs in each of [***] (the date of the occurrence of the last of such [***], the “Global Commercialization Date”), at both three (3) and six (6) years after such Global Commercialization Date with respect to such Licensed Product, the Parties shall engage a Big Four Accounting Firm, as mutually agreed by the Parties, to calculate the actual worldwide profits of such Licensed Product in accordance with GSK’s Accounting Standard.  If such Big Four Accounting Firm concludes that the profits of such Licensed Product in the U.S. is not equal to [***]% of such profits for such Licensed Product globally in each case, for the then-preceding year, then the Parties shall adjust the 20% IDEAYA/80% GSK Development Cost share ratio set forth in Section 6.2.4 (“Cost Share Ratio”) to reflect the actual relative profits in the U.S. compared to the profits in the world other than the U.S. as follows: for each [***] [***]% profits of such Licensed Product in the U.S. as compared to worldwide profits of such Licensed Product as determined by the Big Four Accounting Firm (“Relative U.S. Market Share”), the Cost Share Ratio of IDEAYA will be increased by [***] by [***]% of the Relative U.S. Market Share, the Cost Share Ratio of IDEAYA will be decreased by [***].  Such updated Cost Share Ratio will apply both prospectively to the sharing of future Development Costs hereunder, as well as retroactively to Development Costs previously reconciled for the three (3) years prior (such amount of Development Costs a Party owes to the other Party with respect to such Development Cost previously reconciled by way of such modified Cost Share Ratio, “True Up Costs”).  To the extent that IDEAYA owes to GSK any True Up Costs, GSK shall credit against any amounts otherwise due to IDEAYA under this Agreement until such True Up Costs are fully recouped by

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

GSK. To the extent that GSK owes to IDEAYA any True Up Costs, GSK shall add such True Up Costs in its next payment due to IDEAYA pursuant to ARTICLE 7.
6.2.6

Technology Transfer.  Promptly following completion of the (a) WRN Program and (b) if applicable, the Option Closing Date, to the extent not previously transferred and delivered to GSK, IDEAYA shall transfer and deliver to GSK (in order to enable GSK to practice under the licenses granted to GSK under Section 8.2.1(a) and 8.1, respectively), IDEAYA Know-How and Know-How comprising Joint Arising Technology (including Materials) in its Control (including any Know-How arising from the Interim MAT2A Activities), in each case to the extent necessary to enable GSK to Develop, Manufacture and Commercialize WRN Compounds and WRN Products and, solely if the Option Closing Date occurs, the MAT2A Compounds and MAT2A Products as contemplated under this Agreement.  Without limiting the foregoing, IDEAYA shall use Commercially Reasonable Efforts to facilitate orderly transition and uninterrupted Development of the applicable Licensed Compounds and Licensed Products. The format of, and media for exchanging, any of the foregoing information shall be decided by the applicable JDC.

6.2.7

Reporting.  Commencing six (6) months following the initial submission of a Development Plan and Development Budget for the applicable Licensed Compounds and Licensed Products to the JDC in accordance with Section 6.2.2, and every six (6) months thereafter until (i) Regulatory Approval by the FDA of the first Marketing Approval Application for such Licensed Product or (ii) permanent cessation of Development of all applicable Licensed Compounds and Licensed Products, GSK shall provide to the applicable JDC and JSC a report setting out the status of GSK’s material activities with respect to the Development of such Licensed Compounds and Licensed Products conducted for the prior year, any material issues affecting Development or timelines for Development, as well as a high-level plan showing anticipated material inflection points in the coming year (the “Development Reports”).  GSK shall provide Development Reports to the applicable JDC and the JSC for so long as they are in existence and GSK is required to provide such Development Report as described above.

6.2.8

Non-Exercise of Option.  Notwithstanding any other provision in this Section 6.2 or any other provision of this Agreement to the contrary, if GSK does not exercise the Option within the Exercise Period, then as of the expiration of the Exercise Period, this Agreement shall automatically terminate with respect to the MAT2A Target, and GSK shall have no rights whatsoever under this Agreement or under any Patents, Know-How, or other intellectual property Controlled by IDEAYA or its Affiliates (including IDEAYA Technology) to make, have made, use, sell, offer for sale and import, or otherwise exploit any MAT2A Compound or MAT2A Product, and IDEAYA shall have the right, but not the obligation, to make, have made, use, sell, offer for sale and import, or otherwise exploit all MAT2A Compounds and MAT2A Products which it owns or otherwise Controls, at its sole cost and sole discretion.

6.3

Diligence.  GSK shall use Commercially Reasonable Efforts in the exercise of its rights and performance of its obligations under Sections 6.1 and 6.2, including the activities set forth in each Development Plan and Commercialization Plan. Without limiting the forgoing, GSK shall use Commercially Reasonable Efforts to Develop and Commercialize (a) solely

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

following the Option Closing Date, [***], (b) [***], and (c) [***], in each case in the Field and [***]. GSK shall conduct its Development and Commercialization activities in good scientific manner (as applicable) and in compliance with its Internal Policies, Applicable Law, including those regarding the environment, safety and industrial hygiene, and GMP, GLP, GCP, informed consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.

6.4

Subcontracting. GSK may engage its Affiliates, Sublicensees or Third Party subcontractors (including distributors, contract research organizations and contract manufacturing organizations) to perform certain of its obligations under the Development Plans, Commercialization Plans or otherwise in connection with its obligation to Develop, Manufacture and Commercialize Licensed Compounds and Licensed Products under this Agreement. GSK shall cause any subcontract between GSK and any Third Party subcontractor used by GSK to perform such obligations to provide that all intellectual property rights conceived, created or generated during the performance of such services material to the Development, Manufacture or Commercialization of such Licensed Compounds or Licensed Products contemplated by this Agreement shall be owned or Controlled by GSK.  GSK’s use of Affiliates, Sublicensees or subcontractors shall not relieve GSK of any obligation hereunder and GSK shall cause its Affiliates, Sublicensees or subcontractors to comply with its applicable obligations under this Agreement.  GSK shall remain responsible under this Agreement for ensuring, and shall be liable to IDEAYA for, the compliance of Affiliates, Sublicensees and subcontractors with this Agreement.  Any Third Party subcontractor to be engaged by GSK to perform GSK’s obligations under this Agreement shall meet the qualifications typically required by GSK for the performance of work similar in scope and complexity to the subcontracted activity.

ARTICLE 7
Financial Provisions

7.1	Upfront Payment; Equity Investment.

7.1.1Upfront Payment.  In partial consideration of the rights and licenses granted to GSK under this Agreement, GSK shall pay IDEAYA One Hundred Million Dollars ($100,000,000) within ten (10) Business Days after the Effective Date and upon receipt of a valid invoice from IDEAYA.  Such payment shall be non-creditable and non-refundable.

7.1.2Equity Investment. [On the Closing Date, GSK agrees to cause Glaxo Group Limited (the “GSK Purchaser”) to purchase for the Aggregate Purchase Price, and IDEAYA agrees to issue and sell, in a private placement pursuant to a Stock Purchase Agreement (as may be amended and/or restated from time to time, the “Purchase Agreement”), to be entered into by GSK Purchaser and IDEAYA substantially in the form set forth in Exhibit A (the “Private Placement”), the number of shares of IDEAYA’s common stock, par value $0.0001 (the “Common Stock”), determined by dividing $20,000,000 (the “Total Equity Commitment”) by a price per share equal to the Purchase Price, rounded down to the nearest number of whole shares (if applicable); provided that GSK Purchaser shall not be obligated to purchase shares of Common Stock pursuant to this Agreement or the Purchase Agreement prior to the date that is two Business

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Days (as defined in the Stock Purchase Agreement) after the HSR Clearance Date, or following the Termination Date; provided, further, that in the event that following the effectiveness of the Stock Purchase Agreement, the Stock Purchase Agreement is terminated prior to the Closing (as defined in the Stock Purchase Agreement) pursuant to Sections 6.12(i)-(iii) thereof, such termination shall not, unless otherwise agreed in writing by the Parties, terminate GSK Purchaser’s obligation to purchase shares of Common Stock pursuant to this Section 7.1; provided, further, that, Glaxo Group Limited shall not be obligated to purchase, and IDEAYA shall not issue or sell, in the Private Placement any shares of Common Stock which would result in the beneficial ownership of Common Stock by GSK and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) of more than 9.99% of the as adjusted issued and outstanding shares of Common Stock giving effect to the Private Placement and the Public Offering (the “Beneficial Ownership Limitation”); provided, further, that any obligations of GSK or GSK Purchaser to purchase shares of Common Stock in the Private Placement pursuant to this Section 7.1 shall be deemed to be fully satisfied, and GSK and GSK Purchaser shall have no further obligation to purchase shares of Common Stock, if GSK Purchaser purchases such number of shares of Common Stock in the Private Placement so as to be in compliance with the Beneficial Ownership Limitation, regardless of whether the Aggregate Purchase Price for such shares of Common Stock is less than the Total Equity Commitment.  In no event shall GSK Purchaser be obligated to purchase shares of Common Stock at an Aggregate Purchase Price exceeding the Total Equity Commitment.  The Purchase Agreement shall be entered into by GSK Purchaser and IDEAYA on or about the same time as the underwriting agreement for the Public Offering is entered into by IDEAYA and the underwriters for the Public Offering.

7.2

Reimbursement of POLQ Program Costs.  Within [***] days after the end of each Calendar Quarter during the conduct of the POLQ Program, IDEAYA, in accordance with GAAP, shall submit to GSK a reasonably detailed report and any additional documentation reasonably requested by GSK, setting forth all Development Costs for the Development of the POLQ Compounds and POLQ Products in the Field in the Territory actually incurred by IDEAYA in the conduct of the POLQ Program in accordance with the applicable Collaboration Plan and Collaboration Budget during such Calendar Quarter (the “POLQ Program Costs”).  GSK shall reimburse IDEAYA for the POLQ Program Costs incurred as set forth in such report; provided that any POLQ Program Costs incurred in excess of [***] of the budgeted POLQ Program Costs for the applicable Calendar Quarter shall be borne by IDEAYA unless such overage was approved in advance by the applicable JDC and JSC.  Notwithstanding the foregoing, any POLQ Program Costs that are incurred by IDEAYA as a result of IDEAYA’s failure to use Commercially Reasonable Efforts in performing its obligations under the POLQ Program or due to IDEAYA’s negligence, whether or not such POLQ Program Costs are in excess of [***] of the Development Budget for the applicable Calendar Quarter, shall be borne entirely by IDEAYA.  GSK shall reimburse POLQ Program Costs within [***] days after receipt of an invoice from IDEAYA.

7.3	Sharing of WRN Program Costs, WRN Development Costs, and MAT2A Development Costs.
7.3.1	Reports; Reconciliation Payments. Subject to Section 7.3, with respect to (a) WRN Program Costs incurred by the Parties in accordance with Section 4.2 and (b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

WRN Development Costs and MAT2A Development Costs incurred by the Parties in accordance with Section 6.2.4 ((a) and (b) referred to collectively as the “Shared Development Costs”), within [***] days following the end of each Calendar Quarter during which any such Shared Development Costs are incurred, each of IDEAYA and GSK (as applicable), in accordance with Accounting Standards, shall submit to the Financial Working Group a written report setting forth in reasonable detail all WRN Program Costs, WRN Development Costs or MAT2A Development Costs incurred by each such Party over such Calendar Quarter, provided, however, that a preliminary estimate of the Shared Development Costs, in a format agreed by the Financial Working Group, shall be provided by each IDEAYA and GSK within [***] days following the end of the Calendar Quarter for purposes of financial statement close process. For clarity, such estimate may be based on forecasted numbers and the Parties agree that the final Development Costs and other Allowable Expenses reported in the Financial Reports may differ from this estimate.  Within [***] days following the receipt by the Financial Working Group of such written reports, the Financial Working Group shall prepare and submit to each Party a written report (the “Financial Reports”) setting forth in reasonable detail (i) the calculation of all such Shared Development Costs incurred by both Parties over such Calendar Quarter and any deviations from the applicable Collaboration Budget or Development Budget, and (ii) the calculation of the net amount owed by GSK to IDEAYA or by IDEAYA to GSK in order to ensure the appropriate sharing of such Shared Development Costs in accordance with Sections 4.2 and 6.2.4.  The Party that is due for reimbursement of Shared Development Costs shall invoice the other Party within [***] days of receipt of such report from the Financial Working Group.  Such payments by one Party to reimburse the other Party’s expenditures for Shared Development Costs shall be paid within [***] days following receipt of the invoice.  Any WRN Program Costs, WRN Development Costs or MAT2A Development Costs incurred in excess of the agreed upon Collaboration Budget or Development Budget in any Calendar Quarter will be subject to the terms set forth in Section 7.3.2.

7.3.2

Overruns.    Each Party shall notify the other Party promptly upon becoming aware that the anticipated Development Costs to be incurred by such Party under a particular Collaboration Plan or Development Plan for a given Calendar Year shall be in excess of the applicable approved Collaboration Budget or Development Budget. Thereafter, the following shall apply:

(a)

Following such notification, the Financial Working Group, in consultation with the applicable JDC (as and if needed), shall discuss the causes of any such increase and evaluate potential mitigation measures to prevent a further increase of Development Costs. To the extent, based on this discussion, that the Financial Working Group concludes that the anticipated amount of the concerned category of Development Costs is likely not to exceed [***] of the amounts budgeted (the “Permitted Overage”) as set forth in the then-current applicable Development Budget, such anticipated Development Costs shall be included in the calculation of the applicable Development Costs for the purposes of determining the amounts to be paid from one Party to the other Party to reflect the sharing percentages set forth in Sections 4.2 and 6.2.4.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)If the Financial Working Group, in consultation with the JDC, concludes that the anticipated amount of the applicable Development Costs is likely to exceed the Permitted Overage (such amount the “Excess Costs”) and there are no mitigation measures to prevent such Excess Costs, then such Excess Costs shall not be included in the calculation of the Shared Development Costs and shall be borne by the Party incurring them, unless mutually agreed by the Parties through the JSC to be shared. Notwithstanding the foregoing, to the extent that Excess Costs are directly attributable and reasonably allocable to and required by a change in Applicable Laws, a requirement of a Regulatory Authority, a change required to mitigate a safety issue or a Force Majeure event, or are otherwise mutually agreed by the Parties, then such costs shall not be borne solely by the Party incurring them and shall be included in the calculation of Shared Development Costs for the purposes of determining the amounts to be paid from one Party to the other Party for the applicable Calendar Year.

(c)

Notwithstanding the foregoing, any WRN Program Costs, WRN Development Costs or MAT2A Development Costs that are incurred by a Party as a result of that Party’s failure to use Commercially Reasonable Efforts in connection with performing its obligations hereunder or due to that Party’s negligence, whether or not such WRN Program Costs, WRN Development Costs or MAT2A Development Costs are in excess of [***] of the applicable Collaboration Budget or Development Budget for the applicable Calendar Year, shall be borne entirely by that Party.

7.4	Pre-Tax Profit or Loss Sharing.
7.4.1

Pre-Tax Profit or Loss.  Subject to Section 7.5, the Parties shall share in Pre-Tax Profit or Loss in the Profit-Sharing Territory solely with respect to  MAT2A Products (subject to occurrence of the Option Closing Date) and WRN Products as follows: IDEAYA shall bear (and be entitled to) fifty percent (50%), and GSK shall bear (and be entitled to) fifty percent (50%), commencing with the First Commercial Sale of the applicable Licensed Product in the Profit-Sharing Territory and continuing for as long as the relevant Licensed Product continues to be sold by GSK, its Affiliates, and their Sublicensees in the Profit-Sharing Territory (the “Profit-Sharing Term”). Procedures for reporting, quarterly reconciliation and other finance and accounting matters will be as set forth in the Pre-Tax Profit or Loss Schedule.

7.4.2	Income Taxes. Subject to Section 7.14, income and withholding Taxes imposed on either of the Parties hereunder shall not be included in Pre-Tax Profit or Loss hereunder.
7.5	Development Cost Share Opt Out.
7.5.1

Exercise by IDEAYA.  IDEAYA may, upon written notice to GSK, with respect to the [***] and with respect to [***] with respect to the relevant Licensed Compound or Licensed Product, opt out of future sharing of Shared Costs and the Pre-Tax Profit or Loss in the Profit Sharing Territory (the “IDEAYA Opt-Out”), in each case, with respect to either, as independently elected by IDEAYA, (i) the WRN Compounds and WRN Products or (ii) solely if the Option Closing Date occurs, the MAT2A Compounds and MAT2A Products (any such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Licensed Compounds and Licensed Products for which IDEAYA has exercised the IDEAYA Opt-Out as specified in the IDEAYA Opt-Out, the “Cost Share Opt Out Compounds and Products”).  Such notice shall specify the date upon which such IDEAYA Opt-Out will be effective (such date to be no sooner than [***] days after the date such notice is delivered to GSK pursuant to Section 16.5) (the “Cost Share End Date”).  Effective from and after the Cost Share End Date, sharing of Shared Development Costs and of the Pre-Tax Profit or Loss in the Profit Sharing Territory in accordance with the relevant provisions of this Agreement will no longer apply with respect to the Cost Share Opt Out Compounds and Products (and for clarity GSK shall be solely responsible for such costs that were previously shared hereunder, and shall have no obligation to share any Pre-Tax Profit or Loss in the form of profits in the Profit Sharing Territory with IDEAYA with respect to such Cost Share Opt Out Compounds and Products), but for clarity such Cost Share Opt Out Compounds and Product shall continue to be a “Licensed Compound” and “Licensed Product” (as applicable) under this Agreement, subject to this Section 7.5.  Notwithstanding the foregoing, IDEAYA shall continue to be responsible for its portion of Shared Development Costs obligations for any and all studies, solely to the extent as contemplated in the relevant Collaboration Plans and Development Plans in the form as they exist as of the date such IDEAYA Opt-Out notice is delivered to GSK, that are ongoing as of the Cost Share End Date until such studies have been completed.

7.5.2

Adjustment of Economics.  Effective from and after the Cost Share End Date, notwithstanding any other provision of this Agreement to the contrary, the following economic terms shall apply with respect to the applicable Cost Share Opt Out Compounds and Products:

(a)If the Cost Share End Date occurs prior to the achievement of the Registration Study Initiation milestone set forth in Section 7.8 with respect to such Cost Share Opt Out Compounds and Products then GSK shall pay to IDEAYA a running royalty on Net Sales of such Cost Share Opt Out Compounds and Products by GSK, its Affiliates, and its Sublicensees in accordance with Section 7.12.

(b)If the Cost Share End Date occurs after the achievement of the Registration Study Initiation milestone set forth in Section 7.8 with respect to such Cost Share Opt Out Compounds and Products then GSK shall pay to IDEAYA a running royalty on Net Sales of such Cost Share Opt Out Compounds and Products by GSK, its Affiliates, and its Sublicensees in accordance with Section 7.12; provided that the [***] percent ([***]%), [***] percent ([***]%), [***] percent ([***]%) and [***] percent ([***]%) royalty rates set forth therein shall be [***] [***] percent ([***]%), [***] percent ([***]%), [***] percent ([***]%) and [***] percent ([***]%), respectively.

7.6

Option Exercise Fee.  Subject to Section 7.6.1, GSK shall pay to IDEAYA a one-time, non-refundable, non-creditable fee of Fifty Million Dollars ($50,000,000.00) (the “Option Fee”) by the fifth (5th) day of the month following the sixtieth (60th) day from GSK’s receipt of an invoice from IDEAYA therefor, which invoice will be provided only after Option Exercise by GSK.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.6.1

HSR Filing. If GSK reasonably determines that the transactions to occur upon consummation of Option Exercise require an HSR Filing, then upon notice of Option Exercise (a) GSK shall provide notice of such HSR Filing obligation to IDEAYA (to the extent it has not already done so), (b) Section 2.2 shall apply with respect to the effectiveness of such Option Exercise (replacing Execution Date in the first sentence thereof with the notice date of Option Exercise) and (c) all rights and obligations of the Parties related to such Option or Option Exercise (including payment of the Option Fee and the grant of any license to GSK, but not with respect to making any HSR Filing) shall be tolled until the HSR Clearance Date.  The last sentence of Section 2.2 (i.e., a Party’s termination right) shall not apply to any delay in achieving the HSR Clearance Date with respect to an HSR Filing following notice of Option Exercise under this Section 7.5.1.  If the HSR Clearance Date with respect to such Option Exercise has not occurred on or before the date that is one hundred eighty (180) days after the date as of which both Parties have made their respective HSR Filings and the initial waiting period under the HSR Act has commenced with respect to such Option, then either Party may terminate the MAT2A Program upon notice to the other Party (and such termination, regardless of whether by IDEAYA or GSK, shall be treated as an automatic termination of this Agreement with respect to the MAT2A Target in accordance with Section 6.2.8).

7.7

Early Stage Development Milestones.  GSK shall make the non-refundable, non-creditable milestone payments to IDEAYA that are set forth below upon the first achievement by IDEAYA, GSK, or their respective Affiliates or Sublicensees, of the milestone events set forth below with respect to the applicable Licensed Compound or Licensed Product.  Each milestone shall be payable only once per Licensed Compound or Licensed Product of the same class as set forth in the table below; provided, that with respect to a given Target for which two or more Licensed Compounds in different classes achieve such milestones (for example, a POLQ ATPase Compound, a POLQ Polymerase Compound, or a POLQ Degrader Compound), GSK shall not be required to pay the GLP Toxicology Study Initiation milestone and the IND Acceptance by FDA milestone for the second (or any subsequent) Licensed Compound(s) to achieve those milestones unless, and until, such second (or applicable subsequent) Licensed Compound(s) achieves the Clinical Dose Expansion milestone.

Milestone Event	POLQ Compound or POLQ Product	WRN Compound or WRN Product
[***]	$[***]	$[***]
[***]	$[***]	$[***]
[***]	$[***]	$[***]

7.8Late Stage Development and Filing Milestones.  GSK shall make the non-refundable, non-creditable milestone payments to IDEAYA that are set forth below upon the first achievement by GSK, or its Affiliates or Sublicensees of the milestone events set forth below with respect to the applicable Licensed Product (“Late Stage Development and Filing Milestone”).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Each milestone shall be payable only once per Major Indication per Licensed Product, up to a maximum of three (3) Major Indications per Licensed Product as set forth in the table below. For clarity, [***].  For clarity, [***] (for example, [***]).

POLQ Product
Milestone Event	First Major Indication	Second Major Indication	Third Major Indication
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]

MAT2A Product (solely if the Option Closing Date occurs)
Milestone Event	First Major Indication	Second Major Indication	Third Major Indication
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]

WRN Product
Milestone Event	First Major Indication	Second Major Indication	Third Major Indication
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]

For the avoidance of doubt, the total amount of potential milestone payments payable under this Section 7.8 per Major Indication for each Licensed Product listed above is One Hundred Fifty Five Million Dollars ($155,000,000.00) and the total amount of potential milestone payments payable per Licensed Product if all milestones are achieved for all three (3) Major Indications ([***]) is Four Hundred Sixty Five Million Dollars ($465,000,000.00).  In the event that a given Licensed Product achieves a Late Stage Development and Filing Milestone for more than one Major Indication (e.g., [***] for the treatment of both breast cancer and prostate cancer Major Indications) then all relevant preceding Late Stage Development and Filing Milestone payments for such Licensed Product shall become due and payable by GSK (e.g., the $[***] milestone payment for each of the first and second Major Indication, or, if a $[***] milestone payment was already made by GSK for a first Major Indication that was not breast cancer and prostate cancer,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

then the $[***] milestone payment for each of the second and third Major Indication would become due and payable).

7.9

First Commercial Sales Milestones.  GSK shall make the non-refundable, non-creditable milestone payments to IDEAYA that are set forth below upon the first achievement by GSK, or its Affiliates or Sublicensees of the milestone events set forth below with respect to the applicable Licensed Product.  Each milestone shall be payable only once per Licensed Product as set forth in the table below.

Milestone Event	POLQ Product	MAT2A Product (solely if the Option Closing Date occurs)	WRN Product
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]

7.10

Net Sales Milestones.  GSK shall pay to IDEAYA the Net Sales-based milestone payments set forth below the first time the aggregate Net Sales for the applicable Licensed Product within any Calendar Year in the applicable Net Sales Territory meets the corresponding threshold indicated below.

Milestone Event	POLQ Products	MAT2A Products	WRN Products
Net Sales in a Calendar Year are at least $[***]	$[***]	$[***]	$[***]
Net Sales in a Calendar Year are at least $[***]	$[***]	$[***]	$[***]
Net Sales in a Calendar Year are at least $[***]	$[***]	$[***]	$[***]

7.11Milestone Payment Terms.  A Party achieving a milestone shall notify the other Party in writing promptly, but in no event later than [***] Business Days after each achievement of each milestone set out in Sections 7.7, 7.8, 7.9 and 7.10 that triggers a payment.  GSK shall pay all such milestone payments due in Dollars [***] days after GSK’s receipt of an invoice from IDEAYA therefor following the achievement of the corresponding milestone event.  Additionally, for clarity, [***]. Similarly, for clarity, [***]. Notwithstanding the foregoing, in the circumstance where [***], then the following principles shall apply: (A) [***], and (B) [***].

7.12	Royalties and Payments.
7.12.1

Net Sales Royalties. In partial consideration for the rights and licenses granted to GSK under this Agreement, GSK will pay IDEAYA royalties on aggregate Net Sales of Licensed Products, on a Licensed Product–by–Licensed Product basis, in the applicable

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Net Sales Territory in each Calendar Year at the royalty rates set out below. The period in which royalties are payable for any Licensed Product commences with the First Commercial Sale of the Licensed Product in a country within its Net Sales Territory and ends, with respect to that Licensed Product in that country upon the later to occur of either: (i) ten (10) years from First Commercial Sale of the Licensed Product in that country; or (ii) expiration of the last-to-expire Valid Patent Claim covering the composition of matter or method of use of the Licensed Product in that country (the “Royalty Term”).

Calendar Year Net Sales	Royalty Rate
For that portion of aggregate Net Sales in a Calendar Year of the applicable Licensed Product in the applicable Net Sales Territory up to and including $[***]	[***]%
For that portion of aggregate Net Sales in a Calendar Year of the applicable Licensed Product in the applicable Net Sales Territory greater than $[***] up to and including $[***]	[***]%
For that portion of aggregate Net Sales in a Calendar Year of the applicable Licensed Product in the applicable Net Sales Territory greater than $[***] up to and including $[***]	[***]%
For that portion of aggregate Net Sales in a Calendar Year of the applicable Licensed Product in the applicable Net Sales Territory greater than $[***]	[***]%

7.12.2

No Valid Patent Claim. The foregoing provisions of Section 7.12.1 notwithstanding, the royalties payable with respect to Net Sales of Licensed Products shall be reduced, on a Licensed Product–by–Licensed Product and country-by-country basis, to [***] of the amounts otherwise payable pursuant to 7.12.1 and subject to Section 7.12.5 during any portion of the Royalty Term after expiration of the last-to-expire Valid Patent Claim covering the composition of matter or method of use of the applicable Licensed Product in that country.

7.12.3

Generic Step-Down. If, on a Licensed Product–by–Licensed Product and country-by-country basis, one or more Generic Products of such Licensed Product are sold in such country, and Net Sales of such Licensed Product in such country in two (2) consecutive Calendar Quarters are less than [***] of the aggregate market of the Generic Products and Licensed Product, as measured by IQVIA (or other industry accepted source used by GSK at such time), then the royalties payable with respect to Net Sales of such Licensed Product pursuant to Sections 7.12.1 and 7.12.2 for such Calendar Quarter shall be reduced to [***] of the royalties otherwise payable pursuant to Section 7.12.1, subject to Section 7.12.5.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.12.4

Third Party Payments.  GSK shall be entitled to credit against the royalties due to IDEAYA upon Net Sales of a Licensed Product in a country solely in the Net Sales Territory an amount equal to [***] of the total royalties paid by GSK to Third Parties with respect to license rights to Patents or Know-How Controlled by Third Parties that GSK reasonably determines, after consultation with counsel, are necessary to avoid infringement of such Third Party Patents or misappropriation of such Third Party Know-How in the manufacture, use, offer for sale, sale or importation of such Licensed Product solely in the Net Sales Territory; provided that all such credits pursuant to this Section 7.12.4 shall not reduce the royalties payable to IDEAYA with respect to a MAT2A Product in any country to less than [***] of the royalties otherwise due to IDEAYA pursuant to Section 7.12.1 and subject to Section 7.12.5; and provided further that, GSK shall have the right to carry forward for application against royalties payable to IDEAYA with respect to Net Sales of such Licensed Product solely in the Net Sales Territory in future periods any amount that is not so credited due to the limitation in the immediately preceding proviso (but for clarity subject to the floor stated in the preceding proviso).

7.12.5

Royalty Floor.  In no event shall the cumulative royalty reductions and offsets in Sections 7.12.2–7.12.4 operate to reduce the total royalties due and payable by GSK to IDEAYA to more than [***] of the amounts as set forth in Section 7.12.1.

7.12.6

Royalty Reporting.  Each Calendar Quarter following the First Commercial Sale of a Licensed Product in the applicable Net Sales Territory, GSK shall furnish to IDEAYA a written report showing on a Licensed Product–by–Licensed Product and country-by-country basis (a) the Net Sales; and (b) the calculation of the royalties payable under this Agreement on account of those Net Sales.  Each royalty report along with the royalties shown to have accrued on that report are due and payable to IDEAYA within [***] days following the end of such Calendar Quarter.  All payments due under this Section 7.12 shall be made by bank wire transfer in immediately available funds to an account designated by IDEAYA.

7.13

Audits.  Each Party shall, and shall ensure that its Affiliates and Sublicensees, keep complete and accurate records of the items underlying Shared Development Costs, and GSK shall, and shall ensure that its Affiliates and Sublicensees, keep complete and accurate records of Net Sales (for any royalty-bearing Licensed Products hereunder and for calculation of Pre-Tax Profit or Loss as applicable), and, in the case in which the Parties are sharing Pre-Tax Profit or Loss, Allowable Expenses and Other Income. Each Party will have the right, at its own expense and no more frequently than once in any twelve (12)-month period (except in the case of fraud), to have an independent, certified public accountant, selected by such Party from nationally reputable accounting firms in the United States or the United Kingdom and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon [***] days’ prior written notice and during regular business hours and under obligations of confidentiality, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, with respect to any Calendar Year ending not more than three (3) years prior to the request of the auditing Party. If the review of such records reveals that the other Party has failed to accurately report financial information required to be reported hereunder, or to make any payment (or portion thereof) required under this Agreement, then the other Party shall pay to the auditing Party any underpaid amounts due

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

hereunder together with interest calculated in the manner provided in Section 7.16 within [***] days. If any such discrepancies are greater than [***] percent ([***]%) of the amounts actually due for the audited period, the other Party shall pay all reasonable costs incurred in conducting such review. Once a Party has conducted a review and audit of the other Party pursuant to this Section 7.13 in respect of any given period, it may not subsequently re-inspect the other Party’s records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the audited Party that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the auditing Party’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.  Unless otherwise defined or stated, financial terms shall be calculated by the accrual method under the applicable Party’s Accounting Standards. Financial records related to the foregoing shall be maintained (in such form as may be available) by each Party for a period of no less than seven (7) years following the end of the period to which they pertain.

7.14

Tax Matters.  Each Party will make all payments to each other under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.  The Parties shall reasonably cooperate with one another to reduce or minimize any such deduction or withholding required by Applicable Law, including by providing reasonable advance notice of such deduction or withholding by providing any forms or other certifications necessary to reduce the amount of such withholding.

7.14.1

Any amount payable by one Party to the other under this Agreement is deemed to be exclusive of any amount in respect of any VAT chargeable on the supply for which that sum is the consideration (in whole or in part) for VAT purposes. If anything done by one Party under this Agreement constitutes, for VAT purposes, the making of a supply to the other Party and VAT is or becomes chargeable on that supply, the Party receiving the supply shall pay the other Party, in addition to any amount otherwise payable under this Agreement by the Party receiving the supply, a sum equal to the amount of the VAT chargeable on that supply against delivery of a valid VAT invoice to the Party receiving the supply.

7.14.2

Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by the Party making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate governmental authority, and Payor will furnish Payee with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Payee, except that notwithstanding anything to the contrary in this Agreement, if a Payor assigns, transfers or otherwise disposes of some or all of its rights and obligations to any Person (without the prior written consent of the Payee) and if, as a result of such action, the withholding or deduction of tax required by Applicable Law with respect to payments under this Agreement is increased (the “Increased Withholding Taxes”), then any amount payable to the Payee under this Agreement shall be increased to take into account such Increased Withholding Taxes as may be necessary so that, after making all required withholdings (including

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

withholdings on the withheld amounts), the Payee receives an amount equal to the sum it would have received had no such Increased Withholding Taxes been made.
7.14.3

The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes or an exemption from withholding Taxes. Notwithstanding the foregoing, if a Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, then it may deliver to the other Party or the appropriate governmental authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payor of its obligation to withhold tax. If a Payee timely delivers to the Payor a validly executed form establishing a reduced rate or exemption from withholding, the Payor shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that the Payor is in receipt of evidence, in a form reasonably satisfactory to the Payor. If, in accordance with the foregoing, the Payor withholds any amount, then it will pay to the Payee the balance when due, timely remit to the proper taxing authority of the withheld amount, and send the Payee proof of such remittance within [***] days following that remittance.

7.14.4

No Partnership. Nothing contained in this Agreement shall be deemed or construed by the Parties, any of their Affiliates or any third person to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture or other business entity under Treasury Regulations Section 301.7701-1(a)(2) (or any corresponding provision under state, local or non-U.S. tax Law) (an “Entity”).  Without the prior written consent of the Parties (such consent not to be unreasonably withheld, delayed or conditioned), no Party (or successor or assignee) shall, for Tax purposes, report the relationships established by this Agreement as an Entity, including either (a) making any disclosure that the relationships established by this Agreement may give rise to an Entity (whether on a U.S. Internal Revenue Service Form 8275 or otherwise) or (b) withholding any amounts from payments made to the other Party pursuant to Section 1446 of the Code (or any corresponding provision under state, local or non-U.S. tax law), unless required by a tax authority on audit or other examination.

7.15	Invoicing. To the extent an invoice is required to be submitted to GSK hereunder, such invoice shall include the information set forth in Schedule 7.15.
7.16

Late Payments.  Without limiting either Party’s remedies under this Agreement, any undisputed payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to [***] percentage points above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue, calculated on the number of days such payment is delinquent.  Where the late payment is caused by the Party that is owed the payment, including for reasons such as failure to communicate in a timely manner changes to bank details, or failure to respond to communications from the Party owing the payment regarding the interpretation or dispute of the terms of such payment, then no interest will be payable by the Party owing the payment.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.17

Currency Conversion. Except as otherwise agreed by the Parties, all payments to be made by either Party to the other Party under this Agreement shall be made by such Party or its Affiliate in U.S. Dollars to the account designated by the Party to which the relevant payment is due.  In the case of any amounts designated in another currency, then each Party shall convert such foreign currency into U.S. Dollars using its standard conversion method consistent with its applicable Accounting Standard in a manner consistent with the respective Party’s customary and usual conversion procedures used in preparing its audited financial reports applied on a consistent basis, provided that such procedures use a widely accepted source of published exchange rates. With respect to MAT2A Compounds and MAT2A Products and WRN Compounds and WRN Products for which IDEAYA has not exercised the IDEAYA Opt-Out, the Parties shall share equally (50/50) any Currency Gains and Losses as a result of such conversion.

7.18

Blocked Payments.  In the event that, by reason of Applicable Laws in any country, it becomes impossible or illegal for a Party or its Affiliate to transfer, or have transferred on its behalf, payments to the other Party, such Party shall promptly notify the other Party of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***] days, in a recognized banking institution selected by such Party or its Affiliate, as the case may be, and identified in a notice given to the other Party.

7.19

Disclaimer.  IDEAYA and GSK each acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (i) the successful Development or Commercialization of any Licensed Product under this Agreement, (ii) if Commercialized, that any Licensed Product will achieve any particular pricing or reimbursement amount or any particular sales level, or (iii) anticipated sales or the actual value of any Licensed Product that may be successfully Developed or Commercialized under this Agreement.

7.20

Cooperation on Inter-Party Structure.  The Parties will reasonably cooperate to establish or facilitate an optimal inter-Party financial operational structure (including, if necessary, procedures and agreements among the various Affiliates of the Parties) which is consistent with the economic result contemplated herein, consistent to the extent feasible with each Party’s internal structures and procedures, and not adverse to the Parties financial, economic, or tax positions.

7.21

Resolution of Financial Disputes.  If a Party has a dispute, claim or controversy relating to calculation or reconciliation of (i) Shared Development Costs or (ii) (a)Net Sales, (b) Allowable Expenses, or (c) Other Income, as each (a) through (c) relates to the calculation or reconciliation under the Pre-Tax Profit or Loss Schedule, such Party shall provide such other Party with a written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and each Party agrees that it shall seek to resolve such dispute within [***] Business Days within the Financial Working Group after the date such written notice is received.  If no such resolution is reached by the Parties, the dispute shall be referred to the JSC for resolution, and if the JSC is unable to reach resolution within [***] Business Days, then the dispute shall be resolved in accordance with the procedures set forth in Section 7.22.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Notwithstanding any other provision of this Agreement to the contrary, the obligation to pay any reasonably disputed amount shall not be deemed to have been triggered until such dispute is resolved hereunder, provided that any undisputed portion of such payment shall be paid by the paying Party in accordance with the payment terms set forth in this Agreement.  Any disputed portion of any payment shall be paid by the responsible Party within [***] days after the date on which the Financial Working Group or JSC, as applicable, resolves the dispute.

7.22

Specific Finance Disputes.  If the Parties are unable to reach a mutually acceptable resolution of any dispute falling within Section 7.21 as set forth therein, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Finance Expert”).  The decision of the Finance Expert shall be final, and the costs of such dispute resolution shall be borne by the Party that the Finance Expert has determined owes an amount to the other Party.  Any amounts owed by one Party to the other Party as a result of such resolution shall be paid or reimbursed by the owing Party within [***] days following the applicable decision of the Finance Expert.

7.23

Commercialization of Companion Diagnostics.Reasonably in advance of GSK, or its Affiliates desiring to make a Companion Diagnostic (that is owned or Controlled by GSK or its Affiliates) available for patients in order to generate separate material financial benefit from any Licensed Product, GSK shall notify IDEAYA in writing thereof, and, as a condition of such use, the Parties shall negotiate in good faith on an amendment to this Agreement such that IDEAYA will receive an equitable economic benefit based on revenues generated by such Companion Diagnostic, in consideration of IDEAYA’s grant of licenses under this Agreement and payment of Development Costs for the Development of such Companion Diagnostic in accordance with the terms and conditions of this Agreement.

ARTICLE 8
MAT2A Option; Licenses

8.1

MAT2A Option; License.  Commencing on the Effective Date, IDEAYA hereby grants to GSK the exclusive option to obtain an exclusive, sublicensable (through multiple tiers and in accordance with this Agreement) license under the IDEAYA Technology to make, have made, use, sell, offer for sale and import MAT2A Compounds and MAT2A Products in the Field in the Territory (the “Option”).  GSK may exercise the Option at any time commencing on the Effective Date and (i) if the MAT2A Combination Study has not been Initiated prior to the Option Package Delivery Date, expiring on the date which is [***] after the Option Package Delivery Date, or (ii) if the MAT2A Combination Study has been Initiated prior to the Option Package Delivery Date, expiring [***] after the Option Package Delivery Date  (the time period until such expiration of GSK’s right to exercise the Option, the “Exercise Period”).  To exercise such Option (the “Option Exercise”), GSK shall provide written notice indicating such exercise to IDEAYA prior to expiration of the Exercise Period. The first day on which all of the following have occurred shall be deemed the “Option Closing Date”:  (1) IDEAYA has received such notice of Option Exercise, (2) the HSR Clearance Date has occurred or is deemed inapplicable in accordance with Section 7.6, and (3) IDEAYA has received the Option Fee in accordance with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Section 7.6.  Prior to GSK’s Option Exercise, during the Exercise Period IDEAYA shall (a) disclose to GSK, or make available to GSK by granting to GSK designated personnel access to a virtual data room containing, further Data (in addition to that required under the Option Data Package) including  preclinical, clinical, toxicology, CMC, regulatory documentation necessary for GSK to conduct diligence  (the “MAT2A Program Diligence Data”) within [***] days after the Option Package Delivery Date, and (b) as reasonably requested by GSK, provide GSK with reasonable consultation and assistance to the extent necessary or reasonably useful for GSK to understand and conduct diligence on the Option Data Package and MAT2A Program Diligence Data in a manner and on such timelines to enable GSK to make an informed decision in respect of the Option. Effective solely upon the Option Closing Date (if applicable), IDEAYA shall grant and hereby grants to GSK and its Affiliates an exclusive, royalty-bearing, sublicensable (through multiple tiers) license under the IDEAYA Technology to make, have made, use, sell, offer for sale and import MAT2A Compounds and MAT2A Products in the Field in the Territory during the Term. For clarity, GSK acknowledges and agrees that Section 6.2.8 shall apply if GSK does not timely exercise the Option during the Exercise Period and the Option Closing Date does not occur.

8.2	License Grants to GSK.
8.2.1

IDEAYA hereby grants to GSK and its Affiliates, as of the Effective Date, an exclusive, royalty-bearing, sublicensable (through multiple tiers) license under the IDEAYA Technology to make, have made, use, sell, offer for sale and import (a) WRN Compounds and WRN Products, and (b) POLQ Compounds and POLQ Products, in each case of (a) and (b) in the Field in the Territory during the Term; provided that IDEAYA reserves the right under all such IDEAYA Technology to conduct activities assigned to it under the relevant Collaboration Plan for the WRN Program and POLQ Program; and provided further that such reservation of rights shall terminate upon completion of the WRN Program and POLQ Program, respectively.

8.2.2

IDEAYA hereby grants to GSK and its Affiliates, as of the Effective Date and solely to the extent that it is agreed in the Collaboration Plan applicable to the MAT2A Program that GSK shall conduct GSK MAT2A Preclinical Activities, a non-exclusive, royalty-free, worldwide license to IDEAYA Technology solely to the extent necessary for GSK’s performance of such GSK MAT2A Preclinical Activities under the relevant Collaboration Plan for the MAT2A Program, and for no other purpose whatsoever. The foregoing license shall expire on the earlier to occur of (a) the Option Closing Date; (b) expiration of the Option Period without exercise of the Option; or (c) completion by GSK of the GSK MAT2A Preclinical Activities under the relevant Collaboration Plan for the MAT2A Program.  The foregoing license shall be sublicensable to GSK’s Affiliates and subcontractors solely to the extent such Affiliates and subcontractors are performing any of the GSK MAT2A Preclinical Activities on behalf of GSK under the relevant Collaboration Plan for the MAT2A Program.  For the avoidance of doubt, the foregoing license does not include the right to conduct the MAT2A Combination Study and any license to IDEAYA Technology required for the conduct of the MAT2A Combination Study shall be as set forth in the MAT2A CTCSA.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.3

License Grant to IDEAYA.  GSK hereby grants to IDEAYA as of the Effective Date, a non-exclusive, royalty-free, worldwide license under the GSK Technology solely for the purpose of (i) IDEAYA’s performance of its assigned activities under the relevant Collaboration Plan for the applicable Collaboration Program.  The forgoing licenses are sublicensable to IDEAYA’s Affiliates, Sublicensees, and subcontractors.

8.4

Sublicenses. Each Party shall have the right to grant sublicenses to its Affiliates and shall have the further right to grant sublicenses to Third Parties (each, a “Sublicensee”), and any such sublicenses shall be subject to the conditions set forth in this ARTICLE 8.  Any and all sublicenses shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement applicable to Sublicensees. Each Party shall be responsible for ensuring the compliance of its Sublicensees with all obligations owed to the other Party under this Agreement, shall remain liable to the other Party for all acts and omissions of such Sublicensees and shall remain responsible for performance of all of its obligations to the other Party hereunder.  Neither Party’s grant of any sublicense will not relieve such Party or its Affiliates from any of its obligations under this Agreement.  To the extent GSK grants an exclusive sublicense to any Sublicensee of any rights exclusively licensed from IDEAYA hereunder (an “Exclusive Sublicense”), GSK shall promptly notify IDEAYA thereof and shall promptly thereafter provide IDEAYA with a copy of such Exclusive Sublicense, which copy may be reasonably redact the detailed financial terms of such Exclusive Sublicense agreement and which is deemed Confidential Information of GSK. As a condition precedent to and requirement of any such Exclusive Sublicense, if sales by such Sublicensee are included in Net Sales hereunder, such Sublicensee shall permit audit rights with respect to its reporting of Net Sales that are consistent with those given by GSK hereunder with respect to its sales included in Net Sales.

8.5

No Implied Licenses; Retained Rights.  Each Party acknowledges that the licenses granted under this ARTICLE 8 are limited to the scope expressly granted, and all other rights to Patents and Know-How licensed hereunder are expressly reserved to the Party granting the license to such Patents or Know-How. Without limiting the foregoing, it is understood that where an exclusive license under Patents or Know-How is granted to a Party under this ARTICLE 8 for a particular purpose, the Party granting such license retains all of its rights to such Patents or Know-How for all purposes not expressly licensed.

8.6

Rights in Bankruptcy.  The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction to the maximum extent permitted by Applicable Law.  All rights and licenses granted under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, shall be deemed to be “intellectual property” for the purposes of Section 365(n) or any analogous provisions in any other country or jurisdiction.  The non-bankrupt Party shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain such intellectual property from another entity.  In the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-bankrupt Party shall be entitled to a complete duplicate

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in the non-bankrupt Party’s possession, shall be promptly delivered to it upon its’s written request (a) upon commencement of a bankruptcy proceeding, unless the bankrupt Party continues to perform all of its obligations under this Agreement, or (b) if not delivered pursuant to clause (a) because the bankrupt continues to perform, upon the rejection of this Agreement by or on behalf of the bankrupt Party.  Unless and until the bankrupt Party rejects this Agreement, the bankrupt Party shall perform this Agreement or provide such intellectual property (including all embodiments of such intellectual property) to the non-bankrupt Party, and shall not interfere with the rights of the non-bankrupt Party to such intellectual property, including the right to obtain the intellectual property from another entity.  In the case of an insolvency that is governed by non-U.S. bankruptcy law, the Parties agree that, to the extent not prohibited by the applicable insolvency law, the non-bankrupt Party will be entitled to at least the same rights and protections afforded by the U.S. Bankruptcy Code, including survival of the licenses granted hereunder even if the bankrupt Party revokes or terminates this Agreement and a copy of the embodiments of such intellectual property, without conditions other than any legally required payment of royalties.

ARTICLE 9
CONFIDENTIALITY; Publications and Presentations

9.1

Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, during the Term and for a period of ten (10) years following termination or expiration thereof (provided that with respect to any such Confidential Information which constitutes a bona fide trade secret of such Party as specifically identified by such Party as a trade secret to the other Party, in writing during the Term, such obligations shall continue for as long as such Confidential Information remains a trade secret), each Party will be obligated to keep confidential and not publish or otherwise disclose to a Third Party, and not to use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of a Party’s obligations, or the exercise of such Party’s rights under, this Agreement.  The confidentiality and non-use obligations with respect to a Party’s Confidential Information in this Section 9.1 will not include any information that:

9.1.1	is or becomes part of the public domain through no wrongful act, fault or negligence on the part of the Receiving Party;
9.1.2

can be demonstrated by competent proof to have been in the Receiving Party’s possession prior to initial disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information;

9.1.3	is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.1.4	has been published by a Third Party or otherwise enters the public domain through no fault of the Receiving Party in breach of its contractual obligations to the Disclosing Party; or
9.1.5

can be demonstrated by competent proof to have been independently developed (outside the scope of this Agreement) by or for the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information.

9.2	Authorized Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:
(a)

made in response to a valid order of a court or other governmental authority or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided that the Receiving Party shall, where practicable, first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(b)

made by or on behalf of the Receiving Party to Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval for the Licensed Products as permitted by this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

(c)

made by or on behalf of the Receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining a Patent as permitted by this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

(d)

made by the Receiving Party to its attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, existing or prospective investors, prospective acquirers, prospective lenders or other Third Parties as may be necessary in connection with the performance of this Agreement, in each case, for limited purposes; provided that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Receiving Party set forth herein.

9.3

Injunctive Relief.  Each Party, as a Receiving Party, acknowledges and agrees that due to the unique nature of a Disclosing Party’s Confidential Information, there may be no adequate remedy at law for any breach of its obligations hereunder and that any such breach may allow a Receiving Party or Third Parties unfairly to compete with the Disclosing Party, resulting in irreparable harm to the Disclosing Party. Therefore, notwithstanding the provisions

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of Section 15.1, the Parties agree that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief at the Disclosing Party’s option in either (a) a court of competent jurisdiction where such Disclosing Party resides, or (b) as provided in Section 15.1, as applicable, in addition to whatever remedies it might have at law in connection with any breach or enforcement of a Receiving Party’s obligations hereunder for the unauthorized use or release of any such Confidential Information.

9.4

Data Breach. When transferring Confidential Information, all communications between GSK and IDEAYA will use encryption methods agreed to by the Parties.  Upon discovering any suspected or actual unauthorized disclosure, loss or theft of Confidential Information (a “Data Security Breach”) IDEAYA will send an e-mail to [***] notifying GSK, and upon discovering any suspected or actual Data Security Breach, GSK will send an e-mail to [***], notifying IDEAYA.  The Parties shall work with each other in good faith to identify a root cause and remediate the Data Security Breach.

9.5

Press Releases and Other Public Statements.  Both Parties shall keep the terms of this Agreement confidential and such terms shall be treated as Confidential Information of both Parties in accordance with this ARTICLE 9 (and for clarity subject to Section 9.2), except that each Party may make the publications and presentations described in Sections 9.6 through 9.8 on the terms set forth therein, and each Party may (a) issue a public announcement of the execution of this Agreement in a form attached hereto as Schedule 9.5; (b) disclose the content of the Agreement to existing or prospective attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, existing or prospective shareholders, investors, prospective acquirers, or prospective lenders for limited purposes under obligations of confidentiality and non-use no less restrictive than those in this Agreement; (c) disclose the content as necessary to subcontractors, sublicensees and other bona fide collaboration partners under obligations of confidentiality and non-use similar to those in this Agreement; or (d) as necessary as required by securities regulators, the rules of any stock exchange or as part of any listing of the securities of IDEAYA or GSK on any stock exchange.  Neither Party will use the other’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other's written consent and entering into appropriate trademark or housemark licenses, as applicable.  Any public announcement to be made in accordance with this Section 9.5 will be provided by the publishing Party to the other Party at least [***] days prior to its scheduled release; provided that, if the Party proposing such public announcement cannot provide the reviewing Party with [***] days’ notice due to extraordinary circumstances, such Party will use reasonable efforts to provide the reviewing Party with the proposed public statement for comment at least [***] hours before release. Notwithstanding the foregoing in this Section 9.5, a Party may make subsequent public announcements or press releases of solely of information previously publicly disclosed in accordance with this ARTICLE 9 without the advance written consent of the other Party, so long as (i) such subsequent public announcements or press releases are released without changes to the substantive information provided therein, (ii) are released within [***] months of the original release, and (iii) the information provided therein is still considered accurate and has not been superseded by other subsequent information known by IDEAYA.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.6

Publications by GSK.  Subject to this Section 9.6 and Section 9.7, as between the Parties, GSK shall control all scientific publications relating to all activities undertaken under this Agreement after completion of each Collaboration Program and after the Option Closing Date (if applicable) for the relevant Licensed Compounds and Licensed Products, which publications shall not require the prior written approval of IDEAYA. For clarity, except as may be set forth in the MAT2A CTCSA, GSK shall not publish any information regarding the activities conducted under the MAT2A Program or during the Interim MAT2A Operating Period without the prior written approval of IDEAYA, and IDEAYA shall have the right to make such publications and other disclosures about its activities conducted under the MAT2A Program or Interim MAT2A Operating Period at its sole discretion.

9.6.1

If GSK or its employees or consultants (such as clinical investigators) wish to publish or publicly present any information about a Licensed Product or the results of any activities relating to the research or development of a Licensed Product, which publication contains any of IDEAYA’s Confidential Information, it shall deliver to IDEAYA a copy of the proposed written publication or an outline of an oral disclosure at least [***] days ([***] days in the case of abstracts) prior to submission for publication or presentation. IDEAYA shall respond in writing promptly and in no event later than [***] days ([***] days in the case of abstracts) after receipt of the proposed material, and may have the right to propose modifications to the publication or presentation for confidentiality reasons, or request a reasonable delay in publication or presentation in order to protect patentable information.  If IDEAYA requests a delay to protect patentable information, GSK shall delay submission or presentation for a period not to exceed [***] days to enable relevant patent applications to be filed. Upon expiration of such [***] days, GSK will be free to proceed with the publication or presentation. If IDEAYA reasonably requests modifications to the publication or presentation to prevent disclosure of IDEAYA Confidential Information, GSK shall edit such publication to prevent the disclosure of such information prior to submission of the publication or presentation.

9.6.2	Once a publication or presentation has been approved, GSK may use the information contained in the publication or presentation without seeking further approval.
9.6.3	GSK will ascribe authorship of any proposed publication using accepted standards used in peer-reviewed, academic journals at the time of the proposed publication.
9.6.4	Each publication made in accordance with this Section 9.6 shall not be a breach of the confidentiality provisions contained in Section 9.1.
9.7	Publication of Clinical Information.

9.7.1Notwithstanding anything to the contrary in Section 9.7.2, IDEAYA is responsible for, and has the sole right to, publish clinical Data from the Phase 1 MAT2A Monotherapy Study and Interim MAT2A Activities (a) at its discretion at any time prior to the Option Closing Date, and (b) as required by Applicable Law or IDEAYA’s Internal Policies,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

subject to GSK’s ability to review and delay publication solely under the circumstances specified in Section 9.6.1 applied mutatis mutandis, after the Option Closing Date.

9.7.2Notwithstanding the provisions of this ARTICLE 9, and subject to Sections 9.6 and 9.7.1, GSK shall have the right at any time during and after the Term to (a) publish the results or summaries of results of all clinical studies, observational studies and other studies such a meta analyses, conducted with respect to any and all Licensed Products in any clinical trial register maintained by GSK or its Affiliates and the protocols of such clinical studies on www.clinicaltrials.gov or in each case publish the results, summaries or protocols of such clinical or other studies on such other websites or repositories or at scientific congresses and in peer-reviewed journals within such timescales as required by Applicable Law or GSK’s or its Affiliate’s Internal Policies, irrespective of the outcome of such clinical studies; (b) make information from clinical or other  studies conducted by or on behalf of GSK with respect to a Licensed Product available under its Data Sharing Initiative; and (c) and make any other public disclosures of clinical Data that become required of GSK due to its Internal Policies and procedures or Applicable Laws.

9.8	Collaboration Program Publications. Each JDC shall discuss whether to publish preclinical Data and if so agreed, the JDC will propose a publication strategy for approval by the JSC.

ARTICLE 10

INTELLECTUAL PROPERTY

10.1	Ownership of Intellectual Property.
10.1.1

Pre-Existing Patents and Know-How.  IDEAYA shall retain all of its right, title and interest in, to and under Patents (“IDEAYA Existing Patents”) and Know-How (“IDEAYA Existing Know-How”) Controlled  by IDEAYA and existing prior to the Effective Date (collectively, the “IDEAYA Existing Technology”), and GSK shall retain all of its rights, title and interest in, to and under Patents (“GSK Existing Patents”) and Know-How (the “GSK Existing  Know-How”) Controlled by GSK and existing prior to the Effective Date (collectively, the “GSK Existing Technology”), except to the extent that any such rights are expressly licensed by one Party to the other Party under this Agreement.

10.1.2

Inventorship.  For purposes of this Agreement, the determination of inventorship of any Know-How, whether or not patentable, and Patents claiming such Know-How first invented, discovered, created or developed in the course of performing activities under this Agreement, shall be made in accordance with United States patent law.  Such principles of inventorship shall be used to determine whether a Party solely, or the Parties jointly, invented, discovered, created or developed Know-How arising as a result of the performance of its or their obligations or exercise of its or their rights under this Agreement.

10.1.3

Ownership by GSK. GSK shall be the sole owner of all right, title and interest in and to any Know-How (whether or not patentable) and Patents claiming such Know‑How first invented, discovered, created or developed (a) solely by GSK or by a Third Party

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

acting on behalf of GSK in the performance of activities under this Agreement (with respect to such Third Party, including the conduct of any Collaboration Program), (it being understood that any activities carried out by or on behalf of IDEAYA under this Agreement shall not be construed or interpreted to be carried out by or on behalf of GSK for purposes hereof) or (b) regardless of inventorship, in the conduct of the GSK MAT2A Preclinical Activities that relate solely to the GSK PRMT Product (such Know-How under (a) and (b), the “GSK Arising Know-How”, and such Patents under (a) and (b), the “GSK Arising Patents”), and GSK shall retain all of its right, title and interest thereto, except to the extent that any rights or licenses are expressly granted hereunder by GSK to IDEAYA under this Agreement.  IDEAYA hereby assigns to GSK all of its right, title, and interest to such GSK Arising Know-How and GSK Arising Patents.

10.1.4

Ownership by IDEAYA.  IDEAYA shall be the sole owner of all right, title and interest in and to any Know-How (whether or not patentable) and Patents claiming such Know‑How first invented, discovered, created or developed (a) solely by IDEAYA or by a Third Party acting on behalf of IDEAYA in the performance of activities under this Agreement (with respect to such Third Party, including in the conduct of any Collaboration Program), (it being understood that any activities carried out by or on behalf of GSK under this Agreement shall not be construed or interpreted to be carried out by or on behalf of IDEAYA for purposes hereof), (b) regardless of inventorship, in the conduct of the GSK MAT2A Preclinical Activities that relate solely to the MAT2A Products, or (c) regardless of inventorship, in the conduct of the MAT2A Program or Interim MAT2A Activities, in each case, prior to the Option Closing Date and that solely relate to the MAT2A Products (such Know-How under (a), (b), and (c), the “IDEAYA Arising Know-How”, and such Patents under (a), (b), and (c), the “IDEAYA Arising Patents”), and IDEAYA shall retain all of its right, title and interest thereto, except to the extent that any rights or licenses are expressly granted hereunder by IDEAYA to GSK under this Agreement. GSK hereby assigns to IDEAYA all of its right, title, and interest to such IDEAYA Arising Know-How and IDEAYA Arising Patents.

10.1.5

Joint Ownership.  The Parties shall be the joint owners of all right, title and interest in and to any Know-How (whether or not patentable) and Patents claiming such Know-How first invented, discovered, created or developed either (a) at any time during the Term by or on behalf of IDEAYA on the one hand and by or on behalf of GSK on the other hand, and (b) regardless of inventorship, in the conduct of the GSK MAT2A Preclinical Activities that are not subject to Section 10.1.3 or 10.1.4, including those that relate to the combination of the MAT2A Product and the GSK PRMT Product which were the subject of such GSK MAT2A Preclinical Activities, (collectively, the “Joint Arising Technology”), subject to any rights or licenses that are expressly granted by one Party to the other Party under this Agreement.  Except to the extent either Party is restricted by the licenses granted by one Party to the other Party pursuant to this Agreement, or the covenants contained herein, each Party shall be entitled to practice and license the Joint Arising Technology without restriction and without consent of, or (subject to the financial provisions of this Agreement) an obligation to account to the other Party (and to the extent necessary by way of Applicable Laws of any jurisdiction regarding joint ownership of intellectual property rights, each Party grants the other Party the right and license to do the same), and each Party hereby waives any right it may have under Applicable Laws to require any such consent or accounting.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.1.6

Assignment Obligation. Each Party shall cause all employees, independent contractors, consultants and others who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such person or entity to agree to such assignment obligation despite such Party using reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in and to any Know-How and all intellectual property rights therein to such Party (or to an entity that is obligated to assign such rights to such Party), except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case a Party shall obtain a suitable license, or right to obtain such a license). Further, each Party acknowledges and agrees that it will not intentionally take any action or make any statement that contradicts or negates any such assignment of Know-How or intellectual property rights by its employees, independent contractors, consultants or others who perform activities for such Party under this Agreement.

10.2	Prosecution, Maintenance and Defense.
10.2.1

Subject Patents.  As of the Effective Date and throughout the Territory, GSK shall have the first right, but not the obligation, to prepare, file, prosecute, and maintain each of the Patents within the IDEAYA Technology and Joint Arising Technology, and the GSK Arising Patents (“Subject Patents”); provided that, prior to the Option Closing Date, IDEAYA shall have the first right, but not the obligation, to prepare, file, prosecute and maintain each of the Subject Patents related primarily to MAT2A Compounds and MAT2A Products (the “MAT2A Patents”); provided further, that upon the Option Closing Date, GSK shall assume responsibility for the preparation, filing, prosecution and maintenance of such MAT2A Patents; and provided further, if the Option Closing Date does not occur because GSK does not timely exercise its Option during the Option Period, GSK shall have no rights whatsoever for the preparation, filing, prosecution, maintenance, enforcement, or defense of such MAT2A Patents, which shall automatically cease to be “Subject Patents” upon expiration of the Option Period without GSK’s timely exercise of the Option.  The Patent Liaison for the Party responsible for preparation, filing, prosecution and maintenance as set forth in the foregoing sentence (the “Controlling Party”) shall keep the other Party’s Patent Liaison reasonably informed on a regular basis regarding such activities, including by providing copies of any material communications or correspondence received from relevant patent authorities to such Patent Liaison, and without limiting the generality of the foregoing, provide the other Party’s Patent Liaison with a copy of any proposed filing or correspondence with any patent authority at least [***] days prior to the anticipated filing or submission date thereof to allow such other Party to have a reasonable opportunity to comment and consult on, all such filings or correspondence, and the Controlling Party shall take all such comments of the other Party with respect thereto under good faith consideration.  The Controlling Party will give reasonable notice to the other Party, but in any event at least [***] days advance written notice, before determining to abandon the prosecution, maintenance or defense of any Subject Patent, and the other Party shall, upon receipt of such notice, be entitled to assume and thereafter direct such prosecution, maintenance or defense activities. Upon provision of written notice by the other Party to the Controlling Party of its desire to assume control of such activities, the Controlling Party shall, and shall cause any patent counsel engaged by such Controlling Party to promptly transfer all relevant documents and records, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

provide all such other necessary support to such other Party in order to promptly and fully transfer such activities to the other Party. In such circumstances, the Patent Liaison for the Controlling Party relinquishing direction of the prosecution, maintenance or defense activities will still be kept reasonably informed on a regular basis by the assuming Party’s Patent Liaison regarding, and provided with reasonable opportunity to comment and consult on, all such activities in compliance with the preceding principles in this Section 10.2.1 applied mutatis mutandis.

10.2.2

Patent Costs.  During the Term, GSK shall pay all Patent Costs with respect to Subject Patents covering or claiming, or arising in connection with, the POLQ Program. The Parties shall share all Patent Costs as Shared Development Costs with respect to Subject Patents covering or claiming, or arising in connection with, the WRN Program during the Term until the Regulatory Approval of the first WRN Product.  Following Regulatory Approval of the first WRN Product, GSK shall pay all such Patent Costs in the Net Sales Territory and the Parties shall share such Patent Costs with respect to Profit Sharing Territory as set forth in the Pre-Tax Profit or Loss Schedule. IDEAYA shall pay all Patent Costs with respect to MAT2A Patents until the Option Closing Date if GSK exercises its option to MAT2A.  From and after the Option Closing Date, the Parties shall share all Patent Costs as Shared Development Costs with respect to Subject Patents covering or claiming, or arising in connection with, the MAT2A Program during the Term until the Regulatory Approval of the first MAT2A Product.  Following Regulatory Approval of the first MAT2A Product, GSK shall pay all such Patent Costs in the Net Sales Territory and the Parties shall share such Patent Costs with respect to the Profit-Sharing Territory as set forth in the Pre-Tax Profit or Loss Schedule.

10.2.3

GSK Patents.  GSK shall have the right to pursue and direct, at its own cost and discretion, the preparation, filing, prosecution and maintenance of GSK Existing Patents and any other Patents Controlled by GSK and used in the performance of this Agreement excluding Subject Patents (the “GSK Patents”) and shall have no obligation to keep IDEAYA informed with respect to such activities.

10.2.4

Cooperation.  The Party that is not the Controlling Party will cooperate with the other Party, including furnishing a power of attorney, inventor declaration or assignment documentation, to allow such preparation, prosecution, maintenance or defense activities to be carried out effectively and expeditiously.

10.3	Enforcement Rights
10.3.1

Notification of Infringement. If either Party learns of any infringement or threatened or suspected infringement, or misappropriation or threatened or suspected misappropriation, of any (a) IDEAYA Technology or GSK Technology by the manufacture, use, development or commercialization by a Third Party of a product that competes with a Licensed Product (a “Competing Product”) or (b) Joint Arising Technology, whether or not such Third Party infringement is by a Competing Product (each of (a) and (b), an “Infringement”), such Party shall promptly, but in any event within [***] days of becoming aware of such Infringement, provide notice to the Patent Liaisons describing such Infringement (each, an “Infringement Notice”) and, without limiting the foregoing, in the case of any certification filed

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (the “Hatch-Waxman Act”) where a response is required under Applicable Law (in order to avoid waiving rights), such Party shall provide notice as quickly as possible and in no event later than [***] days prior to the applicable deadline for filing a response.  For clarity, any certification filed under the Hatch-Waxman Act shall constitute an Infringement for the purposes of this Agreement.

10.3.2	Enforcement and Recoveries.
(a)

The Controlling Party shall have the initial right, but not the obligation, to pursue and direct enforcement of the applicable Subject Patent against such Infringement. If the Controlling Party decides not to abate such Infringement by way of enforcing one of more applicable Subject Patents against the relevant Third Parties, the Controlling Party shall inform the other Party of such decision in writing no later than [***] days after such Controlling Party first becomes aware of such Infringement. Upon receiving such notice from the Controlling Party, or if no such action to abate such Infringement is taken by the Controlling Party within such [***] day time period, the other Party shall thereafter immediately become deemed the Controlling Party for the purposes of this Section 10.3.2.  The Controlling Party will keep the other Party reasonably informed through the Patent Liaisons on a regular basis regarding, and provide such other Party with reasonable opportunity to consult and comment on, all enforcement activities in respect of the Subject Patents.  The non-Controlling Party shall have the right, to the extent permitted by Applicable Laws and procedural rules to join, at its own cost and using its own counsel, as a party to the enforcement actions included in such enforcement activities.

(1)Any damages or other monetary awards recovered from the settlement of or judgment from such enforcement actions shall be allocated first to reimburse the Parties for the costs and expenses incurred by it in connection with such enforcement actions (excluding any cost of separate counsel engaged by the non-Controlling Party pursuant to the preceding sentence).  Any amounts remaining will be allocated between the Parties as follows: (i) with respect to Infringement in the Profit-Sharing Territory by a Competing Product in relation to WRN Products or MAT2A Products so long as IDEAYA has not exercised the IDEAYA Opt-Out with respect to the applicable Licensed Product, then in a manner consistent with the applicable split of Pre-Tax Profit and Loss; (ii) with respect to Infringement in the Net Sales Territory by a Competing Product in relation to WRN Products or MAT2A Products, Infringement in the Profit-Sharing Territory by a Competing Product in relation to WRN Products or MAT2A Products if IDEAYA has exercised the IDEAYA Opt-Out with respect to the applicable Licensed Product, or Infringement in the Territory by a Competing Product in relation to POLQ Products, then (X) if GSK is the Controlling Party, to GSK with IDEAYA receiving a royalty on the recovery proceeds in accordance with the provisions of Section 7.12 and (Y) if IDEAYA is the Controlling Party, then [***] to IDEAYA and [***] to GSK; and (iii) with respect to Infringement in the Territory that is not by a Competing Product but against which a Joint Arising Patent is nevertheless enforced by the Controlling Party, then such amounts shall be shared equally by the Parties.

(b)

GSK shall have the right to pursue and direct, at its own cost, enforcement of all GSK Patents.  Any damages or other monetary awards recovered from the settlement of or judgment from such enforcement actions shall be allocated to GSK.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.3.3

Cooperation.  If the Controlling Party brings an enforcement action or proceeding in accordance with Section 10.3.2, then the other Party shall cooperate as reasonably requested in the pursuit of such enforcement action, including if necessary by joining as a party to any such enforcement action for which it is a necessary or indispensable party or taking such other actions as are necessary for standing, furnishing a power of attorney, or for the Controlling Party to otherwise maintain or pursue such enforcement action effectively and expeditiously.

10.3.4

Settlement with a Third Party. The Controlling Party that is controlling an enforcement action shall also have the right to control the settlement of such enforcement action; provided that the Controlling Party shall not settle such enforcement action in any way that imposes a monetary obligation upon the other Party or its Affiliates, or in any way that narrows the scope of, or admits the unenforceability or invalidity of Patents Controlled by the other Party or its Affiliates, or of Patents within the Joint Arising Technology, in all cases without such other Party’s prior written consent.

10.4	Infringement Claims by Third Parties.
10.4.1

Notice; Control.  Each Party shall promptly notify the other Party in writing of (a) any allegation by a Third Party that any Development, Manufacture or Commercialization or other activities with respect to any Licensed Product infringes or misappropriates or may infringe or misappropriate the intellectual property rights of such Third Party (a “Third Party Infringement Claim”).  Each Party shall have the right to control the defense of the Third Party Infringement Claim brought against such Party.

10.4.2

Cooperation; Settlement.  Each Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim through the Patent Liaisons.  Such Party shall provide the other Party with copies of all filings by or correspondence from the counterparty(ies) in any suit or proceeding relating to such Third Party Infringement Claim, and with copies of proposed filings to be filed or material correspondence to be delivered to such counterparty(ies) by the Party defending such Third Party Infringement Claim in such proceedings at least [***] days prior to the anticipated filing or delivery date thereof for the other Party to comment on, and the Party defending such Third Party Infringement Claim shall take all such comments received under good faith consideration.  The Party defending such Third Party Infringement Claim may enter into a settlement or compromise of any Third Party Infringement Claim, provided that, if such settlement or compromise would admit liability on the part of the other Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the other Party or its Affiliates (including by imposing any monetary obligation upon the other Party or its Affiliates or by limiting the scope of or admitting the unenforceability or invalidity of Patents owned or exclusively licensed by the other Party or its Affiliates), then such Party shall not enter into such settlement or compromise without the prior written consent of the other Party.  Any counterclaims of Infringement shall be handled as set forth in Section 10.3.

10.4.3	Costs; Recoveries. All out-of-pocket expenses incurred by a Party in defending a Third Party Infringement Claim (including outside counsel fees), and all amounts

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

payable by either Party as a judgment based on a Third Party Infringement Claim or in settlement of such Third Party Infringement Claim, shall be allocated as follows: (a) with respect to Third Party Infringement Claims directed to the activities conducted hereunder for the WRN Products or MAT2A Products in the Profit-Sharing Territory, so long as IDEAYA has not exercised the IDEAYA Opt-Out for the applicable Licensed Product, then in a manner consistent with the applicable split of Pre-Tax Profit and Loss, (b) with respect to Third Party Infringement Claims directed to the activities conducted hereunder for the WRN Products or MAT2A Products in the Net Sales Territory, then GSK shall be solely responsible for such costs, and (c) with respect to Third Party Infringement Claims directed to the activities conducted hereunder for the POLQ Products and Third Party Infringement Claims directed to the activities conducted hereunder for the WRN Products or MAT2A Products in the Profit-Sharing Territory if IDEAYA has exercised the IDEAYA Opt-Out for the applicable Licensed Product, GSK shall be solely responsible.

10.5

Orange Book.  GSK will have sole decision-making authority with respect to the determination of whether or not to submit IDEAYA Existing Patents, IDEAYA Arising Patents, Patents within the Joint Arising Technology, or any GSK Patent, in each case, which Patents claim or cover a POLQ Product, WRN Product, or, and solely as of and after the Option Closing Date, if applicable, the MAT2A Product to the applicable regulatory authorities for listing in the Orange Book as required under the Hatch-Waxman Act.

ARTICLE 11
Term and Termination

11.1	Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this ARTICLE 11, shall remain in effect until it expires (the “Term”) as follows:
11.1.1

on a Licensed Product–by–Licensed Product and country-by-country basis, this Agreement shall expire on the date of the expiration of all applicable Royalty Terms or Profit-Sharing Terms with respect to such Licensed Product in such country; and

11.1.2

this Agreement shall expire in its entirety upon the expiration of all applicable Royalty Terms and Profit-Sharing Terms under this Agreement with respect to all Licensed Products in all countries in the Territory.

11.1.3

Effect of Expiration.  After expiration of the Term with respect to any Licensed Product in a country pursuant to Section 11.1.1, or with respect to the Agreement in its entirety pursuant to Section 11.1.2, GSK shall have a non-exclusive, fully-paid, royalty-free right and license, with the right to grant sublicenses, under the IDEAYA Technology, to continue to make, have made, use, sell, offer to sell and import each Licensed Product in the Field in such country, or in the case of expiration of the Agreement in its entirety, all Licensed Products in the Field in all countries in the Territory, as applicable.

11.2	Termination for Cause. In addition to any other remedies conferred by this Agreement or by Applicable Law or in equity, either Party may terminate this Agreement with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

respect to Licensed Compounds or Licensed Products directed to a given Target on a per Target basis (e.g. POLQ, WRN, or, solely if the Option Closing Date occurs, MAT2A) if there is an uncured material breach of this Agreement by the other Party with respect to such Licensed Compounds or Licensed Products directed to such Target.  To exercise its termination rights under this Section 11.2, the non-breaching Party shall provide to the breaching Party with written notice, identifying the material breach in reasonable detail and whether the non-breaching Party is intending to terminate this Agreement with respect to the applicable Licensed Compounds or Licensed Products with respect to one or more Targets.  If such breaching Party, upon receiving such written notice identifying such material breach in reasonable detail, fails to cure such material breach within sixty (60) days after the date of such notice of breach is received (or if such breach is curable but cannot reasonably be cured within such sixty (60) day period, then within such reasonable period thereafter as is required to cure such breach), then this Agreement with respect to such particular Target against which the relevant Licensed Product and Licensed Compounds are directed shall terminate, unless there is a good faith dispute with respect to the existence of a material breach or whether such material breach has been cured, and if such alleged breach or failure to cure is contested in good faith by the alleged breaching Party in writing within sixty (60) days of the delivery of the breach notice, then the dispute resolution procedure pursuant to Section 15.1, may be initiated by either Party to determine whether a material breach or a failure to cure has actually occurred.  If either Party so initiates the dispute resolution procedure, then the applicable cure period (and the corresponding termination of this Agreement, in whole or in part), shall be tolled until such time as the dispute is resolved pursuant to Section 15.1.

11.3

Termination by GSK for Convenience.  GSK shall have the right, at its sole discretion, exercisable at any time during the Term to terminate this Agreement with respect to one or more Targets against which the relevant Licensed Compounds or Licensed Products upon ninety (90) days prior written notice to IDEAYA hereunder.  In addition, GSK shall have the right, at its sole discretion, exercisable at any time during the Term to terminate this Agreement in its entirety upon ninety (90) days prior written notice to IDEAYA hereunder.

11.4

Termination for Insolvency.  Either Party may terminate this Agreement in its entirety, effective immediately upon written notice to the other Party if, at any time such other Party (or any Affiliate that controls such Party) (a) files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization (except for solvent reorganization or solvent reconstruction) or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, (b) proposes a written agreement of composition or extension of substantially all of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not be dismissed within ninety (90) days after the filing thereof, (d) proposes to be a party to any dissolution or liquidation, (e) admits in writing its inability generally to meet its obligations as they fall due in the general course or (f) makes an assignment of substantially all of its assets for the benefit of creditors.

11.5

Termination for Patent Challenge.  Except to the extent that this Section 11.5 is unenforceable under the law of the applicable jurisdiction where the applicable Patent is pending or issued, if GSK, its Affiliates, or its Sublicensees directly asserts in its own respective

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

name, or directs a Third Party to assert, an action challenging the validity, scope, or enforceability of any Patent within the IDEAYA Technology with respect to a Target (including a Licensed Compound or Licensed Product relating to such Target) (including for clarity within the relevant Joint Arising Technology) that is then exclusively licensed to GSK under this Agreement (each, a “Patent Challenge” relating to such Target), IDEAYA may terminate this Agreement with respect to such Target (and all Licensed Compounds and Licensed Products relating to such Target) upon thirty (30) days’ written notice to GSK if GSK does not withdraw, or cause to be withdrawn, such Patent Challenge within such thirty (30) day period.  Further, this Section 11.5 shall not apply to any Affiliates of GSK that first become Affiliates of GSK after the Effective Date in connection with a merger or acquisition event, where such Affiliates of GSK were already engaged in a Patent Challenge prior to such merger or acquisition event, so long as GSK causes such Patent Challenge to terminate within sixty (60) days after such merger or acquisition event.

ARTICLE 12
Effects of Expiration or Termination

12.1

Accrued Obligations.  Expiration or termination of this Agreement (in whole or in part) for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any early termination of this Agreement preclude either Party from pursuing any and all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.

12.2

Effects of Termination by GSK for Convenience, or by IDEAYA for GSK Insolvency or Material Breach or Patent Challenge.  If (x) this Agreement is terminated by IDEAYA in its entirety or with respect to one or more Targets against which the relevant Licensed Compounds or Licensed Products are directed as a result of GSK’s uncured material breach, GSK’s bankruptcy, or a Patent Challenge or (y) GSK terminates this Agreement in its entirety or with respect to one or more Collaboration Programs or Licensed Products for convenience (upon any termination under the foregoing clause (x) or (y), then all such terminated Licensed Compounds and Licensed Products directed to such Target shall be deemed “Terminated Compounds” and “Terminated Products”, respectively), and the following will apply:

(a)License Termination.  All licenses granted to GSK under this Agreement with respect to the Terminated Compounds and Terminated Products shall be terminated and of no further force and effect, except to the extent necessary to effect the transition set forth in Section 12.2(c).

(b)Summary of Activities.  Within [***] days after the effective date of such termination, GSK shall provide to IDEAYA a reasonably detailed, accurate summary report of the status and results of its (and its Affiliates’ and Sublicensees’) material Development, Manufacturing and Commercialization activities directed to the Terminated Compounds and Terminated Products prior to the effective date of such termination.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c)Transition Assistance.  Without limiting the generality of the remainder of this Section 12.2(c), the Parties shall effect a seamless, timely transition to IDEAYA or its designee of the then ongoing Development, Manufacturing and Commercialization activities and responsibilities, as applicable, with respect to the Terminated Compounds and Terminated Products in accordance with a transition plan to be negotiated in good faith by the Parties starting as soon as practical, but not later than [***] days after the effective date of termination, so long as the Parties are not in dispute over such termination or where GSK is actively curing a breach as permitted in Section 11.2. The transition plan will set out all relevant terms, including costs required to effect the transition including regarding transfer or completion of on-going clinical studies of Terminated Compounds and Terminated Products, transfer of Regulatory Filings and Regulatory Approvals, assignment or transfer of material Third Party agreements to the extent solely related to the Development, Manufacturing, distribution or Commercialization of Terminated Compounds or Terminated Products and transfer of any filings for trademarks solely relating to the Terminated Compounds or Terminated Products (“Product Marks”), timing and format for transfer of all Data related to the Terminated Compounds or Terminated Products, reasonable accommodations for the supply of Terminated Compounds and Terminated Products or transfer of existing inventory of Terminated Compounds and Terminated Products, and responsibility for prosecution, maintenance, enforcement and defense of Patents comprising Joint Arising Technology Notwithstanding anything to the contrary that may be set forth in such transition plan, GSK hereby assigns to IDEAYA all such Regulatory Filings, Regulatory Approvals, and Product Marks effective as of the effective date of such termination.  Additionally, notwithstanding the foregoing, if GSK terminates the Agreement in its entirety or with respect to a Terminated Compound and Terminated Product in accordance with Section 11.3 as a result of material safety concerns that GSK in good faith determines make the further Development or Commercialization of the applicable Terminated Compound(s) and Terminated Product(s) unreasonable from a scientific, regulatory or ethical perspective, then GSK shall have no obligation to continue any on-going clinical trials of the Terminated Compounds and Terminated Products or enable a Third Party to do the same, or provide any supply of the applicable Terminated Compounds and Terminated Products for Development or Commercial purposes).

(d)License Grant to IDEAYA.  Effective upon any such termination, GSK hereby grants to IDEAYA an exclusive, perpetual, irrevocable, royalty-bearing license, with the right to sublicense (through multiple tiers) under GSK Termination Technology  to make, use, sell, offer for sale and import the applicable Terminated Compounds and Terminated Products in the Field in the Territory as of the effective date of such termination; provided, that if any GSK Termination Technology was in-licensed or acquired from a Third Party, and is subject to payment or other obligations to such Third Party, GSK shall disclose a description of such GSK Termination Technology and such obligations to IDEAYA in writing and such GSK Termination Technology shall be subject to the license granted in this Section 12.2(d) only to the extent IDEAYA agrees in writing to be bound by such obligations and reimburse or pay all amounts owed to such Third Party as a result of IDEAYA’s exercise of such license with respect to such GSK Termination Technology.  In addition, IDEAYA shall pay to GSK a royalty during the applicable Royalty Term on Net Sales of Terminated Products by IDEAYA, its Affiliates or Sublicensees on a Terminated Product-by-Terminated Product and country-by-country basis at a rate of (i) [***] percent ([***]%) if this Agreement is terminated prior to first Clinical Dose Expansion of such Terminated Product;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) [***] percent ([***]%) if this Agreement is terminated after first Clinical Dose Expansion of any such Terminated Product but prior to First Commercial Sale of any such Terminated Product; or [***] percent ([***]%) if this Agreement is terminated after the First Commercial Sale of any such Terminated Product.  For purposes of this royalty obligation, Sections 7.12, 7.13, 7.14, 7.16, 7.17, and 7.18, and applicable definitions used herein and therein shall survive with respect to this royalty obligation, adapted as appropriate, mutatis mutandis, with IDEAYA and its Affiliates and Sublicensees being the selling parties for the applicable Terminated Products subject to this royalty and related obligations.

12.3	Effects of IDEAYA Material Breach.
12.3.1

In the event GSK has the right under Section 11.2 to terminate this Agreement in its entirety or with respect to one or more Licensed Compounds or Licensed Products as a result of IDEAYA’s uncured material breach, and GSK elects to terminate this Agreement or with respect to such applicable Licensed Compounds or Licensed Products, then all licenses granted to GSK under Sections 8.1 or 8.2, as applicable, either in their entirety (if applicable) or only with respect to such Terminated Compounds and Terminated Products, shall be terminated and of no further force and effect.

12.3.2

Further, in the event IDEAYA materially breaches any of its obligations under Section 3.2 and fails to cure such material breach within sixty (60) days after the date of such notice of material breach is received (or if such material breach is curable but cannot reasonably be cured within such sixty (60) day period, then within such reasonable period thereafter as is required to cure such material breach), [***].  GSK may, at its election, with notice of its election but without demand, [***].  If IDEAYA desires to contest GSK’s assertion of any such material breach of Section 3.2 as described under this Section 12.3.2 [***], IDEAYA may elect to initiate dispute resolution under ARTICLE 15 with respect to such matters, but no such election by IDEAYA shall toll or otherwise prevent GSK from exercising its right to take the actions, in accordance with this Section 12.3.2, [***].

12.4

Effects of Expiration of the Exercise Period or Non-Occurrence of Option Closing Date.   In the event that the Agreement is terminated with respect to the MAT2A Target because GSK does not exercise the Option within the Exercise Period, or because the Option Closing Date does not occur, GSK shall have no rights or obligations whatsoever under this Agreement or under any Patents, Know-How, or other intellectual property Controlled by IDEAYA or its Affiliates (including IDEAYA Technology) to make, have made, use, sell, offer for sale and import, or otherwise exploit any MAT2A Compound or MAT2A Product, and, subject to Section 12.7, all other rights with respect to MAT2A Compounds or MAT2A Products set forth in this Agreement, including Section 2.3, shall be terminated.

12.5

Unaffected Programs or Products.  If this Agreement is terminated only with respect to a particular Target or Targets, then all unaffected Licensed Compounds and Licensed Products shall remain in effect in accordance with and subject to the terms and conditions of this Agreement.  Without limiting the foregoing, the rights granted by each Party to the other Party with respect to such Licensed Compounds and Licensed Product that are not subject to the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

termination, shall remain in effect, in accordance with and subject to terms and conditions of this Agreement.
12.6

Return of Confidential Information.  At the written request of the Disclosing Party promptly following the termination of this Agreement, the Receiving Party shall (and shall cause its Affiliates and their respective representatives to) return to the Disclosing Party or destroy all originals of documents (in paper or electronic form) and physical materials then in its possession, and copies thereof, containing Confidential Information received from the Disclosing Party and constituting its exclusive Confidential Information, and destroy all documents and other materials that it created including any such Confidential Information; provided that the Receiving Party may retain in confidence (a) one (1) archival copy of the Confidential Information in its legal files solely to permit the Receiving Party to determine compliance with its obligations hereunder; (b) any portion of the Confidential Information of the other Party which is contained in the Receiving Party’s laboratory notebooks or automatic computer backups; (c) any portion of the Confidential Information of the other Party which a Receiving Party is required by Applicable Law to retain; and (d) any Confidential Information that the Receiving Party has the right to continue to use after the date of the Disclosing Party’s request after termination or expiration of this Agreement, as applicable. Notwithstanding the return or destruction of the documents and tangible items described above, the Parties will continue to be bound by their obligations under ARTICLE 9.

12.7

Survival.  In addition to any other terms or conditions that are otherwise expressly stated to survive elsewhere in this ARTICLE 12, the following provisions shall survive termination or expiration of this Agreement in its entirety, or with respect to a particular Collaboration Program or Licensed Product: Section 9.1– 9.3 (for the period of time provided for in Section 9.1), Section 10.1, 11.1.3, and 13.4 and ARTICLE 1 (Definitions) ARTICLE 12 (Effects of Expiration or Termination), ARTICLE 14 (Indemnification), ARTICLE 15 (Dispute Resolution), and ARTICLE 16 (Miscellaneous).

12.8

Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies at equity or law shall remain available to the Parties except as agreed to otherwise herein.

ARTICLE 13

Representations and Warranties AND Covenants

13.1	Mutual Representations, Warranties and Covenants. Each Party represents and warrants to the other Party as of the Execution Date and the Effective Date, that:
13.1.1

such Party is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority and legal right to enter into this Agreement and to carry out the provisions hereof;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

13.1.2	such Party has the right to grant the licenses to the other Party purported to be granted pursuant to this Agreement;
13.1.3

such Party has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with the terms and conditions hereof;

13.1.4

such Party has received all necessary licenses and certificates with respect to facilities within such Party’s ownership or control sufficient to allow such Party to conduct the activities assigned to such Party under each Collaboration Plan, and such Party is in compliance with the requirements of such licenses and certificates;

13.1.5

the execution, delivery and performance of this Agreement by such Party (a) will not constitute a default under, or conflict with, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, (b) violate any Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and (c) is not prohibited or limited by, and shall not result in the breach of or a default under, any provision of the certificate or articles of incorporation or bylaws of such Party;

13.1.6

Except for any HSR Filings that may be required to comply with the HSR Act, it is not and will not be required to give any notice to any governmental authority or obtain any approval in connection with the execution and delivery of this Agreement;

13.1.7

such Party and its Affiliates have not employed and during the Term, will not employ any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or to its knowledge, any Person who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent);

13.1.8

such Party and its Affiliates performing activities under this Agreement has in place or will have in place prior to its conduct of its activities under the Agreement a written agreement with its employees and other personnel it appoints to perform such activities hereunder to ensure that such Party has sufficient ownership or license rights to any Arising Technology invented, discovered, created or developed by such Party to grant the rights to the other Party as required to be granted under this Agreement;

13.1.9

as relevant to this Agreement: (a) such Party did not employ child labor, forced labor, or cruel or abusive disciplinary practices in the workplace; (b) such Party did not discriminate against any workers on any ground in violation of Applicable Law (including race, religion, disability, gender, sexual orientation or gender identity); and (c) such Party paid each employee at least the minimum wage, provided each employee with all legally mandated benefits, and complies with all  Applicable Laws on working hours and employment rights in the countries in which it operates;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

13.1.10

such Party has complied with Applicable Laws relating to anti-corruption and anti-bribery.  It has not prior to the Execution Date as relevant to this Agreement, and will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, or improperly assisting such Party in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery.  Each Party will use Commercially Reasonable Efforts to prevent subcontractors, agents or any other Third Parties, subject to its control or determining influence, from doing any of the foregoing activities.  For the avoidance of doubt, the foregoing activities include facilitating payments, which are unofficial, improper, small payments or gifts offered or made to Government Officials to secure or expedite a routine or necessary action to which such Party is legally entitled;

13.1.11

such Party shall, and shall cause its Affiliates and its and their respective subcontractors and Sublicensees to, conduct all activities undertaken pursuant to this Agreement in accordance with Applicable Law.

13.2	Representations, Warranties and Covenants of IDEAYA. IDEAYA represents and warrants to GSK, as of the Execution Date and the Effective Date, as follows:
13.2.1	IDEAYA has the right to grant the Option to GSK as purported to be granted pursuant to this Agreement;
13.2.2	IDEAYA owns or otherwise Controls the IDEAYA Existing Patents and IDEAYA Existing Know-How, and that the IDEAYA Existing Patents on Schedule 13.2.2 are solely owned by IDEAYA;
13.2.3

IDEAYA has not entered into any agreement, and shall not enter into any agreement, granting any right, interest or claim in or to, any Licensed Compounds or Licensed Products or the IDEAYA Technology that would conflict or contravene with the rights and licenses or Option granted or required to be granted to GSK in this Agreement and has not granted, and will not grant any right to any Third Party that would conflict or contravene with the rights granted to GSK hereunder;

13.2.4	all IDEAYA Existing Patents are existing and are not invalid or unenforceable in whole or in part;
13.2.5

to IDEAYA’s knowledge, (i) no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate any IDEAYA Existing Patents or IDEAYA Existing Know-How (ii) and there are no activities by Third Parties that would constitute infringement or misappropriation of the IDEAYA Existing Patents or IDEAYA Existing Know-How;

13.2.6	no claim or litigation has been brought or threatened in writing by any Person against IDEAYA alleging, and IDEAYA has no knowledge of any reasonable basis

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

for any such claim or allegation, whether or not asserted, that (a) any IDEAYA Existing Patents are invalid or unenforceable, or (b) except to the extent otherwise disclosed by IDEAYA to GSK prior to such date, the use or practice of any IDEAYA Existing Patents or IDEAYA Existing Know-How, or the disclosing, copying, making, assigning or licensing of any IDEAYA Existing Patents or IDEAYA Existing Know-How, or the exploitation of the Licensed Compounds as contemplated as of the Effective Date, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any issued valid Patent claim of any Third Party;

13.2.7	all information and data provided by or on behalf of IDEAYA to GSK on or before the Effective Date in contemplation of this Agreement was and is true and accurate in all materials respects;
13.2.8

the conception and reduction to practice of any inventions and the use or development of any other information within the IDEAYA Existing Know-How owned by IDEAYA have not, to IDEAYA’s knowledge, constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party; and

13.2.9

IDEAYA, is in material compliance with (i) all Applicable Laws relating to data privacy and data security, including with respect to the collection, use, storage, sharing, transfer, disposition, protection and processing of PII; (ii) all privacy policies and other related policies, programs and other notices of IDEAYA relating to the privacy, protection and security of PII; and (iii) all contractual and other legal requirements to which IDEAYA is subject with respect to the privacy, protection, and security of PII; and has in place reasonable safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on Applicable Law, in each case of (i) through (iii), as applicable to the IDEAYA’s operations and activities directly related to this Agreement.

13.3

Representations, Warranties and Covenants of GSK. GSK represents and warrants to IDEAYA, as of the Execution Date and the Effective Date, as follows, except to the extent otherwise disclosed by GSK to IDEAYA prior to such date:

13.3.1	GSK shall not knowingly engage in any activities that use the IDEAYA Technology in a manner that is outside the scope of the license rights granted to GSK under this Agreement;
13.3.2	GSK shall not bring suit or any claim against IDEAYA asserting that IDEAYA has infringed [***] under the Collaboration Program; and
13.3.3

GSK is in material compliance with (i) all Applicable Laws relating to data privacy and data security, including with respect to the collection, use, storage, sharing, transfer, disposition, protection and processing of PII; (ii) all privacy policies and other related policies, programs and other notices of GSK relating to the privacy, protection and security of PII; and (iii) all contractual and other legal requirements to which GSK is subject with respect to the privacy, protection, and security of PII; and has in place reasonable safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Applicable Law, in each case of (i) through (iii), as applicable to GSK’s operations and activities directly related to this Agreement.
13.4

Disclaimer of Warranty.  EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND BOTH PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

ARTICLE 14
Indemnification

14.1	Indemnification.
14.1.1

Indemnification by IDEAYA. IDEAYA hereby agrees to indemnify, defend and hold harmless GSK and its Affiliates and their respective directors, officers, employees and agents, and the respective successors and assigns any of the foregoing (“GSK Indemnitees”), from and against any and all suits, claims, actions, demands, losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) asserted by a Third Party to the extent arising from (i) any inaccuracy as of the date when made of any of IDEAYA’s representations and warranties hereunder, (ii) an IDEAYA Indemnitee’s breach of this Agreement, gross negligence or willful misconduct, (iii) a IDEAYA’s or any of the IDEAYA Indemnitees’ failure to abide by any Applicable Law, or (iv) the Development, Commercialization, or other exploitation of the Licensed Compounds and Licensed Products by IDEAYA pursuant to this Agreement (including for the avoidance of doubt, the Terminated Compounds and Terminated Products), except to the extent such Losses arise out of (A) Product Claims relating to or asserted in the Profit-Sharing Territory, other than to the extent attributable to gross negligence or willful misconduct of GSK or its Affiliates, Sublicensees or Third Party contractors, or (B) the conduct described in Section 14.1.2(i)–(iv) below.

14.1.2

Indemnification by GSK.  GSK hereby agrees to indemnify, defend and hold harmless IDEAYA and its Affiliates and their respective directors, officers, employees and agents, and the respective successors and assigns of any of the foregoing (“IDEAYA Indemnitees”), from and against any and all Losses asserted by a Third Party to the extent arising from (i) any inaccuracy as of the date when made of any of GSK’s representations and warranties hereunder, (ii) a GSK Indemnitee’s breach of this Agreement, gross negligence or willful misconduct, (iii) a GSK’s or any of the GSK Indemnitee’s failure to abide by any Applicable Law, or (iv) the Development, Commercialization, or other exploitation of the Licensed Compounds and Licensed Products by GSK pursuant to this Agreement, except to the extent such Losses arise out of (A) Product Claims relating to or asserted in the Profit-Sharing Territory other than to the extent attributable to gross negligence or willful misconduct of GSK or its Affiliates, Sublicensees or Third Party contractors, or (B) the conduct described in Section 14.1.1(i)–(iv) above.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

14.1.3

Indemnification Procedures. Upon becoming aware or receipt of notice of any Third Party claim that may be subject to indemnification by the other Party (the “Indemnifying Party”) under this Section 14.1, any GSK Indemnitee or any IDEAYA Indemnitee (each, an “Indemnitee”), as the case may be, shall promptly notify the Indemnifying Party in writing.  The Indemnifying Party shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any action for which indemnification is sought, and if the Indemnifying Party elects to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof.  The Indemnifying Party may settle any action, claim or suit for which the Indemnitee is seeking indemnification; provided that the Indemnifying Party shall first give the Indemnitee advance notice of any proposed compromise or settlement and such Indemnitee provides prior written approval, such approval not to be unreasonably withheld.  The Parties and their employees shall cooperate fully with each other and their legal representatives in the investigation, defense, prosecution, negotiation, or settlement of any such claim or suit.  Each Party’s indemnification obligations under this ARTICLE 14 shall not apply to amounts paid by an Indemnitee in settlement of any action with respect to a Third Party claim, if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably.  In no event shall the Indemnifying Party settle or abate any Third Party claim in a manner that would diminish the rights or interests of the Indemnitee, admit any liability on the part of the Indemnitee, or obligate the Indemnitee to make any payment, take any action, or refrain from taking any action, without the prior written approval of the Indemnitee.

14.2	Insurance.
14.2.1

IDEAYA’s Insurance Obligations.  IDEAYA shall maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are determined to be advisable by IDEAYA, based on advice from insurance professionals, for companies of similar size and with similar resources for the activities to be conducted by it under this Agreement taking into account the scope of the activities for which IDEAYA is responsible hereunder.  IDEAYA shall furnish to GSK evidence of such insurance, upon request.

14.2.2

GSK’s Insurance Obligations.  GSK shall maintain, at its cost, insurance or self-insurance with respect to liabilities and other risks associated with its activities and obligations under this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by GSK under this Agreement.  GSK shall furnish to IDEAYA evidence of such insurance or self-insurance, upon reasonable request.

14.3

LIMITATION OF CONSEQUENTIAL DAMAGES.  EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 14.1, A BREACH OF SECTION 2.3, OR A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9, NEITHER IDEAYA NOR GSK, NOR ANY OF THEIR AFFILIATES OR

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SUBLICENSEES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES, FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES, LOST PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 15
DISPUTE RESOLUTION

15.1

Dispute Resolution.  Except as otherwise pursuant to Sections 5.8, 7.21, or 7.22, or with respect to any matter for which a Party has a final-decision making authority as expressly provided herein, any dispute arising out of or relating to the Agreement, or the breach, termination or validity thereof (a “Dispute”), shall be finally resolved pursuant to the following provisions:

15.1.1

In the event a Dispute arises, the Parties agree that they shall attempt in good faith to resolve the Dispute by negotiation between GSK’s Head of Oncology R&D or Head of Oncology Commercial, as applicable, and IDEAYA’s Chief Executive Officer (or their respective designee with power and authority to resolve such dispute) (each, a “Senior Manager”).  Either Party may refer a Dispute to the applicable Senior Manager of the other Party by serving notice that such Dispute has arisen and demand that negotiations commence (“Notice of Dispute”).

15.1.2

If the Parties’ Senior Managers are unable for any reason to resolve a Dispute within [***] days of service of the Notice of Dispute, the Parties agree that they shall try in good faith to resolve the Dispute by referring it for confidential mediation under the CPR Mediation Procedure in effect at the start of mediation, before resorting to arbitration.  If the Parties cannot agree on a mediator within [***] days after the Dispute was referred to mediation, the mediator shall, upon request by either Party, be appointed by CPR pursuant to CPR Mediation Procedure.  The cost of mediator shall be borne equally by the Parties.

15.2

Arbitration.  Any Dispute not resolved within [***] days (or within such other time period as may be agreed to by Parties in writing) after appointment of the mediator shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”).

15.2.1	Any disputes concerning the propriety of the commencement of the arbitration or the scope or applicability of this agreement to arbitrate shall be finally settled by the arbitrator(s).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

15.2.2	There shall be one or more arbitrators appointed in accordance with the ICC Rules.
15.2.3

The governing law in Section 16.1 shall govern such proceedings. The place of arbitration shall be San Francisco, California, unless otherwise agreed to by the Parties, and the language of the arbitration shall be English.

15.2.4

The arbitrator(s) shall use their best efforts to rule on the Dispute within [***] months after appointment of the arbitrator(s). The determination of the arbitrator(s) as to the resolution of any Dispute shall be binding and conclusive upon the Parties, absent manifest error.  All rulings of the arbitrator(s) shall be in writing and shall be delivered to the Parties as soon as is reasonably possible. Nothing contained herein shall be construed to permit the arbitrator(s) to award punitive, exemplary or any similar damages.  Any arbitration award may be entered in and enforced by a court in accordance with Sections 15.2.5, 15.2.7 and 15.2.10.

15.2.5

Award.  Any award to be paid by one Party to the other Party as determined by the arbitrator(s) as set forth above under Section 15.2.4 shall be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Applicable Law, be charged against the Party resisting enforcement.  Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this ARTICLE 15, and agrees that judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award.

15.2.6	Costs. The arbitrator(s) shall award to the prevailing Party, if any, as determined by the arbitrator(s), the prevailing Party’s cost, fees, and expenses incurred in connection with such arbitration.
15.2.7

Injunctive Relief.  Nothing in this ARTICLE 15 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.  For the avoidance of doubt, nothing in this Section 15.2.7 shall otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 11.2.

15.2.8

Confidentiality.  The arbitration proceeding shall be confidential and the arbitrator(s) shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required by Applicable Law, no Party shall make (or instruct the arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the arbitrator(s) without prior written consent of the other Party.  The existence of any Dispute submitted to arbitration, and any award shall be kept in confidence by the Parties and the arbitrator(s), except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.  Notwithstanding the foregoing, each Party shall have the right to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

disclose information regarding the arbitration proceeding to the same extent as it may disclose Confidential Information of the other Party under ARTICLE 9 above.
15.2.9	Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.
15.2.10

Patent Disputes.  Notwithstanding this Section 15.2, any dispute, controversy or claim to the extent regarding the validity, scope, enforceability, or inventorship of intellectual property rights shall be submitted to a court of competent jurisdiction or patent office in the country in which such intellectual property rights were granted or arose.

ARTICLE 16

MISCELLANEOUS

16.1

Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of laws principles.  The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce and a foreign (non-U.S.) Party.  Notwithstanding the provision in the preceding sentence with respect to the applicable substantive law, any arbitration, decision, or award rendered hereunder and the validity, effect, and interpretation of the arbitration provision shall be governed by the Federal Arbitration Act.

16.2

Assignment.  This Agreement shall not be assignable by either Party in whole or in part to any Third Party without the prior written consent of the other Party(ies) hereto.  Notwithstanding the foregoing, a Party may assign its rights and delegate its obligations under this Agreement, in whole or in part, without any consent of the other Party, to (a) an Affiliate or (b) to a Third Party that acquires all or substantially all of the business or assets of such Party to which the subject matter of this Agreement pertains (whether by merger, reorganization, acquisition, sale of assets, by way of Change of Control or otherwise).

16.3

Change of Control.  Neither Party will be in breach of the restrictions applicable to such Party set forth in Section 2.3 if such Party undergoes a Change of Control with a Third Party (together with such Third Party and its Affiliates following the closing of the applicable Change of Control transaction, the “Acquired Party”) that is (either directly or through an Affiliate, or in collaboration with the Third Party) performing activities with respect to one or more products that would otherwise cause the Party undergoing the Change of Control to be in violation of the terms of Section 2.3 (“Competitive Activities”) applicable to such Party upon the closing of such Change of Control transaction, and such Acquired Party may continue to perform such Competitive Activities with respect to such products after such Change of Control transaction; as long as (a) no [***] by or on behalf of such Acquired Party or its Affiliates in connection with any subsequent performance of Competitive Activities with respect to the applicable products, and (b) such Acquired Party institutes commercially reasonable [***] to ensure the requirements set forth in the foregoing [***] any Competitive Activities and the [***] with respect to the Licensed Compounds or Licensed Products, or [***] of the Parties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Notwithstanding the foregoing, IDEAYA and/or its acquirer shall no longer have any right to (i) be involved in operational aspects of Collaboration Programs, (ii) input or approve any Collaboration Plans, Collaboration Budgets, Development Plans or Development Budgets, or (iii) input into any Commercialization Plans or Commercialization Budgets, unless, in each case, requested by GSK; provided that IDEAYA and/or its acquirer shall continue to have the rights to receive reports and information from GSK as set forth in Sections 6.1.3, 6.2.7, 7.3.1, and 7.12.6.

16.4

Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure and the nonperforming Party promptly provides notice to the other Party.  Such excuse shall be continued so long as the condition constituting Force Majeure continues and the non-performing Party takes reasonable efforts to remove the condition, for up to a maximum of one (1) year, after which time the Parties will negotiate in good faith any modifications of the terms and conditions of this Agreement that may be necessary to arrive at an equitable solution.  To the extent possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure. [***]

16.5

Notices.  Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a nationally recognized private express courier, or by first class mail (registered or certified) to the respective Parties as set forth below. Notices will be deemed effective (a) the next day if sent by courier; or (b) five (5) Business Days after deposit, postage prepaid, if mailed. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section 16.5.

If to GSK:

GlaxoSmithKline

259 E Grand Ave Fifth Floor, Suite 1

San Francisco, CA 94080

Attn: SVP & Head R&D Business Development

With a copy (which shall not constitute notice to):

GlaxoSmithKline

980 Great West Road

Brentford, Middlesex TW8 9GS

United Kingdom

Attn: VP & Head of Legal Business Development & Corporate

If to IDEAYA:

IDEAYA Biosciences, Inc.
7000 Shoreline Court, Suite 350

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

South San Francisco, CA 94080
Attn: Legal Department

With a copy (which shall not constitute notice to):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA, 94025

Attention: [***]

16.6

Export Clause.  Each Party acknowledges that the Applicable Laws of the United States and other Applicable Laws restrict the export and re-export of certain commodities and technical data.  Each Party agrees that it will not export or re-export restricted commodities or technical data of the other Party in any form without the appropriate United States or foreign government licenses.

16.7

Waiver.  The terms and conditions of this Agreement may be waived or released only by a written instrument executed by the Party or Parties waiving or releasing compliance.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

16.8

Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such invalid provisions.

16.9

Entire Agreement.  This Agreement, together with the Schedules attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior or contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the CDA, and all information exchanged between the Parties under the CDA shall be considered Confidential Information exchanged hereunder upon the Effective Date; provided,  that certain Confidential Disclosure Agreement effective as of March 31, 2020 by and among IDEAYA, GlaxoSmithKline LLC, [***] shall remain in full force and effect and is not

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

superseded, amended, or modified by this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of both Parties.

16.10

Independent Contractors.  Nothing herein shall be construed to create a partnership, or any relationship of employer and employee, agent and principal, or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have the authority to bind or obligate the other Party, and neither Party shall represent that it has such authority.  Neither Party shall report the transactions and undertakings contemplated by this Agreement as a partnership for United States federal income tax purposes unless required pursuant to a “final determination” as defined in Section 1313 of the United States Internal Revenue Code.

16.11	Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.
16.12

Further Actions.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

16.13

Supremacy.  To the extent of any express conflict or inconsistency between this Agreement and any Schedule hereto, the terms and conditions of this Agreement shall control. Upon mutual execution of the Parties of the MAT2A CTCSA, the terms of the MAT2A CTCSA shall control to the extent of any conflict with Schedule 3.2.1(b).

16.14

Counterparts.  This Agreement may be executed and delivered (including by PDF or any other electronically transmitted signatures) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.15

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties, their respective permitted successors and assigns, and is not for the benefit of, nor many any provision hereof be enforced by, any other Person other than with respect to the indemnification provisions in ARTICLE 14 and as otherwise expressly set forth herein.

16.16

Interpretation. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine, and neuter forms.  The word “any” will mean “any and all” unless otherwise clearly indicated by context.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Laws herein will be construed as referring to such Applicable Laws as from time to time enacted, repealed, or amended, (c) any reference herein to any Person will be construed to mean the Person’s successors and assigns (after any such succession or assignment), (d) the words “herein”,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

“hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) the word “or” will be interpreted to mean “and/or”, (f) all references herein to Articles, Sections, or Exhibits, unless otherwise specifically provided, will be construed to refer to Articles, Sections, and Exhibits of this Agreement, and (g) the words “include” and “including” will be interpreted to mean “include without limitation” and “including without limitation,” respectively.

[Signature page follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Execution Date by their respective duly authorized representatives as set forth below.

GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 4) LIMITED /s/ Adam Walker By: Adam Walker Its: Director
IDEAYA Biosciences, Inc. /s/ Yujiro S. Hata By: Yujiro S. Hata Its: President and Chief Executive Officer

[SIGNATURE PAGE TO COLLABORATION, OPTION AND LICENSE AGREEMENT]

SCHEDULE 1.152

OPTION DATA PACKAGE

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 3.1

COLLABORATION PLANS AND COLLABORATION BUDGETS

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 3.2.1(b)

MAT2A CTCSA TERMS

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 3.2.5

FORM OF MATERIAL TRANSFER RECORD

Material Transfer Record

From:[•]

To:[•]

We refer to the Collaboration Agreement dated July 24, 2018 (the “Agreement”) between [GSK] and [IDEAYA]

The Materials described below are supplied by [•] to [•] subject to the terms and conditions set out in the Agreement.

Material name
Material type/description
Amount supplied
Approved use

By:______________________________

For and on behalf of [•] as the Materials Transferring Party

______________________________

Date material sent /provided

By:______________________________

For and on behalf of [•] as the Materials Receiving Party

______________________________

Date material received

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 7.15

INVOICING and BANK DETAILS INSTRUCTIONS

A.	All invoices shall include, at a minimum, the following information:

A copy of all invoices in PDF format should be sent via email to Alliance Management copying the Deal Accounting and Alliances Finance department (email: [***]).

Invoice must include the following details:

a.	IDEAYA letterhead.
b.	Bank details – see format below
c.	Contact name and contact number.
d.	Invoice date and invoice number.
e.	Reference stating the contractual clause invoice relates to.
f.	Payment terms and currency, with reference to the relevant clause
g.	Invoice must be addressed to the following company and address:

[***]

For any queries in relation to invoicing, please contact Finance Analyst Deal Accounting and Alliances Finance department (email: [***]).

B.	Bank information details format

a.	IDEAYA shall provide a scan copy of a letter (on its letterhead), signed by finance and scanned into a PDF or ‘read only’ word document i.e. password protected.

b.	The PDF or word file referred to above shall be sent via email to the GSK Alliance Partner and also copying the Deal Accounting and Alliances Finance department (email: [***]).

c.	Please do not disclose the password to any GSK contact.

d.	A verification call by GSK’s Procurement Team will be made to the supplier

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 7.4.1

PRE-TAX PROFIT AND LOSS SCHEDULE

A.General Principles

Pre-Tax Profit or Loss for the Profit-Sharing Territory shall be calculated in accordance with this Schedule 7.4.1 and shall exclude capital expenditures, and any other cost not specifically included in Allowable Expenses, including, by way of example, costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead.

Principles for Calculation of Pre-Tax Profit or Loss

1.

Pre-Tax Profit or Loss shall be calculated for each Calendar Quarter by determining the Net Sales of the applicable Licensed Product in the Profit-Sharing Territory, adding any Other Income and subtracting Allowable Expenses directly attributable and reasonably allocable to such Licensed Product incurred during such Calendar Quarter (the “Pre-Tax Profit or Loss”).

2.

No cost item shall be allocated to more than one cost category, i.e., Net Sales or Allowable Expenses (or any cost item within Net Sales (such as governmental and other rebates) or Allowable Expenses, such as Health Care Reform Fees, etc.).

3.	Costs incurred by GSK in connection with Commercialization shall be allocated to the appropriate category of Allowable Expenses in accordance with GSK’s customary practices for its other products.
4.

Where GSK incurs costs under this Agreement that apply to more than one Licensed Product as well as products or programs that are not included under this Agreement then GSK shall make an equitable allocation of such costs between all of such Licensed Products and other programs and products as applicable, in accordance with GSK’s Accounting Standards such that the applicable Licensed Product does not bear a disproportionate portion of such costs.

5.

All undefined terms shall be construed in accordance with GSK’s Accounting Standards, but only to the extent consistent with their usage and the other definitions in this Schedule 7.4.1 and the Agreement.  To the extent reasonably requested by IDEAYA, GSK shall provide IDEAYA the appropriate back-up detail for Pre-Tax Profit or Loss to enable IDEAYA to state its share of such Pre-Tax Profit or Loss in its applicable Accounting Standard.  In addition, following the Effective Date, each Party shall consider in good faith reasonable procedures proposed by the other Party for sharing financial information in accordance with Section B below and in order to permit each Party to close its books periodically in a timely manner.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.

The Parties shall comply with any reporting requirements under Applicable Law (including securities law).  For the avoidance of doubt, income and withholding Taxes imposed on either of the Parties shall not be included in the calculation of Pre-Tax Profit or Loss.

7.	Nothing in this Schedule 7.4.1 will apply to any Licensed Product for which the Parties are not sharing Pre-Tax Profit or Loss.

B.Reconciliation Procedures.

1.Reporting.

(a)Reporting Generally.  On a Licensed Product-by-Licensed Product basis, within [***] days after the end of each Calendar Quarter beginning with the first Calendar Quarter in which the First Commercial Sale of such Licensed Product occurs, GSK shall provide to the Financial Working Group a report of its calculation of actual Pre-Tax Profit or Loss with respect to such Licensed Product for such Calendar Quarter (each, a “Financial Report”), in such reporting format as the Financial Working Group shall mutually agree upon for use, which reporting format shall be consistent with the categories calculated by GSK in accordance with its Accounting Standards; provided that a preliminary estimate of the Pre-Tax Profit or Loss, in a format agreed by the Financial Working Group, shall be provided by GSK within [***] days following the end of the Calendar Quarter for purposes of financial statement close process and that the Financial Report of GSK’s calculation of Pre-Tax Profit or Loss for the Calendar Quarter in which the First Commercial Sale of a Licensed Product occurs will include any Allowable Expenses incurred by GSK with respect to such Licensed Product prior to such Calendar Quarter (i.e., Allowable Expenses associated with Launch Preparation Activities). Each Financial Report shall specify in reasonable detail, as applicable, the Net Sales, Other Income and Allowable Expenses for such Licensed Product in the corresponding Calendar Quarter received and incurred by GSK or any of its Affiliates or Sublicensees in accordance with this Agreement in such Calendar Quarter.  If requested by IDEAYA or by the Financial Working Group, GSK will promptly provide invoices or other supporting documentation in sufficient detail to permit IDEAYA to confirm the accuracy of the reported cost. GSK will work to ensure that there will be separate invoices with respect to expenses and income so that accounting can be allocated appropriately to activities with respect to Licensed Products for sale in the Profit-Sharing Territory for purposes of calculating Pre-Tax Profit or Loss.

(b)Net Sales Reporting.  Within [***] days after the end of each Calendar Quarter, GSK shall provide the Financial Working Group with a report of the Net Sales for such Calendar Quarter on a Licensed Product-by-Licensed Product basis in the Profit-Sharing Territory in the same format as provided in Section 7.12.6 of the Agreement; provided that a preliminary estimate of the Net Sales for the Calendar Quarter, in a format agreed by the Financial Working Group, shall be provided by GSK within [***] days following the end of the Calendar Quarter for purposes of financial statement close process.

(c)Estimates.  For clarity, the foregoing estimates set forth in Sections B.1(a) and B.1(b) may be based on forecasted numbers and the Parties agree that the final Pre-Tax Profit or Loss or Net Sales, as applicable, reported in the Financial Reports may differ from this estimate.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.Overruns.

(a)GSK shall notify IDEAYA promptly after becoming aware that the anticipated Allowable Expenses to be incurred by GSK for a Licensed Product for a given Calendar Year shall be in excess of the applicable approved Commercialization Budget for such Licensed Product for such Calendar Year.

(b)Following such notification, the Financial Working Group shall discuss the causes of any such increase and evaluate potential mitigation measures to prevent a further increase of Allowable Expenses, as applicable.  To the extent, based on this discussion, the Financial Working Group mutually concludes that the anticipated amount of the concerned category of Allowable Expenses is likely not to exceed [***] of the amounts budgeted (the “Commercialization Permitted Overage”) to be incurred by or on behalf of GSK for its activities for the Licensed Product in such Calendar Year as set forth in the then-current applicable Commercialization Budget, then such anticipated costs or expenses shall be included in the calculation of the applicable Allowable Expenses for the purposes of calculating the Pre-Tax Profit or Loss hereunder.

(c)If the Financial Working Group, in consultation with the JSC, mutually concludes that the anticipated amount of the applicable Allowable Expenses is likely to exceed the Commercialization Permitted Overage (such amount the “Commercialization Excess Costs”) and there are no mitigation measures to prevent such Commercialization Excess Costs, then such Commercialization Excess Costs shall not be included in the calculation of the applicable Allowable Expenses for the purposes of calculating the Pre-Tax Profit or Loss, unless mutually agreed by the Parties through the JSC to be shared.

(d)Notwithstanding the foregoing, any Allowable Expenses that are incurred by GSK as a result of GSK’s failure to use Commercially Reasonable Efforts in connection with performing its obligations hereunder or due to the gross negligence or willful misconduct of GSK or its Affiliates, Sublicensees, or Third Party contractors, whether or not such Allowable Expenses are in excess of [***] of the applicable Commercialization Budget for the applicable Calendar Quarter, shall be borne entirely by GSK.  Further, to the extent that Commercialization Excess Costs are directly attributable to and required by a change in Applicable Laws, a requirement of a Regulatory Authority, a change required to mitigate a safety issue or a Force Majeure event, or are otherwise mutually agreed by the Parties, then such Commercialization Excess Costs shall not be borne solely by GSK and shall be included in the calculation of the applicable Allowable Expenses.

3.Reconciliation and Payment.

(a)Reconciliation Discussion. If IDEAYA has any questions or concerns regarding the calculation of Pre-Tax Profit or Loss reported by GSK in a Financial Report, the Financial Working Group shall endeavor to resolve such questions and concerns within [***] days after the end of each Calendar Quarter.  Additionally, the Financial Working Group may by mutual agreement adjust the timing for notification and/or payment of any reconciliation payments hereunder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)Quarterly Reconciliation Payment.  Unless such timing is otherwise modified by mutual agreement of the Financial Working Group, within [***] Business Days after receipt of the Financial Report provided pursuant to Section B.1(a) above, the Financial Working Group shall confer and mutually agree in writing on a reconciliation report setting out the calculation of any payment to be paid by IDEAYA to GSK or by GSK to IDEAYA, as the case may be (in each case, the “Balancing Payment”) to effect the sharing of Pre-Tax Profit or Loss in accordance with Section 7.4.1 of the Agreement.  In the event of any dispute regarding any Balancing Payment due, the Parties shall use good faith efforts to resolve the dispute provided that, if not so resolved within [***] additional Business Days, such dispute shall be resolved pursuant to Sections 7.21 and 7.22 of the Agreement.  Each Party that is owed a Balancing Payment shall invoice the other Party for the amount of the Balancing Payment due and the other Party shall pay such invoiced amount within [***] days after such invoice is delivered; provided that, in the event of any dispute regarding the Balancing Payment due, the undisputed portion of such Balancing Payment shall be paid in accordance with the foregoing timetable by the applicable Party, and the remaining, disputed portion shall be paid in accordance with Sections 7.21 and 7.22 of the Agreement.

C.Financial Definitions

The following definitions, along with capitalized terms that are defined elsewhere in the Agreement, shall apply for the purposes of calculating Pre-Tax Profit or Loss.  If a financial term is not defined in this Schedule 7.4.1, or elsewhere in the Agreement, then such term shall, on a Licensed Product-by-Licensed Product basis, be defined by mutual agreement of the Financial Working Group.  For purposes of the following definitions, the terms “costs” and “expenses” shall mean all direct Third Party invoiced costs and Commercial FTE Costs, unless otherwise expressly provided herein.  Additionally, in no event shall a particular cost or expense (i) be counted more than once as part of calculating Allowable Expenses, even if falling under more than one category of Allowable Expense hereunder or (ii) be counted separately as an Allowable Expense if otherwise already accounted for as part of determining Allowable Expenses.

“Allowable Expenses” means the sum of the following costs and expenses incurred during the Term by GSK or its Affiliates, in the conduct of Commercialization of the applicable Licensed Products for the Profit-Sharing Territory in accordance with this Agreement during the applicable Calendar Quarter, each to the extent incurred and recorded as an expense in accordance with the applicable Accounting Standards:

[***].

Allowable Expenses shall include, subject the annual Commercialization Budget, all Third Party invoiced expenses as well as Commercial FTE Costs reasonably necessary and directly attributable and reasonably allocable to the Licensed Products for sale in the Profit-Sharing Territory, either direct expenses or expenses that shall be allocated based on a percent of effort, costs driver, or other reasonable basis used in the normal course of business.  Upon request by either Party, the Financial Working Group shall review the methodology used to allocate expenses in connection with the calculation of Allowable Expenses.  If the Financial Working Group does not approve such methodology, the Financial Working Group shall mutually agree upon a revised methodology.  Notwithstanding any other clauses in this Schedule 7.4.1, Allowable Expenses shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

exclude costs that result from the gross negligence or willful misconduct of GSK or its Affiliates, Sublicensees, or Third Party contractors.  “Net Sales” and “Other Income” shall not include any deductions that are included in “Allowable Expenses”.  No Development Cost item may also be an Allowable Expense item, and vice-versa.

“[***]” means amounts [***] to the extent consistent with GSK’s or its Affiliate’s business practices for its other products, if not deducted [***], and provided that any amounts actually [***] shall be deducted from Allowable Expenses.

“[***]” means, as applicable with respect to any period, the FTE Rate(s) for Commercialization activities other than Commercial Manufacture, multiplied by the number of FTEs directly relating to performing such Commercialization activities in accordance with the applicable Commercialization Plan under this Agreement, during such period.

“[***]” means Manufacturing Costs directly attributable and reasonably allocable to the Manufacture of a given Licensed Product (including the cost of API) for Commercialization of such Licensed Product in the Profit-Sharing Territory.  “Commercial Manufacture Costs” shall not include any costs of activities conducted for supply of Licensed Products for which the Parties are not sharing Pre-Tax Profit or Loss.

“v” means costs and expenses incurred by or on behalf of GSK that are directly attributable and reasonably allocable to the [***] for sale in the Profit-Sharing Territory, including: (a) [***]; (b) [***]; (c) reasonable and customary [***]; and (d) to the extent not paid for by customers, [***], but for clarity, excluding in each case ((a) through (d)) any such amounts to the extent included as a [***].  [***] shall not exceed [***] of [***].

“[***]” means the annual fee paid to the [***] as defined in the [***] and similar [***] in the Profit-Sharing Territory to the extent directly attributable and reasonably allocable to the applicable Licensed Product and not included as a [***].  If any similar [***] is legislated or rule created in the Profit-Sharing Territory directly attributable and reasonably allocable to the applicable Licensed Product, this shall also be included as an Allowable Expense to the extent directly attributable and reasonably allocable to the applicable Licensed Product and not included as a deduction in calculating Net Sales.

“[***]” means, to the extent not included in Development Costs and not covered in the applicable Development Plan, costs incurred in the [***] of the applicable Licensed Product for sale in the Profit-Sharing Territory, and related [***], including, in each case to the extent directly attributable and reasonably allocable to such Licensed Product:

(1) [***];

(2) [***];

(3) [***] expenses directly attributable and reasonably allocable to such Licensed Product such as [***], provided that if professional staff support more than one product then their expenses shall be allocated based on a percent of effort or other reasonable basis used in the normal course of business;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(4) [***], which means [***] supports more than one product, then the expenses shall be allocated based on a percent of effort or other reasonable basis used in the normal course of business;

(5) [***], which means [***] directly attributable and reasonably allocable to a Licensed Product for sale in the Profit-Sharing Territory; provided that, if employees provide this service, then such employees’ Commercial FTE Costs; provided further that if an employee supports more than one product, then the Commercial FTE Costs shall be allocated based on a percent of effort or other reasonable basis used in the normal course of business; and

(6) [***], which means expenses reasonably necessary and directly attributable and reasonably allocable to the applicable Licensed Product, such as [***] directly attributable and reasonably allocable to such Licensed Product.

[***] will specifically exclude the costs of activities to the extent such activities promote (a) [***], (b) products other than the Licensed Products for sale in the Profit-Sharing Territory, or (c) Licensed Products outside the Profit-Sharing Territory.

“[***]” means expenses reasonably necessary and directly attributable and reasonably allocable to the Licensed Products for sale in the Profit-Sharing Territory or allocated on a percent of effort or other reasonable basis used in the normal course of business, [***].

“[***]” means any payment, income, or other consideration (other than Net Sales) received by GSK or its Affiliates from a Third Party [***], and any payment, income, or other consideration received pursuant to [***] of the Agreement consistent with [***] of the Agreement.

“[***]” means a [***] that is subject to sharing of Pre-Tax Profit or Loss for which IDEAYA has not exercised the IDEAYA Opt-Out, [***].

“[***]” means, to the extent not subject to GSK’s indemnification obligations under this Agreement, expenses directly attributable and reasonably allocable to the v a Licensed Product in the Profit-Sharing Territory, v Licensed Product, [***] Licensed Product and [***] Licensed Product, in each case incurred with respect to a [***]; provided that [***].  For clarity, [***] shall exclude expenses associated with any [***] Manufacture of the Licensed Product.

“[***]” means, with respect to a Licensed Product for which Regulatory Approval has been obtained in the Profit-Sharing Territory, [***] to the extent directly attributable and reasonably allocable to such Licensed Product in the Profit-Sharing Territory, including Third Party invoiced costs and Commercial FTE Costs of personnel, or if personnel support more than one product, then the expenses shall be allocated based on a percent of effort or other reasonable basis used in the normal course of business, consultants and agents engaged in the maintenance of Regulatory Approvals or in activities relating to obtaining and maintaining pricing or reimbursement approvals, and costs to establish, maintain and enforce the Product Marks associated with such Licensed Products the Profit-Sharing Territory.

“[***]” means, with respect to the applicable Licensed Product in the Profit-Sharing Territory:

(1) [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(2) [***] and directly attributable and reasonably allocable to such Licensed Product, allocated on a [***], directly attributable and reasonably allocable to the [***].

“[***]” means, to the extent not subject to GSK’s or IDEAYA’s [***] under this Agreement, amounts paid to Third Parties by GSK or its Affiliates (including [***], excluding any such amounts attributable to [***], which amounts will be borne solely by GSK.

“v” means out-of-pocket expenses incurred by either Party or its Affiliates in [***] specifically relating to a Licensed Product for sale in the Profit-Sharing Territory, and amounts payable by either Party or its Affiliates as a [***].

“[***]” means any and all [***] payments made by GSK or its Affiliates to any Third Party with respect to [***] by Third Parties that GSK reasonably determines, after [***] of performing Commercial Manufacture or other Commercialization of a Licensed Product in the Profit-Sharing Territory.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 9.5

Form of Press Release

IDEAYA and GSK Announce a Broad Partnership in Synthetic Lethality, an Emerging Field in Precision Medicine Oncology

‒	Partnership covers three IDEAYA Synthetic Lethality programs - MAT2A, Pol Theta and Werner Helicase, and will explore combinations between IDEAYA and GSK programs

‒

IDEAYA will receive a $100 million upfront cash payment, and $20 million equity purchase of IDEAYA common stock in a direct private placement, and a potential $50 million cash option exercise fee for the MAT2A program.  IDEAYA is also entitled to receive potential preclinical, clinical and sales milestones

‒	IDEAYA will receive a 50% US profit share for the MAT2A and Werner Helicase programs and is responsible for 20% of global development costs for products being developed with GSK

South San Francisco, CA, and London, United Kingdom, June 16, 2020 – IDEAYA Biosciences, Inc. (Nasdaq: IDYA) and GlaxoSmithKline plc (GSK) announce a strategic partnership in Synthetic Lethality, an emerging field in Oncology.

The strategic partnership includes IDEAYA’s Synthetic Lethality programs MAT2A, Pol Theta, and Werner Helicase programs, which are projected to reach clinical trials within the next three years.  IDEAYA has solved the crystal structures for each of its MAT2A, Pol Theta and Werner Helicase programs, enabling structure-based drug design, and has demonstrated in vivo proof of concept in relevant animal models for its MAT2A and Pol Theta programs.

Synthetic Lethality is one of four core research focus areas for GSK in oncology. In synthetic lethality, cells tolerate the loss of single genes in isolation but not together in combination. When tumor suppressor genes are functionally lost in cancer, this mode of action can be used to exploit tumor-specific vulnerabilities through new medicines for patients with cancer.

“GSK is the ideal strategic partner for IDEAYA, as this partnership enables compelling potential combinations and the opportunity to build the industry leading Synthetic Lethality pipeline that targets molecularly defined populations in several major solid tumors, including potentially lung, prostate, breast, colorectal, and ovarian cancer,” said Yujiro S. Hata, Chief Executive Officer and President, IDEAYA Biosciences.

IDEAYA will lead the MAT2A program through early clinical development.  IDEAYA is responsible for all costs of the MAT2A program prior to the GSK option exercise.  Thereafter, IDEAYA is responsible for 20% of global development costs.

IDEAYA will receive a 50% US profit share and ex-US royalties for the MAT2A and Werner Helicase programs and is responsible for 20% of global development costs for licensed products being developed with GSK.  IDEAYA will receive global royalties for the Pol Theta program, and GSK will cover all research,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

development, and commercialization costs. GSK will be responsible for all commercialization activities and costs globally for licensed products. The collaboration agreement is conditional upon customary conditions including regulatory review by the appropriate regulatory agencies under the Hart-Scott-Rodino Act.

“GSK and IDEAYA have a vision to bring the next generation of innovative precision medicine therapies to patients utilizing the approach of Synthetic Lethality, and a highly complementary pipeline that has the potential to deliver transformative benefit for patients,” said Michael Dillon, Ph.D., Chief Scientific Officer, IDEAYA Biosciences.

IDEAYA Conference Call

At 5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time today, IDEAYA's management will host a conference call and a simultaneous webcast presentation to discuss the transaction.  The webcast presentation call can be accessed during the call by visiting the “Investors / News and Events / Presentation” section of IDEAYA’s website at www.ideayabio.com. Please connect to the website prior to the start of the call to allow adequate time for any software download that may be required. A replay of the webcast will be available through approximately fourteen days following the live presentation webcast.

About IDEAYA Biosciences

IDEAYA is an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with small molecule drug discovery to select patient populations most likely to benefit from the targeted therapies IDEAYA is developing.  IDEAYA is applying these capabilities across multiple classes of precision medicine, including direct targeting of oncogenic pathways and synthetic lethality – which represents an emerging class of precision medicine targets.

___________________

About GSK in Oncology

GSK is focused on maximising patient survival through transformational medicines. GSK’s pipeline is focused on immuno-oncology, cell therapy, cancer epigenetics, and synthetic lethality. Our goal is to achieve a sustainable flow of new treatments based on a diversified portfolio of investigational medicines utilising modalities such as small molecules, antibodies, antibody drug conjugates and cells, either alone or in combination.

About GSK

GSK is a science-led global healthcare company with a special purpose: to help people do more, feel better, live longer. For further information please visit www.gsk.com/about-us.

___________________

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the potential for cash payments related to MAT2A program option exercise and preclinical, clinical and sales milestones, (ii) the potential clinical combination of IDEAYA and GSK programs, (iii) the timing of IDEAYA’s Synthetic Lethality programs reaching clinical trials, (iv) the potential for an industry leading pipeline and potential solid tumor types to be addressed, and (v) the ability to deliver transformative value to patients. Such forward-looking statements involve substantial risks and uncertainties that could

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes including Hart Scott Rodino Antitrust Improvements Act clearance, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on May 12, 2020 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Cautionary statement regarding forward-looking statements

GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D "Risk Factors" in the company's Annual Report on Form 20-F for 2019 and any impacts of the COVID-19 pandemic.

Registered in England & Wales:

No. 3888792

Registered Office:

980 Great West Road

Brentford, Middlesex

TW8 9GS

___________________

Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
investor@ideayabio.com

GSK enquiries:
UK Media enquiries:	Simon Steel	+44 (0) 20 8047 5502	(London)
	Tim Foley	+44 (0) 20 8047 5502	(London)
US Media enquiries:	Kristen Neese	+1 804 217 8147	(Philadelphia)
	Kathleen Quinn	+1 202 603 5003	(Washington DC)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Analyst/Investor enquiries:	Sarah Elton-Farr	+44 (0) 20 8047 5194	(London)
	Danielle Smith	+44 (0) 20 8047 0932	(London)
	James Dodwell	+44 (0) 20 8047 2406	(London)
	Jeff McLaughlin	+1 215 751 7002	(Philadelphia)
	Frannie DeFranco	+1 215 751 4855	(Philadelphia)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 13.2.2

IDEAYA Existing Patents

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT A

PRIVATE PLACEMENT

[Form of stock purchase agreement]

[***]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.